      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2003

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                   ALCAN INC.
             (Exact name of Registrant as specified in its charter)

                 CANADA                                    3334                                NOT APPLICABLE
    (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification No.)
             incorporation                            Classification
            or organization)                           Code Number)

                          1188 SHERBROOKE STREET WEST
                        MONTREAL, QUEBEC, CANADA H3A 3G2
                           TELEPHONE: (514) 848-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                           ROY MILLINGTON, SECRETARY
                                   ALCAN INC.
                          1188 SHERBROOKE STREET WEST
                        MONTREAL, QUEBEC, CANADA H3A 3G2
                                 (514) 848-8000
(Name, address, including zip code and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

                     DONALD R. CRAWSHAW                                            SCOTT D. MILLER
                  SULLIVAN & CROMWELL LLP                                      SULLIVAN & CROMWELL LLP
                      125 BROAD STREET                                          1870 EMBARCADERO ROAD
                  NEW YORK, NEW YORK 10004                                   PALO ALTO, CALIFORNIA 94303
                       (212) 558-4000                                               (650) 461-5600

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described herein have been satisfied or waived.
                             ---------------------
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED             REGISTERED(2)          PER SHARE             PRICE(3)       REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Alcan Common Shares, without nominal or par
  value, together with Alcan Common Share
  Purchase Rights(1).........................      26,769,782         Not Applicable      $632,780,900.11          $51,192
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Each Alcan Common Share includes one right to purchase additional Alcan Common Shares pursuant to Alcan's Shareholder Rights Plan, as described under "Comparison of Shareholders' Rights." The value attributable to the Alcan Common Share purchase rights, if any, is reflected in the market price of Alcan Common Shares, and no separate consideration will be received for these Alcan Common Share purchase rights.

(2) Based on (a)(i) 37,131,156 Pechiney Common Shares, nominal value E15.25 per share, estimated to be held by U.S. persons as of the date hereof (including Pechiney Common Shares underlying the outstanding American Depositary Shares of Pechiney), and (ii) the exchange ratio of 3 Alcan Common Shares for every 5 Pechiney Common Shares pursuant to the offer, (b)(i) 490,968 Pechiney Bonus Allocation Rights estimated to be held by U.S. persons as of the date hereof, each exchangeable for Pechiney Common Shares at a ratio of 10 Pechiney Bonus Allocation Rights per Pechiney Common Share and (ii) the exchange ratio of 3 Alcan Common Shares for every 50 Pechiney Bonus Allocation Rights pursuant to the offer, and (c) an additional 4,461,630 Alcan Common Shares that may be resold in the United States following the offer. Paragraphs (a) and (b) represent the number of Alcan Common Shares issuable in exchange for all Pechiney securities held by U.S. persons upon consummation of the offer assuming that 45% of the Pechiney Common Shares and Pechiney Bonus Allocation Rights are held by U.S. persons. The Alcan Common Shares are not being registered for the purpose of sales outside the United States.

(3) Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of calculating the registration fee, the registration fee was computed on the basis of the market value of: (a) the total number of Pechiney Common Shares estimated to be held by U.S. persons as of the date hereof (including Pechiney Common Shares underlying Pechiney's outstanding American Depositary Shares) to be acquired by Alcan upon the consummation of the offer if all of such Pechiney Common Shares are acquired in the offer and based on the average of the high and low prices of the Pechiney Common Shares reported on Euronext Paris on July 1, 2003; (b) the total number of Pechiney Bonus Allocation Rights estimated to be held by U.S. persons as of the date hereof to be acquired by Alcan upon the consummation of the offer if all of such Pechiney Bonus Allocation Rights are acquired in the offer and based on the average of the high and low prices of the Pechiney Bonus Allocation Rights reported on Euronext Paris on July 1, 2003, and (c) an additional 4,461,630 Alcan Common Shares that may be resold in the United States following the offer, less $949,171,350.16, the estimated maximum aggregate amount of cash to be paid by Alcan in the offer in exchange for such securities.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

PROSPECTUS                                                U.S. OFFER TO EXCHANGE

                  SUBJECT TO COMPLETION. DATED JULY   , 2003.

                                  (ALCAN LOGO)

                   OFFER TO EXCHANGE PECHINEY COMMON SHARES,
                   PECHINEY BONUS ALLOCATION RIGHTS, PECHINEY
                OCEANES AND PECHINEY AMERICAN DEPOSITARY SHARES

We are offering to exchange:

     - 3 Alcan Common Shares and E123 in cash for every 5 Pechiney Common
       Shares;

     - 3 Alcan Common Shares and E123 in cash for every 50 Pechiney Bonus Allocation Rights (10 Pechiney Bonus Allocation Rights being exchangeable for one Pechiney Common Share);

     - E81.70 in cash for each Pechiney OCEANE (obligations a option de conversion en actions nouvelles et/ou d'echange en actions existantes); and

     - 3 Alcan Common Shares and E123 in cash for every 10 Pechiney American Depositary Shares, or Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share), tendered.

If you hold Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs, then, in lieu of this mix of Alcan Common Shares and cash, you may make the following elections with respect to the consideration you wish to receive:

     - You may elect to receive 3 Alcan Common Shares for each 2 Pechiney Common Shares, each 20 Pechiney Bonus Allocation Rights or each 4 Pechiney ADSs that you tender; or

     - You may elect to receive E41 in cash for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs that you tender.

You are not required to make the same election for all of the Pechiney securities that you tender, and you may make either of these elections for all or some of the Pechiney securities that you tender. However, these elections are subject to a proration and allocation procedure that will ensure that 40% of the tendered Pechiney Common Shares (including, for the purposes of this calculation, the Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs) are exchanged for Alcan Common Shares and 60% are exchanged for cash (excluding the effect of the treatment of fractional shares that would otherwise be issued). See "The Offers-Terms of the Offers" on page 45.

The cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using the noon buying rate, as published by the Federal Reserve Bank of New York, on the business day prior to the settlement date.

In this prospectus, the Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs are referred to collectively as the Pechiney securities.

THIS OFFER WILL EXPIRE AT             , NEW YORK CITY TIME ON             ,
2003, UNLESS IT IS EXTENDED OR UNLESS IT LAPSES OR IS WITHDRAWN PRIOR TO THAT TIME PURSUANT TO THE CONDITIONS DESCRIBED IN THIS PROSPECTUS. YOU MAY WITHDRAW ANY PECHINEY SECURITIES TENDERED AT ANY TIME PRIOR TO THE EXPIRATION.

Alcan's offer to acquire all of the outstanding Pechiney securities is being made through two separate offers:

     - a U.S. offer open to all holders of Pechiney securities who are located in the United States, and

     - a French offer open to all holders of Pechiney securities who are located in France and to holders of Pechiney securities who are located outside of France if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.

These offers together are being made for all issued and outstanding Pechiney securities, as well as for all Pechiney Common Shares that are held as treasury stock and all Pechiney Common Shares that are or may become issuable prior to the expiration of the offers due to the conversion of outstanding Pechiney OCEANEs or the exercise of Pechiney stock options. The completion of the offers is subject to certain conditions. For a discussion of the conditions, see "The Offers -- Conditions Precedent." Subject to applicable law and regulation, we reserve the right to modify or waive certain of these conditions in our discretion.

Pechiney Common Shares are listed on Euronext Paris and quoted on SEAQ International in London. Pechiney Bonus Allocation Rights and Pechiney OCEANEs are listed on Euronext Paris and Pechiney ADSs are listed on the New York Stock Exchange. Euronext Paris has announced that Pechiney Bonus Allocation Rights will no longer be listed after August 4, 2003.

Alcan Common Shares are listed on the New York Stock Exchange under the symbol "AL", the Toronto Stock Exchange under the symbol "AL.TO", the London Stock Exchange under the symbol "ALq.L" and the SWX Swiss Exchange under the symbol "AL.S". Alcan will apply to list its Alcan Common Shares on Euronext Paris, subject to the successful completion of the offers.

This prospectus contains detailed information concerning the U.S. offer for Pechiney securities and the proposed combination of Alcan and Pechiney. We recommend that you read this prospectus carefully.

The Dealer Manager for the U.S. offer is Morgan Stanley & Co. Incorporated.

FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THIS OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 19.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THIS OFFER OR HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

THIS PROSPECTUS HAS NOT RECEIVED THE VISA OF THE FRENCH COMMISSION DES OPERATIONS DE BOURSE. ACCORDINGLY, THIS PROSPECTUS MAY NOT BE USED TO MAKE OFFERS OR SALES IN FRANCE IN CONNECTION WITH THE OFFER DESCRIBED HEREIN.

THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES PURSUANT HERETO, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH JURISDICTION.

                THE DATE OF THIS PROSPECTUS IS           , 2003

                             CERTAIN DEFINED TERMS

Unless otherwise specified or if the context so requires:

     - References in this prospectus to "ALCAN," the "COMPANY," "WE," "US" or "OUR" refer to Alcan Inc., a Canadian corporation, and, where applicable, its consolidated subsidiaries.

     - References to "PECHINEY" refer to Pechiney, a French societe anonyme, and, where applicable, its consolidated subsidiaries.

                     INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates important business and financial information about Alcan and Pechiney by reference and, as a result, this information is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge. You may also obtain documents incorporated by reference into this prospectus from the Securities Exchange Commission Internet site at the URL (or "uniform resource locator") http://www.sec.gov or by requesting them in writing or by telephone from the information agent for these offers:

TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST REQUEST THEM NO LATER
THAN           , 2003. For a list of those documents that are incorporated by reference into this prospectus, see "Additional Information for Securityholders -- Incorporation of Certain Documents by Reference" on page 109.

In addition, you may obtain additional information on Alcan and Pechiney from various public sources. For a list of such sources, please see "Additional Information for Securityholders -- Incorporation of Certain Documents by Reference" on page 109.

                               TABLE OF CONTENTS

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION.....   iii
  Accounting Principles.....................................   iii
  Currencies................................................   iii
  No Internet Site is Part of This Prospectus...............   iii
  Pechiney Information......................................    iv
QUESTIONS AND ANSWERS ABOUT THE OFFERS......................     v
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     1
SUMMARY.....................................................     2
  Alcan.....................................................     2
  Pechiney..................................................     2
  Reasons for the Offers....................................     3
  Terms of the Offers.......................................     4
  Summary Selected Historical Consolidated Financial Data of
     Alcan..................................................    13
  Summary Selected Historical Consolidated Financial Data of
     Pechiney...............................................    14
  Selected Unaudited Pro Forma Combined Financial
     Information; Unaudited Pro Forma Combined
     Capitalization.........................................    15
  Comparative Per Share Market Information..................    17
  Summary Selected Comparative Historical and Pro Forma Per
     Share Data.............................................    18
RISK FACTORS................................................    19
THE OFFERS..................................................    27
  Reasons for the Offer.....................................    27
  History of Alcan and Background of the Offers; Past
     Contacts, Transactions, Negotiations and Agreements....    31
  Chronology of the Decision-Making Process for the
     Offers.................................................    32
  Financial Analysis of the Offers..........................    34
  Source and Amount of Funds................................    44
  Terms of the Offers.......................................    45
  Conditions Precedent......................................    47
  Grounds for Withdrawing the Offers........................    48
  Expiration Date; Subsequent Offering Period...............    48
  Compulsory Acquisition....................................    49
  Effect of the Offers on the Market for Pechiney
     Securities.............................................    49
  Fractional Shares.........................................    50
  Procedures for Tendering Pechiney Securities..............    51
  Withdrawal Rights.........................................    55
  Acceptance and Return of Pechiney Securities..............    55
  Delivery of Alcan Common Shares and Cash..................    56
  Fees and Expenses.........................................    56
  Listing of Alcan Common Shares............................    57
  Treatment of Pechiney Stock Options and Pechiney Employee
     Shareholding Plan......................................    57
  Future Dividend Policy of Pechiney........................    57
  Regulatory Approvals......................................    57
  Comparison of the Rights of Pechiney Shareholders and
     Alcan Shareholders.....................................    57
  Accounting Treatment......................................    58

TAXATION....................................................    59
  Tax Consequences of Exchanging Pechiney Securities........    60
  Tax Consequences of Owning and Disposing of Alcan Common
     Shares.................................................    63
  Backup Withholding and Information Reporting..............    65
INFORMATION ABOUT ALCAN.....................................    67
INFORMATION ABOUT PECHINEY..................................    68
PRO FORMA COMBINED FINANCIAL STATEMENTS OF ALCAN AND
  PECHINEY..................................................    70
REGULATORY MATTERS..........................................    79
DESCRIPTION OF ALCAN'S SHARE CAPITAL........................    83
  Outstanding Series of Share Capital.......................    83
  Description of Alcan Preference Shares....................    83
  Description of Alcan Common Shares........................    84
COMPARISON OF SHAREHOLDERS' RIGHTS..........................    85
ALCAN'S DIRECTORS AND EXECUTIVE OFFICERS....................   104
  Interests of Directors and Executive Officers of Alcan and
     Pechiney...............................................   104
  Additional Information Regarding Alcan's Directors and
     Executive Officers.....................................   104
MARKET PRICE AND DIVIDEND DATA..............................   105
  Market Prices.............................................   105
  Dividends.................................................   107
VALIDITY OF THE SECURITIES..................................   108
EXPERTS.....................................................   108
ADDITIONAL INFORMATION FOR SECURITYHOLDERS..................   109
  Where You Can Find More Information.......................   109
  Incorporation of Certain Documents by Reference...........   109
EXCHANGE RATE INFORMATION...................................   111
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
  UNDER U.S SECURITIES LAWS.................................   112
WHO CAN HELP ANSWER MY QUESTIONS?...........................   112

            PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

                             ACCOUNTING PRINCIPLES

ALCAN

Alcan prepares its consolidated financial statements in conformity with Canadian generally accepted accounting principles, which differ in certain significant respects from generally accepted accounting principles in the United States, commonly referred to as U.S. GAAP. Please see Note 7 to Alcan's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2002 (the "2002 10-K"), which is incorporated by reference into this prospectus, and Note 4 to Alcan's unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "2003 First Quarter 10-Q"), which is also incorporated by reference into this prospectus, for a description of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Alcan's consolidated financial statements and for a reconciliation of certain relevant balance sheet accounts, net income, comprehensive loss and accumulated other comprehensive loss as of the dates and for the periods indicated.

PECHINEY

Pechiney prepares its consolidated financial statements in conformity with generally accepted accounting principles in France, which differ in certain significant respects from U.S. GAAP. Please see Note 25 to Pechiney's audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2002 (the "2002 20-F"), which is incorporated by reference into this prospectus, and the Appendix to the First Quarter Results 2003 filed with the SEC on Form 6-K on April 30, 2003, which is also incorporated by reference into this prospectus, for a description of the principal differences between French GAAP and U.S. GAAP as they relate to Pechiney's consolidated financial statements and for Pechiney's condensed U.S. GAAP financial statements and a reconciliation of consolidated net income and shareholders' equity for the periods indicated.

                                   CURRENCIES

In this prospectus, unless otherwise specified or the context otherwise requires:

     - "$," "USD" or "U.S. dollar" each refer to the United States dollar;

     - "E" or "euro" each refer to the euro, the single currency established for participants in the European Economic and Monetary Union, or the EMU, commencing January 1, 1999; and

     - "CAN $" refers to the Canadian dollar.

Alcan publishes its financial statements in U.S. dollars, and Pechiney publishes its financial statements in euros. This prospectus contains translations of some euro amounts into U.S. dollars. These amounts are provided solely for your convenience. Unless otherwise indicated, translations of euro amounts into U.S. dollars were made at the rate of E1.00 = $1.1503, which was the Federal Reserve Bank of New York noon buying rate on July 3, 2003. See "Exchange Rate Information" for additional information regarding the exchange rates between the U.S. dollar and the euro.

                  NO INTERNET SITE IS PART OF THIS PROSPECTUS

Each of Alcan and Pechiney maintains an Internet site. The Alcan Internet site is at the URL http://www.alcan.com. The Pechiney Internet site is at URL http://www.pechiney.com. Information contained in or otherwise accessible through these Internet sites is not a part of this prospectus. All references in this prospectus to these Internet sites are inactive textual references to these URLs and are for your information only.

                              PECHINEY INFORMATION

Alcan has included in this prospectus information concerning Pechiney known to Alcan based on publicly available information (primarily filings by Pechiney with the SEC and the French Commission des operations de bourse, or COB). However, Alcan is not affiliated with Pechiney, and Pechiney has not granted Alcan requested permission to have access to Pechiney's books and records or any other non-public information regarding Pechiney. Therefore, non-public information concerning Pechiney was not available to Alcan for the purpose of preparing this prospectus. Publicly available information concerning Pechiney may contain typographical or other errors. For example, the table on page 91 of the 2002 20-F appears to contain an incorrect number for the line item of "net cash used in investing activities" for the year ended December 31, 2002. Except as discussed in the preceding sentences, Alcan has no knowledge that would indicate that statements relating to Pechiney contained or incorporated by reference in this prospectus are inaccurate or incomplete. However, Alcan was not involved in the preparation of those statements and cannot verify them.

                     QUESTIONS AND ANSWERS ABOUT THE OFFERS

Q:  WHY IS ALCAN MAKING THESE OFFERS? (PAGE 27)

A: The purpose of the offers is to enable Alcan to acquire all of the outstanding Pechiney securities. Alcan is pursuing its offers for Pechiney because of the significant value-creating opportunities the offers present to both Alcan and Pechiney shareholders. The transaction is intended to enable Alcan to build upon its position as one of the world's leading aluminum and packaging companies and to benefit from the combined entity's enhanced scale, financial strength and technological resources as well as its increased capability to serve customers worldwide. Alcan will also benefit from a larger and more diversified low-cost global position in primary aluminum production with opportunities for profitable growth, an advanced aluminum fabricating business with facilities around the world and a leading position in flexible packaging. The addition of Pechiney will enhance Alcan's research and development and product and process development capabilities across all of its business sectors.

    Reflecting Alcan's significantly increased industrial presence in France, Alcan intends to locate the global headquarters of the combined entity's packaging business in Paris and has identified France as the headquarters for its European primary aluminum business and the future global headquarters for new cell technology development in primary aluminum. Alcan is also considering the business logic relating to the possibility of establishing the global headquarters of the aerospace and engineered products group in France.

    Alcan believes that its enhanced size and scope as a result of its acquisition of Pechiney will enable it to capitalize on a greater variety of strategic options. Alcan intends to continue pursuing value-maximizing strategies consistent with its Value Based Management system through a careful analysis of the expanded opportunity set that Alcan will benefit from following the transaction.

    The reasons for the offers and combination are described in greater detail under "The Offers -- Reasons for the Offers" beginning on page 27.

Q:  WHAT WILL I RECEIVE IF THESE OFFERS ARE COMPLETED? (PAGE 45)

A: If you tender Pechiney Common Shares, you will receive 3 Alcan Common Shares and E123 in cash for every 5 Pechiney Common Shares you tender. If you tender Pechiney Bonus Allocation Rights, you will receive 3 Alcan Common Shares and E123 in cash for every 50 Pechiney Bonus Allocation Rights (10 Pechiney Bonus Allocation Rights being exchangeable for one Pechiney Common Share) you tender. If you tender Pechiney OCEANEs, you will receive E81.70 in cash for each Pechiney OCEANE you tender. If you tender Pechiney ADSs, you will receive 3 Alcan Common Shares and E123 in cash for every 10 Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share) you tender. The value of the consideration offered for each Pechiney security is referred to as an "exchange ratio." The exchange ratios will not change even if the market price of Alcan Common Shares or any of Pechiney securities increases or decreases.

    If you hold Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs, then, in lieu of the above mix of Alcan Common Shares and cash, you may make the elections described in this paragraph with respect to the consideration you wish to receive. If you prefer to receive Alcan Common Shares, you may elect to receive 3 Alcan Common Shares for each 2 Pechiney Common Shares, each 20 Pechiney Bonus Allocation Rights or each 4 Pechiney ADSs that you tender. If you prefer to receive cash, you may elect to receive E41 in cash for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs that you tender. You are not required to make the same election for all of the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs that you tender, and you may make any of these elections for all or some of the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs that you tender. However, these election options are subject to a proration and allocation procedure that will ensure that 40% of the tendered Pechiney Common Shares (including, for the purposes of this calculation, the Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs) are exchanged for Alcan Common Shares and 60% are exchanged for cash (excluding the effect of the treatment of fractional shares that would otherwise be issued). See "The Offers -- Terms of the Offers" on page 45. If holders of such Pechiney securities elect to receive cash in exchange for more than 60% of the tendered Pechiney Common Shares (including Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs), the amount of cash that will be paid for each Pechiney Common Share, Pechiney Bonus Allocation Right and Pechiney ADS will be reduced pro rata for each holder of such Pechiney securities (treating each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs as equivalent to each Pechiney Common Share). If holders of Pechiney securities elect to receive Alcan Common Shares in exchange for more than 40% of the tendered Pechiney Common Shares (including Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs), the number of Alcan Common Shares that will be issued in exchange for each Pechiney Common Share, Pechiney Bonus Allocation Right and Pechiney ADS will be reduced pro rata for each holder of such Pechiney securities (treating each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs as equivalent to each Pechiney Common Share). This adjustment procedure is described under "The Offers -- Terms of the Offers -- Proration and Allocation Procedures" beginning on page 46.

    The cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using the noon buying rate, as published by the Federal Reserve Bank of New York, on the business day prior to the settlement date. Settlement is currently expected to take place approximately 12 to 18 French trading days following the expiration date of the offers.

    No fractional Alcan Common Shares will be issued in connection with the offers. Alcan will aggregate the fractional Alcan Common Shares that would otherwise be issued to tendering holders of Alcan securities and arrange for them to be sold on the market. You will receive a pro rata portion of the net proceeds of this sale (converted, to the extent necessary, at the spot rate of exchange into U.S. dollars) instead of any fractional Alcan Common Shares that would otherwise have been issued to you.

Q: ARE THERE ANY CONDITIONS TO ALCAN'S OBLIGATION TO COMPLETE THESE OFFERS? (PAGE 47)

A: Yes. Alcan's obligation to complete the offers is subject to the conditions set forth on page 47, including the condition that valid acceptances, that have not been withdrawn at the end of the offering period, in respect of Pechiney securities representing more than 50% of the total share capital and voting rights in Pechiney on the closing date, calculated on a fully diluted basis (taking into account Pechiney treasury stock and the Pechiney Common Shares underlying Pechiney ADSs, Pechiney OCEANEs, Pechiney Bonus Allocation Rights and all outstanding Pechiney stock options) are tendered in this offer and in the French offer, on a combined basis. If this condition is not met these offers will not be successful and will not be completed. Thus, Alcan will not accept or pay for any Pechiney securities tendered pursuant to this offer and will return your Pechiney securities to you promptly thereafter. We may only waive this minimum tender condition on or prior to the date that is five French trading days prior to the expiration of the offer period. If this condition is not met the offers will lapse.

    In addition, the offers are conditional upon receipt of competition approval from the European Commission under European Union merger control legislation. In certain limited circumstances, a Member State of the European Union may request that the European Commission refer to its national competition authorities jurisdiction to review all or part of the transaction. To the extent that jurisdiction to review all or part of the transaction is referred by the European Commission to the competition authorities of any Member States of the European Union ("Relevant National Authorities"), the transaction is subject to receipt of approval from those Relevant National Authorities. The offers are also conditional on an antitrust review by the Department of Justice and Federal Trade Commission in the United States. If any of these reviewing authorities determines that the transaction requires investigation that extends beyond the relevant initial period of investigation (i.e., enter into a "Phase II review"), the offers will lapse. Furthermore, the offers cannot close until the transaction has been approved by the European Commission and the Relevant National Authorities, if any, and until all applicable regulatory waiting periods in the United States have been terminated or expired without any action being commenced in any U.S. court seeking to prohibit the offers.

    If the offers lapse because any of the conditions precedent are not met, Alcan reserves the right to commence a new offer, or not to commence a new offer, in its discretion. If the offers are withdrawn or lapse, the Pechiney securities that you tendered will be promptly returned to you, without interest or any other payment being due.

Q: WILL I KNOW WHETHER THE MORE THAN 50% MINIMUM SHARE CAPITAL AND VOTING RIGHTS CONDITION HAS BEEN SATISFIED BEFORE MY RIGHT TO WITHDRAW PECHINEY SECURITIES FROM THESE OFFERS EXPIRES? (PAGE 55)

A: No, under the terms of the offers, your withdrawal rights extend only to the expiration date. The definitive results of the offers for Pechiney securities will not be known until approximately nine French trading days after the expiration date of the offer period.

Q:  WHEN DO THESE OFFERS EXPIRE? (PAGE 48)

A:  The offers will expire at       , New York City time, on       , 2003,
    unless they are extended by the French Conseil des Marches Financiers, or CMF, or unless they lapse or are withdrawn prior to that time on the basis of the conditions of the offers described in this prospectus. You must tender your Pechiney securities and deliver all required instructions and documents before the expiration date in order to accept this offer.

Q:  MAY ALCAN EXTEND OR TERMINATE THESE OFFERS OR CHANGE THEIR TERMS? (PAGE 48)

A: The tender period for these offers has been established by the CMF, which solely determines whether or not to extend the offer period. Alcan may not itself extend the offer period. If the offer period is extended by the CMF, this offer will be likewise extended and you will have until the expiration of this offer, as so extended, to decide whether to tender.

    Pursuant to the laws and regulations applicable to the offers in France, Pechiney's home jurisdiction and the primary market for its securities, Alcan reserves the right to withdraw the offers (i) within five French trading days following the date of the publication by the CMF of the offer calendar for a competing offer for Pechiney or an increased bid by a competing bidder, or (ii) with the prior approval of the CMF if, during these offers, Pechiney adopts definitive measures that modify Pechiney's substance ("modifiant sa consistance") or that render the offers irrelevant ("sans effet") under French law. In addition, as mentioned above, if the conditions precedent of the offers are not satisfied, the offers will lapse.

    Alcan is not permitted to change the terms of the offers, except under certain conditions, such as the launch of a competing offer for Pechiney.

    Subject to these restrictions, and in accordance with applicable law and regulation, we reserve the right, at any time or from time to time, to terminate these offers or to amend their terms in any respect, although we do not currently intend to terminate these offers unless, in our reasonable judgment, the conditions precedent to completion set forth in this prospectus are not met.

    If, through these offers, we acquire at least two-thirds of Pechiney's total share capital and voting rights, or more than 50% if there is a concurrent competing offer, we may elect, subject to applicable laws and regulations, to provide a subsequent offering period. We have not, however, yet made a final decision as to whether we will provide for a subsequent offering period. As permitted by applicable law, we will promptly accept all securities tendered during that subsequent offering period and we will provide the same consideration being offered during this initial offering period. Elections to receive all Alcan Common Shares or all cash in any subsequent offering period will be subject to the same proration and allocation procedures that apply to this initial offering period, to ensure that 40% of the Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney Bonus Allocation Rights and Pechiney
    ADSs) tendered in the subsequent offering period are exchanged for Alcan Common Shares and 60% are exchanged for cash.

Q: IF THE OFFERS FOR PECHINEY SECURITIES ARE SUCCESSFUL, WHAT WILL HAPPEN TO PECHINEY SECURITIES THAT WERE NOT TENDERED OR THAT WERE TENDERED BUT SUBSEQUENTLY WITHDRAWN? DOES ALCAN INTEND TO "SQUEEZE OUT" FOR CASH OR OTHER CONSIDERATION ANY PECHINEY SECURITIES THAT REMAIN OUTSTANDING FOLLOWING COMPLETION OF THE OFFERS? (PAGE 49)

A: The purpose of the offers is to enable Alcan to acquire all of the outstanding Pechiney securities. If Alcan acquires less than all Pechiney securities pursuant to the offers, Alcan may exercise its statutory right, to the extent available, and all other means legally available to it, to acquire Pechiney securities not tendered. Alcan may also engage in subsequent transactions with Pechiney to combine and integrate the two businesses. The financial strategies and dividend policies of Pechiney subsequent to a successful offer may differ from those that would be followed by Pechiney if it remained an independent company.

    If Alcan acquires at least 95% of the total share capital and voting rights in Pechiney, Alcan may launch, to the extent permitted by French law, a withdrawal offer or offers (offre publique de retrait), or "buy-out", followed by a compulsory acquisition (retrait obligatoire), or "squeeze-out", of the remaining Pechiney securities not held by Alcan.

Q: WHAT WILL HAPPEN TO MY PECHINEY OCEANES OR PECHINEY BONUS ALLOCATION RIGHTS IF I DO NOT ACCEPT THIS OFFER? (PAGE 49)

A: Any Pechiney OCEANEs that you do not tender in this offer will remain convertible into Pechiney Common Shares unless Pechiney is merged with, or absorbed by, another entity, which is not contemplated in connection with these offers.

    If Alcan acquires sufficient Pechiney Common Shares in the offers to cause their delisting, then, pursuant to the terms of the Pechiney OCEANEs, the holders of the Pechiney OCEANEs may require Pechiney to redeem the Pechiney OCEANEs for a make-whole payment.

    If Alcan acquires at least 95% of the total share capital and voting rights in Pechiney, Alcan may, as noted above, launch a buy-out and a squeeze-out of the remaining Pechiney securities not held by Alcan, including the Pechiney OCEANEs. Also, if less than 10% of the number of issued Pechiney OCEANEs remains outstanding following the consummation of these offers, Alcan may cause Pechiney to redeem the remaining outstanding Pechiney OCEANEs at the redemption price determined pursuant to the terms of the Pechiney OCEANEs. This redemption price may be lower than the consideration offered to holders of the Pechiney OCEANEs pursuant to these offers.

     Similarly, any Pechiney Bonus Allocation Rights that you do not tender in this offer will remain exchangeable for Pechiney common shares. If Alcan acquires at least 95% of the total share capital and voting rights in Pechiney, Alcan may decide to launch a buy-out and a squeeze-out of the remaining Pechiney securities not held by Alcan, including the Bonus Allocation Rights.

Q: WHAT WILL HAPPEN TO MY PECHINEY STOCK OPTIONS AND PECHINEY COMMON SHARES HELD IN MY PECHINEY EMPLOYEE SHAREHOLDING PLAN ACCOUNT IF THESE OFFERS ARE SUCCESSFUL? (PAGE 57)

A: Alcan has not had access to important information relating to Pechiney's stock option plans and employee shareholding plans, including the terms of these plans. If these offers are consummated, Alcan will determine the treatment of stock options (including stock purchase options and stock subscription options) and of Pechiney Common Shares held in the Pechiney employee shareholding plan that could not be tendered.

Q: IF ALCAN ACQUIRES ALL THE PECHINEY SECURITIES IN THESE OFFERS, WHAT PERCENTAGE OF ALCAN WILL BE OWNED BY FORMER HOLDERS OF PECHINEY SECURITIES? (PAGE 47)

A: Assuming acceptance in full of Alcan's offers for the Pechiney securities, the former holders of Pechiney securities would own approximately 12.7% of Alcan's outstanding Common

    Shares, on a fully diluted basis, immediately after the offers.

     After completion of these offers, you will hold securities of a company larger than Pechiney. Accordingly, you will have lower ownership and voting percentages of Alcan than you now have in Pechiney.

Q: WILL I RECEIVE MY 2003 DIVIDENDS OR INTEREST, OR DIVIDENDS OR INTEREST WITH RESPECT TO LATER PERIODS, ON MY PECHINEY SECURITIES? (PAGE 55)

A: You will retain the dividend or interest rights associated with your Pechiney securities after you tender them and, in any case, until we accept them pursuant to this offer. Once the settlement of the offers has taken place, we will become the owner of your Pechiney securities and will acquire all rights associated with those securities. Pechiney has already paid its declared dividend for the fiscal year ended December 31, 2002, and, as of the date hereof, has not declared the payment of any dividends for the fiscal year ending December 31, 2003. If any dividends are declared on the Pechiney Common Shares or Pechiney ADSs tendered in these offers before the date on which we acquire ownership, the registered holder of those securities as of the record date specified or applicable in connection with such dividend declaration will receive the dividends. If any interest becomes payable on the Pechiney OCEANEs tendered in this offer before the date on which we acquire ownership, the registered holder of those securities as of the record date specified in accordance with such interest payment obligation will receive the interest.

Q: WILL I RECEIVE DIVIDENDS ON THE ALCAN SHARES I RECEIVE IN CONNECTION WITH THIS OFFER? (PAGE 57)

A: The new Alcan Common Shares issued in connection with this offer will have the same dividend and other rights as our other Common Shares. If any dividends are declared on the Alcan Common Shares before the date on which you acquire ownership pursuant to this offer, you will not be entitled to receive those dividends. See "Market Price and Dividend Data -- Dividends."

Q:  WHAT IS ALCAN'S EXPECTED DIVIDEND POLICY AFTER THE OFFERS? (PAGE 57)

A: Alcan currently expects to continue to pursue a policy of paying quarterly dividends on the Alcan Common Shares. The amount of such future dividends will be determined by Alcan's board of directors in light of Alcan's earnings from operations, capital requirements and financial condition.

     Dividends paid on Alcan Common Shares held by non-residents of Canada will generally be subject to Canadian withholding tax which is levied at the basic rate of 25%, although this rate may be reduced depending on the terms of any applicable tax treaty. For residents of the U.S. or France, the treaty-reduced rate is currently 15%.

Q: WILL I BE SUBJECT TO TAX AS A CONSEQUENCE OF EXCHANGING MY PECHINEY SECURITIES FOR ALCAN COMMON SHARES, FOR CASH OR FOR A COMBINATION OF BOTH? (PAGE 59)

A: If you are a non-resident of France for French tax purposes, you will not be subject to French tax on any capital gain or loss that you recognize upon exchanging your Pechiney securities, unless you have a permanent establishment or fixed base in France and the Pechiney securities exchanged are part of the business property of that permanent establishment or fixed base. The gain or loss, if any, generally will equal the difference between the value of the Alcan Common Shares and any cash received and your tax basis in your Pechiney securities exchanged.

     If you are a non-Canadian holder (as defined in "Taxation" below), then you will not be subject to Canadian federal tax on any gain that you realize upon exchanging your Pechiney securities for Alcan Common Shares, cash or a combination of both.

     If you are a U.S. holder (as defined in "Taxation" below), you will be subject to United States federal income tax on the gain or loss, if any, that you recognize upon exchanging your Pechiney securities for Alcan Common Shares, cash or a combination of both. You will generally recognize gain or loss in an amount equal to the difference between the fair market value of any Alcan Common Shares plus any amount of cash that you receive in the exchange and the U.S. dollar value of your adjusted tax basis in your Pechiney security exchanged. Any such gain or loss will generally be capital gain or loss, except that in the case of an exchange of a Pechiney OCEANE, any gain attributable to accrued interest or market discount will generally be treated as ordinary income and any gain or loss attributable to changes in the U.S. dollar/euro exchange rate will generally be treated as ordinary gain or loss. If you are a non-U.S. holder (also as defined in "Taxation" below), you generally will be subject to United States federal income tax only in very limited circumstances.

     For detailed information on the French, Canadian and United States federal income tax consequences of exchanging your Pechiney securities and of holding Alcan Common Shares, see "Taxation" beginning on page 59.

Q:  WHAT WILL BE THE ACCOUNTING TREATMENT OF THE OFFERS? (PAGE 58)

A: The acquisition of the Pechiney securities will be accounted for using the purchase method under both Canadian and U.S. GAAP. The unaudited pro forma combined financial information set forth in this prospectus has been prepared to demonstrate the possible outcome under U.S. GAAP. For a more detailed description of the accounting treatment, please see "The
    Offers -- Accounting Treatment" on page 58.

Q:  I HOLD CERTIFICATES FOR PECHINEY ADSS. HOW DO I ACCEPT THIS OFFER? (PAGE 51)

A: If you hold certificates for Pechiney ADSs, complete and sign the letter of transmittal and send it, together with your American depositary share certificates and any other required documents, to the U.S. exchange agent before the expiration of this offer. If your certificates are not available, you may also follow guaranteed delivery procedures described in this prospectus. Do not send your certificates to Alcan, the dealer manager or the information agent.

Q:  I HOLD PECHINEY ADSS IN BOOK-ENTRY FORM. HOW DO I ACCEPT THIS OFFER? (PAGE
    51)

A: If you hold Pechiney ADSs in book-entry form, complete the confirmation of a book-entry transfer of your Pechiney ADSs into the U.S. exchange agent's account at The Depository Trust Company, commonly known as DTC, and send either an agent's message or a letter of transmittal and any other required documents to the U.S. exchange agent before the expiration of this offer.

Q: I HOLD PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS OR PECHINEY OCEANES THROUGH A U.S. CUSTODIAN, SUCH AS A BROKER, BANK OR TRUST COMPANY. HOW DO I ACCEPT THIS OFFER? (PAGE 53)

A: If you hold Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs through a U.S. custodian, you do not need to complete the letter of transmittal. Instead, your U.S. custodian should either forward to you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of the U.S. custodian as record owner or send you a separate form prepared by the U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly. If your Pechiney securities are held in pure registered form (nominatif pur), you will first have to request that your shares be converted to administered registered form (nominatif administre).

Q: I HOLD PECHINEY COMMON SHARES, PECHINEY BONUS ALLOCATION RIGHTS OR PECHINEY OCEANES THROUGH A FRENCH FINANCIAL INTERMEDIARY. HOW DO I ACCEPT THIS OFFER? (PAGE 53)

A: If your Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs are held through a French financial intermediary, you do not need to complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for accepting this offer before the last day of the acceptance period. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly. If your Pechiney securities are held in pure registered form (nominatif pur), you will first have to request that your shares be converted to administered registered form (nominatif administre).

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

Q:  WILL I HAVE TO PAY ANY BROKERAGE COMMISSIONS OR TRANSACTION FEES? (PAGE 56)

A: Alcan will pay the brokerage fees and related value added taxes incurred by Pechiney securityholders tendering into this offer, up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E150 per account. Pechiney securityholders will not be reimbursed for any brokerage fees in any event that the offer is withdrawn or lapses. Financial intermediaries will be paid a fee, net of tax, of E0.50 per Pechiney Common Share tendered into this offer, up to a maximum amount of E200 per account. This fee will not be paid in the event that the offer is withdrawn or lapses. For more information regarding brokerage commissions and fees, see "The Offers -- Fees and Expenses."

Q: WHAT HAPPENS IF I CHANGE MY MIND AFTER I TENDER MY PECHINEY SECURITIES? (PAGE 55)

A: You may withdraw your tender of Pechiney securities by providing the exchange agent with written notice of your withdrawal at any time before the
    expiration date, which has initially been set as       , New York City time,
    on       , 2003, unless extended. If the expiration date is extended you may also withdraw your securities during the extension period. If you change your mind again, you can retender your securities by following the tender procedures again before this offer expires.

Q:  DO I NEED TO DO ANYTHING IF I WANT TO RETAIN MY PECHINEY SECURITIES? (PAGE
    55)

A: No. If you want to retain your Pechiney securities, you do not need to take any action.

Q:  WHAT HAPPENS IF THE OFFERS LAPSE OR ARE NOT SUCCESSFUL? (PAGE 56)

A: If the offers for Pechiney securities are not successful, Alcan will return your Pechiney securities to you promptly after determining the outcome of the offers.

Q:  WHEN WILL I KNOW THE OUTCOME OF THE OFFERS? (PAGE 55)

A: The CMF should publish the results of the offers for Pechiney securities on a preliminary basis six or seven French trading days after the expiration date and on a definitive basis not more than nine French trading days after the expiration date of the offers. Alcan will issue a press release announcing the results of the offers promptly after each announcement by the CMF. We will file those press releases with the SEC.

Q:  WHO CAN HELP ANSWER MY QUESTIONS? (PAGE 12)

A:  If you have more questions about this offer, you should contact:

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning industry growth and other trend projections, anticipated financial or operating performance, business and financial prospects, strategies, objectives, goals, targets and synergies, and the savings and benefits anticipated to be realized from the combination of Alcan and Pechiney. Forward-looking statements in this prospectus are sometimes preceded by, followed by or include the words "believes", "expects", "estimates", "intends", "anticipates", "plans", "may", "could", "should", "will" or similar expressions. Although Alcan's management believes that the expectations reflected in such forward-looking statements are reasonable, readers are cautioned that these forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors, in addition to those discussed elsewhere in this prospectus and in the documents we incorporate by reference, could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results or outcomes to differ materially from the results expressed or implied by forward-looking statements include, but are not necessarily limited to, those discussed under the heading "Risk Factors" beginning on page 19 hereof, as well as, among other things:

     - changes in global aluminum supply and demand conditions;

     - changes in aluminum ingot prices;

     - changes in raw materials costs and availability;

     - changes in the relative values of various currencies;

     - cyclical demand and pricing within the principal markets for Alcan's and Pechiney's products;

     - changes in government regulations, particularly those affecting environmental, health or safety compliance;

     - fluctuations in the supply of and prices for energy in the areas in which Alcan or Pechiney maintains production facilities;

     - the effect of integrating acquired businesses (including Pechiney) and the ability to realize anticipated savings and benefits;

     - potential catastrophic damage, increased insurance and security costs and general uncertainties associated with the increased threat of terrorism or war;

     - the effect of international trade disputes on Alcan's or Pechiney's ability to import materials, export its products and compete internationally;

     - relationships with, and financial and operating conditions of, customers and suppliers;

     - economic, regulatory and political factors within the countries in which Alcan or Pechiney operate or sell products; and

     - factors affecting Alcan's or Pechiney's operations, such as litigation, labor relations and negotiations and fiscal regimes.

                                    SUMMARY

To understand this offer and the businesses of Alcan and Pechiney more fully, you should read carefully this entire prospectus and any documents incorporated by reference into this prospectus, including the "Cautionary Statement Concerning Forward-Looking Statements," "Risk Factors," Alcan's consolidated financial statements and notes thereto incorporated by reference into this prospectus, and Pechiney's consolidated financial statements and notes thereto incorporated by reference into this prospectus.

                   ALCAN                                            PECHINEY

We are a Canadian corporation and the parent      Pechiney operates in two core businesses:
company of an international group operating       the production of primary aluminum and
in many aspects of the aluminum and               fabricated aluminum products and the
specialty packaging businesses. Our               production of packaging materials.
operations include:
                                                  ALUMINUM:  Pechiney's aluminum business is
    - the mining and processing of bauxite,       comprised of two segments: Primary Aluminum
      the basic aluminum ore;                     Metal and Aluminum Conversion. Aluminum Con-
                                                  version includes the activities of four
    - the refining of bauxite into alumina;       divisions, which include activities
                                                  organized around industrial or commercial
    - the generation of electricity for use       goals shared in common:
      in smelting aluminum;
                                                      - The Aerospace, Transport, Industry
    - the smelting of aluminum from alumina;      division;
    - the recycling of process and                    - The Cans, Automotive, Standard Rolled
      post-consumer aluminum;                     Products division;
    - the fabrication of aluminum, aluminum           - The Foil and Thin Foil/Specialty
      alloys and non-aluminum materials into      Products division; and
      semi-finished and finished products;
                                                      - The Extrusions, Casting Alloys,
    - the fabrication of aluminum and             Automotive division.
      non-aluminum engineered products;
                                                  PACKAGING:  Pechiney's Packaging sector
    - the production and conversion of            includes the following activities:
      specialty packaging and packaging
      products for many industries including          - Plastic Packaging;
the food, pharmaceutical, cosmetic, per-
sonal care and tobacco sectors;                       - Cebal Tubes Europe and Cebal Tubes
                                                  Americas;
    - the distribution and marketing of
      aluminum and packaging products; and            - Cebal Aerosols;
    - in connection with our alumina                  - Techpack International (TPI); and
      operations, the production and sale of
industrial chemicals.                                 - Pechiney Capsules.
We have a network of operations in 42             OTHER ACTIVITIES:  Pechiney's other business
countries with approximately 54,000               also includes Ferroalloys and International
dedicated employees, a global customer base,      Trade, where Pechiney operates the following
innovative products and advanced                  three lines of business: a worldwide network
technologies.                                     of sales agencies, which markets products
                                                  manufactured by Pechiney and third parties;
For additional information about us, see          a non-ferrous metal and other basic material
"-- Summary Selected Historical Consolidated      trading operation; and the distribution of
Financial Data of Alcan" below and the Alcan      semi-finished aluminum products.
documents incorporated by reference into
this prospectus.                                  For additional information about Pechiney,
                                                  see "-- Summary Selected Historical
Our principal executive offices are located       Consolidated Financial Data of Pechiney"
at 1188 Sherbrooke Street West, Montreal,         below and the Pechiney documents
Quebec, Canada H3A 3G2, and our telephone         incorporated by reference into this
number is 514-848-8000.                           prospectus.

                                                  Pechiney's principal offices are located at
                                                  7, Place du Chancelier Adenauer, 75116
                                                  Paris, France, and its telephone number is
                                                  33-1-5628-2000.

REASONS FOR THE OFFERS........   The purpose of the offers is to enable Alcan to
                                 acquire all of the outstanding Pechiney
                                 securities. Alcan is pursuing its offers for Pechiney because of the significant value-creating opportunities the offers present to both Alcan and Pechiney shareholders. The transaction is intended to enable Alcan to build upon its position as one of the world's leading aluminum and packaging companies and to benefit from the combined entity's enhanced scale, financial strength and technological resources as well as its increased capability to serve customers worldwide. Alcan will also benefit from a larger and more diversified low-cost global position in primary aluminum production with opportunities for profitable growth, an advanced aluminum fabricating business with facilities around the world and a leading position in flexible packaging. The addition of Pechiney will enhance Alcan's research and development and product and process development capabilities across all of its business sectors.

                                 Reflecting Alcan's significantly increased industrial presence in France, Alcan intends to locate the global headquarters of the combined entity's packaging business in Paris and has identified France as the headquarters for its European primary aluminum business and the future global headquarters for new cell technology development in primary aluminum. Alcan is also considering the business logic relating to the possibility of establishing the global headquarters of the aerospace and engineered products group in France.

                                 Alcan believes that its enhanced size and scope as a result of its acquisition of Pechiney will enable it to capitalize on a greater variety of strategic options. Alcan intends to continue pursuing value-maximizing strategies consistent with its Value Based Management system through a careful analysis of the expanded opportunity set that Alcan will benefit from following the transaction.

                              TERMS OF THE OFFERS

CONSIDERATION.................   Upon the terms and subject to the conditions
                                 set forth in this prospectus and the related letter of transmittal and form of acceptance, we are offering to exchange:

                                      - 3 Alcan Common Shares and E123 in cash
                                        for every 5 Pechiney Common Shares;

                                      - 3 Alcan Common Shares and E123 in cash
                                        for every 50 Pechiney Bonus Allocation
                                        Rights (10 Pechiney Bonus Allocation
                                        Rights being exchangeable for one
                                        Pechiney Common Share);

                                      - E81.70 in cash for each Pechiney OCEANE;
                                        and

                                      - 3 Alcan Common Shares and E123 in cash
                                        for every 10 Pechiney ADSs (each
                                        Pechiney ADS representing one-half of
                                        one Pechiney Common Share) tendered.

                                 If you hold Pechiney Common Shares, Pechiney
                                 Bonus Allocation Rights or Pechiney ADSs, then, in lieu of this mix of Alcan Common Shares and cash, you may make the following elections with respect to the consideration you wish to receive:

                                      - You may elect to receive 3 Alcan Common
                                        Shares for each 2 Pechiney Common
                                        Shares, each 20 Pechiney Bonus
                                        Allocation Rights or each 4 Pechiney
                                        ADSs that you tender; or

                                      - You may elect to receive E41 in cash for
                                        each Pechiney Common Share, each 10
                                        Pechiney Bonus Allocation Rights or each
                                        2 Pechiney ADSs that you tender.

                                 You are not required to make the same election for all of the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs that you tender, and you may make any of these elections for all or some of the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs that you tender. However, these election options are subject to a proration and allocation procedure that will ensure that 40% of the tendered Pechiney Common Shares (including, for the purposes of this calculation, the Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs) are exchanged for Alcan Common Shares and 60% are exchanged for cash (excluding the effect of the treatment of fractional shares that would otherwise be issued). See "The Offers -- Terms of the Offers" on page 45. If holders of such Pechiney securities elect to receive cash in exchange for more than 60% of the tendered Pechiney Common Shares (including Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs), the amount of cash that will be paid for each Pechiney Common Share, Pechiney Bonus Allocation Right and Pechiney ADS will be reduced pro rata for each holder of such Pechiney securities (treating each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs as equivalent to each Pechiney Common Share). If holders of Pechiney securities elect to receive

                                 Alcan Common Shares in exchange for more than 40% of the tendered Pechiney Common Shares (including Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs), the number of Alcan Common Shares that will be issued in exchange for each Pechiney Common Share, Pechiney Bonus Allocation Right and Pechiney ADS will be reduced pro rata for each holder of such Pechiney securities (treating each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs as equivalent to each Pechiney Common Share). This adjustment procedure is described under "The Offers -- Terms of the Offers -- Proration and Allocation Procedures" beginning on page 46.

                                 The cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using the noon buying rate, as published by the Federal Reserve Bank of New York, on the business day prior to the settlement date.

                                 For legal and regulatory reasons, Alcan's offers to acquire all of the Pechiney securities are being made through two separate offers:

                                 -- a U.S. offer open to all holders of Pechiney
                                    securities who are located in the United
                                    States, and

                                 -- a French offer open to all holders of
                                    Pechiney securities who are located in
                                    France and to holders of Pechiney securities who are located outside of France if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.

                                 The U.S. and French offers for Pechiney
                                 securities are being made at the same time and on the same terms and completion of the offers are subject to the same conditions. This prospectus covers only Alcan's U.S. offer for Pechiney securities.

                                 The U.S. offer will begin on       , 2003 and
                                 end at       , New York City time (or
                                 Central European time), on       , 2003, unless
                                 it is extended or it lapses or is withdrawn prior to that time on the basis of the conditions of the offers as described in this prospectus. The French Conseil des Marches Financiers, or CMF, may decide to extend the offer period under certain circumstances related to, among other things, the success of the offers or the initiation of a competing offer, in which case the U.S. offer period will be likewise extended. You must tender your Pechiney securities before the expiration of the U.S. offer to participate.

                                 If all of the Pechiney securities are tendered and exchanged pursuant to the terms of these offers, the current holders of Pechiney securities will own approximately 12.7% of Alcan's outstanding Common Shares, on a fully diluted basis, immediately after the exchange and the current Alcan shareholders will own approximately 87.3% of Alcan's outstanding Common Shares, on a fully diluted basis, immediately after the exchange.

CONDITIONS PRECEDENT..........   The offers are subject to the following
                                 conditions precedent:

                                      - Valid acceptances, that have not been
                                        withdrawn at the end of the offering
                                        period, in respect of Pechiney
                                        securities representing more than 50% of the total share capital and voting rights in Pechiney, calculated on a fully diluted basis, are tendered in this offer and the French offer, on a combined basis. For the purpose of calculating whether this threshold has been met, the numerator will include all the Pechiney securities tendered in this offer and the French offer, on a combined basis, including all (i) Pechiney Common Shares tendered and Pechiney ADSs tendered (each Pechiney ADS representing one-half of one Pechiney Common Share), (ii) Pechiney Common Shares underlying all tendered Pechiney OCEANEs (taking into account the number of Pechiney Common Shares into which the tendered Pechiney OCEANEs could be converted on the expiration date of the offers), and (iii) Pechiney Common Shares underlying all tendered Pechiney Bonus Allocation Rights (each 10 Pechiney Bonus Allocation Rights being exchangeable for one Pechiney Common Share). The denominator for this calculation will be comprised of Pechiney's fully diluted share capital, including all:

                                        - issued and outstanding Pechiney Common
                                          Shares and treasury stock held by
                                          Pechiney;

                                        - Pechiney ADSs (each Pechiney ADS
                                          representing one-half of one Pechiney
                                          Common Share); and

                                        - Pechiney Common Shares underlying
                                          Pechiney OCEANEs, Pechiney Bonus
                                          Allocation Rights, and all outstanding
                                          Pechiney stock subscription options
                                          (whether or not exercisable during the
                                          offer period).

                                        Under French law and regulations, Alcan
                                        may only waive this minimum tender
                                        condition on or prior to the date that
                                        is five French trading days prior to the expiration of the offer period. If this condition is not met the offers will lapse.

                                      - The offers are also conditional upon
                                        receipt of competition approval from the European Commission and, to the extent that jurisdiction to review all or a part of the transaction is referred by the European Commission to the national competition authorities of any Member States of the European Union ("Relevant National Authorities"), receipt of approval from those Relevant National Authorities, as well as an antitrust review by the Department of Justice and Federal Trade Commission in the United States. If any of these reviewing authorities determines that the transaction requires investigation that extends beyond the relevant initial period of investigation (i.e., enter into a "Phase II review"), the offers will lapse. Furthermore, the offers cannot close until the transaction has been approved by the European Commission and the Relevant National Authorities, if any, and until the waiting period under the Hart-

Scott-Rodino Antitrust Improvement Act of 1976 has been terminated or expired without any action being commenced in any U.S. court seeking to prohibit the offers.

                                 If the offers lapse because any of the
                                 conditions precedent are not met, Alcan
                                 reserves the right to commence a new offer, or not to commence a new offer, in its discretion.

                                 If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be promptly returned to you, without interest or any other payment being due.

GROUNDS FOR WITHDRAWING THE
OFFERS........................   In accordance with French law and regulation,
                                 Alcan reserves the right to withdraw the offers:

                                      - within five French trading days
                                        following the date of the publication by the CMF of the offer calendar for a competing offer for Pechiney or an increased bid by a competing bidder; or

                                      - with the prior approval of the CMF if,
                                        during the exercise period of these
                                        offers, Pechiney adopts definitive
                                        measures that modify Pechiney's
                                        substance ("modifiant sa consistance")
                                        or that render the offers irrelevant
                                        ("sans objet") under French law.

                                 In addition, as mentioned above, if the
                                 conditions precedent of the offers, including the tender threshold and the clearance from competition and antitrust authorities in Europe and the United States, are not satisfied, the offers will lapse.

                                 Under French law, if, during the period of these offers, another offer for Pechiney, or an increased bid by a competing bidder, is approved by the CMF, your tenders of Pechiney securities will be deemed null and void. In this event, in order to tender your Pechiney securities in this offer, whether or not it has been modified, you will be required to re-tender your Pechiney securities.

                                 If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be promptly returned to you, without interest or any other payment being due.

EXPIRATION DATE; SUBSEQUENT
OFFERING PERIOD...............   The tender period for this offer has been
                                 established by the CMF, which solely determines whether or not to extend the offer period.
                                 Alcan may not itself extend the offer period.

                                 This offer will expire at   , New York City
                                 time (or   , Central European time) on       ,
                                 2003, unless the offer period is extended, or unless the offer lapses or is withdrawn prior to that time. The CMF may decide to extend the offer period under certain circumstances related to, among other things, the success of the offer or the initiation of a competing offer.

                                 If, through this offer and the French offer, on a combined basis, we acquire at least two-thirds of Pechiney's total share capital and voting rights, or more than 50% if there is a concurrent competing offer for the Pechiney securities, we may elect, subject to applicable law and regulations, to provide a subsequent offering period of at least 10 days. We have not, however, yet made a final decision as to whether we will provide a subsequent offering period. We will promptly accept all securities tendered during that subsequent offering period and we will offer the same consideration being offered during this initial offering period. Elections to receive all Alcan Common Shares or all cash in any subsequent offering period will be subject to the same proration and allocation procedures that apply to this initial offering period, to ensure that 40% of the Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney Bonus Allocation Rights and Pechiney ADSs) tendered in the subsequent offering period are exchanged for Alcan Common Shares and 60% are exchanged for cash.

COMPULSORY ACQUISITION........   If Alcan acquires Pechiney securities
                                 representing more then 95% of the total share capital and voting rights in Pechiney, Alcan may launch, subject to applicable law and obtaining the requisite approvals, a withdrawal offer or offers (offre publique de retrait), or buy-out, followed by a compulsory acquisition
                                 (retrait obligatoire), or squeeze-out, of all remaining Pechiney securities not held by Alcan, including all Pechiney Common Shares,
                                 Pechiney OCEANEs, Pechiney Bonus Allocation
                                 Rights and Pechiney ADSs.

MARKET FOR PECHINEY SECURITIES
AFTER THE OFFERS..............   If, as a result of these offers, there is no
                                 longer an active trading market for the
                                 Pechiney Common Shares or the Pechiney OCEANEs and the liquidity of these Pechiney securities is materially adversely affected, Alcan may petition Euronext Paris to cause the delisting of the Pechiney Common Shares and/or Pechiney
                                 OCEANEs. Any such petition for delisting would be subject to the approval of the French
                                 Commission des operations de bourse, or COB.
                                 Furthermore, subject to the completion of the offers, Alcan intends to cause Pechiney to terminate its deposit agreement with the depositary for the Pechiney ADSs, and to petition, or cause Pechiney to petition, the New York Stock Exchange to delist the Pechiney
                                 ADSs.

                                 If Alcan acquires sufficient Pechiney Common
                                 Shares in the offers to cause the delisting of the Pechiney Common Shares, then, pursuant to the terms of the Pechiney OCEANEs, the holders of the Pechiney OCEANEs may require Pechiney to redeem the Pechiney OCEANEs for a make-whole payment. In addition, if less than 10% of the number of issued Pechiney OCEANEs remains outstanding following the consummation of these offers, Alcan may cause Pechiney to redeem the Pechiney OCEANEs at a redemption price determined pursuant to the terms of the Pechiney OCEANEs (such redemption price would equal an amount that would provide the holder of a Pechiney OCEANE with a return equal to the gross yield to maturity that would have been realized by such holder at maturity). This redemption price may be lower than the consideration offered to holders of the Pechiney OCEANEs in these offers.

PROCEDURES FOR TENDERING
PECHINEY SECURITIES...........   The procedure for tendering Pechiney securities
                                 varies depending on a number of factors, including (i) whether you hold Pechiney Common
                                 Shares, Pechiney Bonus Allocation Rights,
                                 Pechiney OCEANEs or Pechiney ADSs, (ii) whether you possess physical certificates or a financial intermediary holds physical certificates for you, (iii) whether you hold your securities in book-entry form and (iv) whether you hold your Pechiney securities through a financial intermediary in the United
                                 States or France. You should read carefully the procedures for tendering your securities beginning on page 46 of this prospectus as well as the transmittal materials.

WITHDRAWAL RIGHTS.............   You will be able to withdraw your tender of
                                 Pechiney securities at any time prior to the expiration date. For withdrawal to be effective, the exchange agent must receive, prior the expiration of the offer period, a timely written notice of withdrawal at its address set forth on the back cover of this prospectus. Withdrawn securities may be retendered prior to the expiration of the offer period by following the tender requirements set forth below under "The Offers -- Terms of the Offers -- Procedures for Tendering Pechiney
                                 Securities" at page 46.

DELIVERY OF ALCAN COMMON
SHARES AND CASH...............   In the event that these offers are successful,
                                 the exchange agent will deliver Alcan Common
                                 Shares and cash to tendering holders promptly following the publication by the CMF of the final results of the offers. The publication of the results of the offers should occur approximately six to nine French trading days following the expiration date of the offers. If the offers are consummated, settlement is currently expected to take place approximately
                                 12 to 18 French trading days following the expiration date of the offers. The cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S.
                                 dollars using the noon buying rate, as
                                 published by the Federal Reserve Bank of New
                                 York, on the business day prior to the
                                 settlement date.

COMPARISON OF THE RIGHTS OF
PECHINEY SHAREHOLDERS AND
ALCAN SHAREHOLDERS............   Depending on the consideration you elect and
                                 the results of the proration and allocation procedures, you may receive Alcan Common Shares if you tender your Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney
                                 ADSs in this offer. There are numerous
                                 differences between the rights of a shareholder in Pechiney, a French societe anonyme, and the rights of a shareholder in Alcan, a Canadian corporation. We urge you to review the discussion under "Comparison of Shareholders'
                                 Rights" beginning on page 85 for a summary of these differences.

ACCOUNTING TREATMENT..........   The acquisition of the Pechiney securities will
                                 be accounted for using the purchase method under both Canadian and U.S. GAAP. Under the purchase method, the cost of the purchase will be based on the cash paid to Pechiney securityholders, the market value of Alcan Common Shares issued to Pechiney securityholders, fair value of any stock options of Pechiney replaced with stock options of Alcan and the direct transaction costs. In Alcan's consolidated financial statements, the cost of the purchase will be allocated to the Pechiney assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, with any excess of the cost over the amounts allocated being recognized as goodwill. This method may result in the carrying value of assets, including goodwill, acquired from Pechiney being substantially different from the former carrying values of those assets.

REGULATORY APPROVALS..........   Completion of the offers is conditional upon
                                 receipt of regulatory approvals from the European Commission and any Relevant National
                                 Authorities to whom the Commission has referred jurisdiction to review all or part of the transaction and the U.S. antitrust authorities.
                                 There can be no assurance that the necessary approvals will be granted or that they will be granted on favorable terms. It is possible that certain regulatory approvals will be subject to conditions and obligations, which may include the disposal of certain significant assets or businesses. It is possible that such conditions and obligations will have a material effect on certain of the financial assumptions upon which the information in this prospectus is based. We may choose to proceed with the offers even though we are required to comply with such conditions and obligations.

                                 The offers are also subject to the prior approval of France's Minister of the Economy, Finance and Industry.

LISTING OF ALCAN COMMON
SHARES........................   Alcan Common Shares are currently listed on the
                                 New York, Toronto, London and Swiss stock exchanges. Alcan will apply to list its Alcan
                                 Common Shares on Euronext Paris, subject to the successful completion of these offers. Alcan will also apply for the supplemental listing of the Alcan Common Shares to be issued in these offers on the New York, Toronto, Paris, London and Swiss stock exchanges, and will comply with all of the usual requirements of such exchanges within the time periods specified by such exchanges.

INTERESTS OF DIRECTORS AND
EXECUTIVE OFFICERS OF ALCAN
AND PECHINEY..................   Based on the number of Alcan Common Shares
                                 issued and outstanding on June 30, 2003, the directors and officers of Alcan, individually and the group as a whole, held less than one percent of the issued and outstanding Alcan
                                 Common Shares.

                                 Pechiney's 2002 20-F states that, as of
                                 December 31, 2002, none of Pechiney's directors and executive officers held Pechiney securities that, combined with options to purchase Pechiney Common Shares they held, would have entitled them to beneficially own one percent or more of any class of Pechiney securities.

MATERIAL FRENCH, CANADIAN AND
UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES OF THE
EXCHANGE......................

     French Taxation..........   If you are a non-resident of France for French
                                 tax purposes, you generally will not be subject to French tax on any capital gain or loss recognized, for French tax purposes, as a result of exchanging your Pechiney securities for Alcan Common Shares, cash or a combination of both, unless you have a permanent establishment or fixed base in France and the Pechiney securities exchanged are part of the business property of that permanent establishment or fixed base. The gain or loss, if any, generally will equal the difference between the value of the Alcan Common Shares and any cash received and your tax basis in your Pechiney securities exchanged.

     Canadian Taxation........   If you are a non-Canadian holder (as defined in
                                 "Taxation" below), then you will not be subject to Canadian federal tax on any gain that you realize upon exchanging your Pechiney securities for Alcan Common Shares, cash or a combination of both.

     United States Federal
     Income Taxation..........   If you are a U.S. holder (as defined in
                                 "Taxation" below), you generally will recognize gain or loss, if any, for United States federal income tax purposes as a result of exchanging your Pechiney securities for Alcan Common
                                 Shares, cash or a combination of both. You will generally recognize gain or loss in an amount equal to the difference between the fair market value of any Alcan Common Shares plus any amount of cash that you receive in the exchange and the U.S. dollar value of your adjusted tax basis in your Pechiney securities exchanged.
                                 Any such gain or loss will generally be capital gain or loss, except that in the case of an exchange of a Pechiney OCEANE, any gain attributable to accrued interest or market discount will generally be treated as ordinary income and any gain or loss attributable to changes in the U.S. dollar/euro exchange rate will generally be treated as ordinary gain or loss. Long-term capital gain of a noncorporate
                                 U.S. holder currently is taxable at a maximum rate of 15%.

                                 If you are a non-U.S. holder (as defined in "Taxation" below), you generally will not be subject to United States federal income taxation on any gain or loss recognized or on the interest or other amounts of ordinary income received in exchanging your Pechiney securities. Exceptions, however, are described under "Taxation -- Tax Consequences of Exchanging Pechiney Securities -- United States Taxation -- Non-U.S. holders" below.

THE EXCHANGE AGENT............         has been appointed exchange agent in
                                 connection with this offer. The Letter of Transmittal (or facsimile copies thereof) and certificates for Pechiney ADSs should be sent by each tendering Pechiney securityholder or his or her broker, dealer, bank or other nominee to the exchange agent at the addresses set forth on the back cover of this prospectus.

REQUESTS FOR ASSISTANCE.......   If you have questions or want copies of
                                 additional documents, you may contact:

                                      The information agent,           , at
                                 or
                                      The dealer manager, Morgan Stanley & Co.
                                 Incorporated, at
                                           1585 Broadway Avenue
                                        New York, New York 10036
                                        (212) 761-4000

        SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALCAN

The following statements of income data for each of the three years in the three-year period ended December 31, 2002 and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from Alcan's consolidated financial statements incorporated by reference into this document, which have been audited by PricewaterhouseCoopers LLP, independent accountants.

The statement of income data for each of the three-month periods ended March 31, 2003 and 2002 and the balance sheet data at March 31, 2003 have been derived from Alcan's unaudited consolidated financial statements for the quarter ended March 31, 2003, which have been incorporated by reference into this document. Balance sheet data at March 31, 2002 has been derived from Alcan's unaudited consolidated financial statements for the quarter ended March 31, 2002, which have not been incorporated by reference into this document.

You should read the data below in conjunction with Alcan's consolidated financial statements (including the notes thereto) and Management's Discussion and Analysis of Financial Condition and Results of Operations in the Alcan 2002 10-K and Alcan's 2003 First Quarter 10-Q, which are incorporated by reference into this document.

Alcan reports its financial results in U.S. dollars and in conformity with Canadian GAAP, with a reconciliation to U.S. GAAP. A description of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Alcan's consolidated financial statements is set forth in Note 7 of the "Notes to Consolidated Financial Statements", included in Alcan's 2002 10-K and in Note 4 to the 2003 First Quarter 10-Q, which are incorporated by reference into this prospectus.

                                             FOR THE THREE
                                             MONTHS ENDED
                                               MARCH 31,             FOR THE YEARS ENDED DECEMBER 31,
                                            ---------------    --------------------------------------------
                                             2003     2002      2002     2001     2000    1999(2)   1998(2)
                                            ------   ------    ------   ------   ------   -------   -------
                                              (UNAUDITED)
                                                (IN MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)
CANADIAN GAAP INFORMATION(3)
Sales and operating revenues..............   3,273    2,937    12,540   12,626    9,148    7,324     7,789
Net income................................      13       86       374        2      610      448       400
Total assets..............................  17,517   16,534(1) 17,538   17,458   18,389    9,839     9,948
Long-term debt (including current
  portion)................................   3,439    3,521     3,482    3,536    3,528    1,322     1,703
Other debt................................     352      410       385      555    1,080      167        86
Cash and time deposits....................     111       96       110      119      261      315       615
Shareholders' equity......................   8,611    8,080(1)  8,625    8,770    9,009    5,531     5,566
Net income (loss) per Share...............    0.04     0.26      1.15    (0.02)    2.42     2.01      1.71
Cash dividends per Share..................    0.15     0.15      0.60     0.60     0.60     0.60      0.60
U.S. GAAP INFORMATION
Net income (loss).........................     (25)    (595)(1)   (336)    (54)     606      455       417
Net income (loss) per Share...............   (0.08)   (1.86)    (1.06)   (0.19)    2.40     2.04      1.79
Total assets..............................  17,728   16,580(1) 17,538   17,458   18,389    9,839     9,901
Shareholders' equity......................   8,254    7,951(1)  8,291    8,570    9,005    5,550     5,561

---------------
(1) On January 1, 2002, Alcan adopted new accounting standards concerning goodwill and other intangible assets. Beginning in 2002, goodwill is no longer amortized but is subject to annual testing for impairment. For the years 2001 and 2000, net income included amortization of goodwill amounting to $73 and $16 million, respectively, in accordance with accounting standards in effect prior to 2002. In addition, the March 31, 2002 information includes retroactive restatement of goodwill impairment of $748 million reported in Alcan's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

(2) Canadian GAAP information for the years 1999 and 1998 has been restated to reflect the change in accounting policy, made in 2002, for exchange gains and losses on the translation of long-term monetary assets and liabilities.

(3) The information above reflects the combination of Alcan and Alusuisse Group AG on October 17, 2000. For the years 2001 and 2000 Canadian GAAP net income per common share before amortization of goodwill was $0.21 and $2.47, respectively.

      SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PECHINEY

The following statements of income data for each of the three years in the three-year period ended December 31, 2002 and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from Pechiney's consolidated financial statements incorporated by reference into this document. These financial statements were accompanied by an audit report dated January 29, 2003, issued by Pechiney's independent accountants, who have not yet consented to the use of their report in this Registration Statement and may not consent to such use. The statements of income data for the years ended December 31, 1999 and 1998 and the balance sheet data at December 31, 1999 and 1998 have been derived from Pechiney's audited consolidated financial statements for those years, which have not been incorporated by reference into this document.

The statement of income data for each of the three-month periods ended March 31, 2003 and 2002 and the balance sheet data at March 31, 2003 have been derived from Pechiney's unaudited consolidated financial statements for the quarter ended March 31, 2003, which have been incorporated by reference into this document. Balance sheet data at March 31, 2002 has been derived from Pechiney's unaudited consolidated financial statements for the quarter ended March 31, 2002, which have not been incorporated by reference into this document.

You should read the data below in conjunction with Pechiney's consolidated financial statements (including the notes thereto) and the "Operating and Financial Review and Prospects" in Pechiney's Annual Report on Form 20-F for the year ended December 31, 2002, as filed with the SEC on March 25, 2003, and in Pechiney's Current Report on Form 6-K, dated April 30, 2003, which are incorporated into this document by reference.

Pechiney reports its financial results in euros and in conformity with French GAAP, with a reconciliation to U.S. GAAP. Pechiney also publishes condensed U.S. GAAP information. A description of the principal differences between French GAAP and U.S. GAAP as they relate to Pechiney's consolidated financial statements is set forth in Note 25 of the "Notes to Consolidated Financial Statements" included in Pechiney's Annual Report on Form 20-F for the year ended December 31, 2002, as filed with the SEC on March 25, 2003, and the Appendix to the First Quarter Results 2003 filed on Form 6-K on April 30, 2003.

                                                FOR THE THREE
                                                MONTHS ENDED
                                                  MARCH 31,         FOR THE YEARS ENDED DECEMBER 31,
                                                -------------   -----------------------------------------
                                                2003    2002     2002     2001     2000    1999     1998
                                                -----   -----   ------   ------   ------   -----   ------
                                                 (UNAUDITED)
                                                   (IN MILLIONS OF EUROS EXCEPT PER SHARE AND PER ADS
                                                                        AMOUNTS)
FRENCH GAAP INFORMATION
Net sales and other operating revenues........  2,850   2,844   12,053   11,204   10,827   9,646   10,012
Net income (loss).............................     (2)     37      (50)     233      314     260      311
Total assets..................................  8,230   8,793    8,234    8,683    8,073   7,687    9,282
Long-term debt (including current portion)....  1,483     988    1,504    1,008      765   1,076    1,932
Other debt....................................    373     784      390      912      592     456    1,188
Cash and marketable securities................    471     443      436      434      461     468    1,033
Shareholders' equity..........................  2,969   3,332    3,014    3,395    3,273   3,026    2,624
Net income (loss) per Pechiney Common Share...  (0.03)  (0.47)   (0.66)    2.92     3.90    3.17     3.80
Net income (loss) per Pechiney ADS............  (0.02)  (0.23)   (0.33)    1.46     1.95    1.58     1.90
Cash dividends per Pechiney Common Share......     --      --     1.00     1.00     1.00    0.81     0.80
Cash dividends per Pechiney ADS...............     --      --     0.50     0.50     0.50    0.40     0.40
U.S. GAAP INFORMATION
Net income (loss).............................      6      31       (4)     194      314     260      311
Net income (loss) per Pechiney Common Share --
  Basic.......................................   0.07    0.39    (0.07)    2.43     3.90    3.17     3.80
Net income (loss) per Pechiney Common Share --
  Diluted.....................................   N.A.    N.A.    (0.07)    2.42     3.88    3.16     3.80

---------------

N.A. -- Information not available

In 1998 the consolidated financial statements were initially prepared in French francs and then translated to euros using the official exchange rate of 6.55957 French francs per euro which was fixed on December 31, 1998. The comparability of Pechiney's consolidated financial statements from one year to another is not affected by the translation to euros.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION;
                  UNAUDITED PRO FORMA COMBINED CAPITALIZATION

The following selected unaudited pro forma combined financial information, which gives effect to the offers, is presented in U.S. dollars and reflects the combination of Alcan and Pechiney using the purchase method under U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that Alcan believes are reasonable, including the assumptions that pursuant to the offers:

     - all of the outstanding Pechiney Common Shares are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 5 Pechiney Common Shares;

     - all of the outstanding Pechiney Bonus Allocation Rights are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 50 Pechiney Bonus Allocation Rights;

     - all of the outstanding Pechiney OCEANEs are exchanged for cash. Each Pechiney OCEANE is exchanged for E81.70;

     - all of the outstanding Pechiney ADSs are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 10 Pechiney ADSs;

     - all of the outstanding Pechiney stock options are exchanged for Alcan stock options; and

     - the cash consideration paid in the offers is financed by additional Alcan debt.

The selected unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved if the offers had been completed during the periods presented, nor is the selected unaudited pro forma combined financial information necessarily indicative of the future operating results or financial position of the combined entities. The unaudited pro forma combined financial information does not reflect any cost savings or other synergies which may result from the combination. The pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition. Because Alcan has access only to publicly available financial information about Pechiney's accounting policies, there can be no assurance that the accounting policies of Pechiney conform to those of Alcan.

The unaudited pro forma combined financial information does not reflect the impact of undertakings that Alcan expects to make in order to address competition concerns, as there are no current agreements providing for implementation of such undertakings, which, however, are expected to be carried out shortly after the completion of the offers. See "The Offers-Reasons for the Offers -- Possible Undertakings to Meet Regulatory Concerns".

This selected unaudited pro forma combined financial information has been derived from and should be read in conjunction with the "Pro Forma Combined Financial Statements of Alcan and Pechiney" on page 70 and the related notes included herein, and with the respective consolidated financial information of Alcan and Pechiney as of and for the three months ended March 31, 2003, and as of and for the year ended December 31, 2002, which are incorporated herein by reference. All amounts are stated in U.S. dollars. This pro forma information is subject to risks and uncertainties, including those discussed under "Risk Factors -- Risks Relating to the Offers -- We Have Not Been Given the Opportunity to Conduct a Due Diligence Review of the Non-Public Records of Pechiney. Therefore, We May Be Subject to Unknown Liabilities of Pechiney which May Have a Material Adverse Effect on Our Profitability And Results Of Operations" and "Risk Factors -- Risks Relating to the Offers -- We Have Not Verified the Reliability of the Pechiney Information Included in, or Incorporated by Reference into, this Prospectus."

As noted above, Alcan prepares its financial statements in accordance with Canadian GAAP, and provides a reconciliation of such financial statements to U.S. GAAP. Since Pechiney does not prepare Canadian GAAP financial information, but does prepare a U.S. GAAP reconciliation of its financial statements, the pro forma financial information herein is prepared in accordance with U.S. GAAP.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                                      THREE MONTHS ENDED        YEAR ENDED
                                                        MARCH 31, 2003       DECEMBER 31, 2002
                                                     --------------------   -------------------
                                                     (UNAUDITED AND IN MILLIONS OF U.S. DOLLARS
                                                           EXCEPT PER SHARE INFORMATION)
Sales and operating revenues.......................          6,313                 23,871
Income from continuing operations..................             17                    425
Basic net income per Common Share..................           0.04                   1.14

                                                                 AS OF MARCH 31, 2003
                                                              --------------------------
                                                                  (UNAUDITED AND IN
                                                              MILLIONS OF U.S. DOLLARS)
Total assets................................................            27,272
Long-term debt (including current portion)..................             4,247
Short term borrowings.......................................             3,788
Cash and time deposits......................................               423
Shareholders' equity........................................             9,783

UNAUDITED CAPITALIZATION

                                                                              PRO FORMA
                                                              ALCAN        COMBINED ENTITY
                                                          MARCH 31, 2003   MARCH 31, 2003
                                                            (US GAAP)         (US GAAP)
                                                          --------------   ---------------
                                                           (UNAUDITED AND IN MILLIONS OF
                                                                   U.S. DOLLARS)
Short term borrowings...................................         342            3,788
Debt maturing within one year...........................         286              496
Debt not maturing within one year.......................       3,043            3,751
                                                              ------           ------
Total debt..............................................       3,671            8,035
Minority Interest.......................................         135              300
SHAREHOLDERS' EQUITY
Preference shares.......................................         160              160
Common shares...........................................       4,708            6,172
Retained earnings.......................................       3,462            3,462
Other...................................................         (76)             (11)
                                                              ------           ------
Total shareholders' equity..............................       8,254            9,783
CONSOLIDATED CAPITALIZATION.............................      12,060           18,118
                                                              ======           ======

                    COMPARATIVE PER SHARE MARKET INFORMATION

Alcan Common Shares are listed on the New York Stock Exchange under the symbol "AL", the Toronto Stock Exchange under the symbol "AL.TO", the London Stock Exchange under the symbol "ALq.L" and the SWX Swiss Exchange under the symbol "AL.S". Pechiney Common Shares are listed on Euronext Paris under the ISIN code FR0000132904 and quoted on SEAQ International in London under the symbol "PECHaq.L", Pechiney Bonus Allocation Rights are listed on Euronext Paris under the ISIN code FR0000951634 and Pechiney ADSs are listed on the New York Stock Exchange under the symbol "PY". The following table presents the closing market prices per security for Alcan Common Shares, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs in euros or U.S. dollars, as the case may be:

     - as reported on the New York Stock Exchange for Alcan Common Shares;

     - as reported on the Euronext Paris for Pechiney Common Shares and Pechiney Bonus Allocation Rights;

     - as reported on the New York Stock Exchange for Pechiney ADSs.

In each case the prices given are, first, as of July 3, 2003 or July 4, 2003, which was the last full trading day on the New Year Stock Exchange and on Euronext Paris, respectively, prior to the public announcement of these proposed
offers and, second, as of       , 2003, the most recent practicable trading day
prior to the date of this prospectus. See "Market Price and Dividend Data" on page 105 for further information about historical market prices and average daily trading volumes of these securities.

The following table also presents the implied equivalent closing market prices per security for Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs in U.S. dollars. These prices were calculated by multiplying the closing market prices per share of Alcan Common Shares by the exchange ratio of 3 Alcan Common Shares for every 5 Pechiney Common Shares, 3 Alcan Common Shares for every 50 Pechiney Bonus Allocation Rights and 3 Alcan Common Shares for every 10 Pechiney ADSs, and then adding to those amounts the U.S. dollar equivalent of the cash portion of the exchange consideration of E123 for every 5 Pechiney Common Shares, E123 for every 50 Pechiney Bonus Allocation Rights and E123 for every 10 Pechiney ADSs. In calculating the equivalent basis market value per Pechiney security, euro amounts have been translated into U.S. dollars at a rate of E1.00 = $1.1503, which was the Federal Reserve Bank of New York noon buying rate on July 3, 2003.

                                                                            EQUIVALENT BASIS MARKET VALUE
                                                      PECHINEY                  PER PECHINEY SECURITY
                                    ALCAN    ---------------------------   -------------------------------
                                    ------              BONUS                           BONUS
                                    COMMON   COMMON   ALLOCATION            COMMON    ALLOCATION
                                    SHARES   SHARES    RIGHTS)     ADSS     SHARES      RIGHTS      ADSS
                                    ------   ------   ----------   -----   --------   ----------   -------
                                    (NYSE)   (EURO)     (EURO)     (USD)    (USD)       (USD)       (USD)
                                    ------   ------   ----------   -----   --------   ----------   -------
July 3 or July 4, 2003, as
  applicable......................  31.46    34.70       3.79      19.27      47.17       4.72       23.59
      , 2003......................

The market prices of Alcan Common Shares and Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs are likely to fluctuate prior to the expiration date of these offers and cannot be predicted. We urge you to obtain current market information regarding Alcan Common Shares and Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs.

      SUMMARY SELECTED COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following tables set forth certain historical per share data for Alcan and Pechiney as well as unaudited pro forma and equivalent pro forma combined per share data to reflect the combination of Alcan and Pechiney. The pro forma adjustments are based upon available information and certain assumptions that Alcan believes are reasonable, including the assumptions that pursuant to the offers:

     - all of the outstanding Pechiney Common Shares are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 5 Pechiney Common Shares;

     - all of the outstanding Pechiney Bonus Allocation Rights are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 50 Pechiney Bonus Allocation Rights;

     - all of the outstanding Pechiney OCEANEs are exchanged for cash. Each Pechiney OCEANE is exchanged for E81.70;

     - all of the outstanding Pechiney ADSs are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 10 Pechiney ADSs;

     - all of the outstanding Pechiney stock options are exchanged for Alcan stock options; and

     - the cash consideration paid in the offers is financed by additional Alcan debt.

The summary selected comparative historical and pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved if the offers had been completed during the periods presented, nor is the summary selected comparative historical and pro forma per share data necessarily indicative of the future operating results or financial position of the combined entities.

This summary selected comparative historical and pro forma per share data has been derived from and should be read in conjunction with the "Pro Forma Combined Financial Statements of Alcan and Pechiney" on page 70 and the related notes included herein, and with the respective consolidated financial information of Alcan and Pechiney as of and for the three months ended March 31, 2003, and as of and for the year ended December 31, 2002, which are incorporated herein by reference. All amounts are stated in U.S. dollars. This pro forma information is subject to risks and uncertainties, including those discussed under "Risk Factors -- Risks Relating to the Offers -- We Have Not Been Given the Opportunity to Conduct a Due Diligence Review of the Non-Public Records of Pechiney. Therefore, We May Be Subject to Unknown Liabilities of Pechiney Which May Have a Material Adverse Effect on Our Profitability and Results of Operations" and "Risk Factors -- Risks Relating to the Offers -- We Have Not Verified the Reliability of the Pechiney Information Included in, or Incorporated by Reference into, this Prospectus."

                                                            ALCAN
                                                  -------------------------           PECHINEY(1)
                                                  HISTORICAL    PRO FORMA     ---------------------------
                                                     PER       COMBINED PER   HISTORICAL PER
                                                    COMMON        COMMON          COMMON       HISTORICAL
U.S. GAAP INFORMATION                               SHARE         SHARE           SHARE         PER ADS
---------------------                             ----------   ------------   --------------   ----------
THREE MONTHS ENDED MARCH 31, 2003
Net income (loss) from continuing operations....    $ 0.04        $ 0.04          $ 0.08         $ 0.04
Dividends(2)....................................    $ 0.15        $ 0.15              --             --
Book value......................................    $25.16        $26.12          $41.05         $20.52
YEAR ENDED DECEMBER 31, 2002
Net income (loss) from continuing operations....    $ 1.26        $ 1.14          $(0.07)        $(0.03)
Dividends(2)....................................    $ 0.60        $ 0.60          $ 1.05         $ 0.52
Book value......................................    $25.79        $  N/A          $39.76         $19.88

---------------
(1) Euro amounts were translated using the average rate of each financial period for "Net income from continuing operations." Euro amounts were translated at period-end rate for "Dividends" and "Book value." For more information on historical currency exchange rates see "Exchange Rate Information" on page 111.

(2) The Alcan pro forma dividends per share represent the historical per share dividends paid by Alcan.

                                  RISK FACTORS

You should carefully consider the following risks and the risk factors incorporated by reference into this prospectus, together with the other information contained in or incorporated by reference into this prospectus, before making any decision concerning the terms of this offer or whether to accept it. Any of these risks could have a material adverse effect on our business, financial condition and results of operations, which could in turn affect the price of our Alcan Common Shares.

RISKS RELATING TO THE OFFERS

INTEGRATION OF THE COMPANIES MAY FAIL OR DISRUPT OPERATIONS.

The anticipated benefits and synergies expected to result from the offers will depend in part upon whether the operations of Alcan can be integrated in an efficient and effective manner with those of Pechiney. Successful integration will require the integration of various aspects of each company's business. There can be no assurances as to the extent to which the anticipated benefits expected to result from this integration will be achieved, if at all. The ability to achieve these anticipated benefits could be more difficult in an unsolicited transaction opposed by or not supported by the Pechiney board of directors. Failure to successfully integrate the business organizations could have a material adverse effect on the financial condition and results of the operations of Alcan and result in the failure to achieve certain of the expected benefits from the combination, including synergies and other operating efficiencies. The integration of the business organizations could interfere with the activities of one or more of the businesses of the companies which could have material adverse effects on their operations. In addition, the integration of the business organizations may involve a number of other risks, including the diversion of management's attention from the day-to-day operations of each company's business.

EVEN IF ALCAN CONSUMMATES THE OFFERS, THERE MAY BE A DELAY BEFORE ALCAN CAN OBTAIN CONTROL OF THE MANAGEMENT OF PECHINEY.

In order for Alcan to take management control of Pechiney following successful completion of the offers, Alcan will need to take control of the board of directors of Pechiney. Pursuant to Article L. 225-103, II, 4 of the French Commercial Code, if Alcan gains control of Pechiney pursuant to the offers, Alcan may request the board of directors of Pechiney to convene a shareholders' meeting with an agenda which will provide for the election of the directors. If Pechiney's board of directors fails to convene such a shareholders' meeting, Alcan is permitted, after a reasonable delay and notice to Pechiney's board of directors, to convene a meeting for the election of directors. This meeting may be held no sooner than 30 days after the publication of a notice announcing the meeting in the French official legal gazette.

FIXED EXCHANGE RATIO WILL NOT REFLECT MARKET FLUCTUATIONS AND EXCHANGE RATES MAY FLUCTUATE.

Pechiney securityholders are being offered a fixed number of Alcan Common Shares and cash in the offers, rather than Alcan Common Shares with a fixed market value and cash. The market values of Alcan Common Shares and the Pechiney securities at the time of the completion of the offers may vary significantly from the value at the date of this prospectus or the date that you tender your Pechiney securities. Furthermore, currency exchange rates may fluctuate and the prevailing euro/U.S. dollar exchange rate on the settlement date may be significantly different from the exchange rate on the date of this prospectus or the date that you tender your Pechiney securities. These changes may significantly affect the value of the consideration you receive for tendered Pechiney securities.

REGULATORY APPROVALS MAY NOT BE OBTAINED OR MAY IMPOSE ADVERSE CONDITIONS AND OBLIGATIONS.

Completion of the transaction is conditional upon receipt of regulatory approvals from the European Commission, Relevant National Authorities (if any) to whom jurisdiction to review all or part of the transaction has been referred by the European Commission, and the U.S. antitrust authorities. See "Regulatory Matters" beginning on page 79. There can be no assurance that all necessary approvals will be granted or that they will be granted on favorable terms. It is possible that certain regulatory approvals will be
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subject to conditions and obligations that adversely affect the financial position or operations of Alcan, which could include the divestiture of certain assets or business divisions or the imposition of obligations on Alcan that restrict the manner in which it can carry on business. Should any such divestitures or obligations be required and implemented, there could be a material effect upon the business of Alcan or Pechiney. Although such material effect could be negative, Alcan may nevertheless elect to proceed with the offers as being in its best financial and strategic interests. In connection with the offers, Alcan has held preliminary discussions with the European Commission concerning the possibility that it may need to offer divestiture and/or other remedies in order to obtain approval from the European Commission, as described under "The Offers -- Reasons for the Offers -- Possible Undertakings to Meet Regulatory Concerns" below. However, there can be no assurance that any divestiture and/or other remedies that may be offered by Alcan will be accepted by the European Commission or any other relevant regulatory authorities with jurisdiction to review the transaction. Such remedies may include operations that account for significant amounts of revenues and net income for Alcan or Pechiney. Furthermore, Alcan may decide that significant amounts of additional assets should be disposed of in connection with such divestitures for various business reasons. There can be no assurance that any divestitures ultimately required for regulatory reasons, or any related divestitures, will not have a material adverse effect upon our business or results of operations in the future.

Other jurisdictions throughout the world claim jurisdiction under their competition or antitrust laws in respect of acquisitions or mergers that have the potential to affect their domestic marketplace. A number of these jurisdictions will have or claim to have jurisdiction to review the transaction. Although Alcan does not anticipate that there will be any investigations or proceedings in any jurisdiction that would have a material impact on the completion of the offers or the operations of Alcan or Pechiney, there can be no assurance that such investigations or proceedings, whether by governmental authorities or private parties, will not be initiated and, if initiated, will not have a material adverse impact on the completion of the offers or the operations of Alcan or Pechiney.

ALCAN IS A CANADIAN CORPORATION, AND BEING A SHAREHOLDER OF A CANADIAN CORPORATION INVOLVES DIFFERENT RIGHTS AND PRIVILEGES THAN BEING A SHAREHOLDER OF A FRENCH CORPORATION.

Alcan is governed by the Canada Business Corporations Act and by its restated articles of incorporation and by-laws. The Canada Business Corporations Act extends to shareholders certain rights and privileges that may not exist under French law and, conversely, does not extend certain rights and privileges that shareholders of a company governed by French law may have. For a more detailed comparison of the rights of Alcan shareholders versus the rights of Pechiney securityholders, see our discussion in the section captioned "Comparison of Shareholders' Rights" beginning on page 85.

WE HAVE NOT BEEN GIVEN THE OPPORTUNITY TO CONDUCT A DUE DILIGENCE REVIEW OF THE NON-PUBLIC RECORDS OF PECHINEY. THEREFORE, WE MAY BE SUBJECT TO UNKNOWN LIABILITIES OF PECHINEY WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR PROFITABILITY AND RESULTS OF OPERATIONS.

In commencing the offers and determining their terms and conditions, we have relied solely and exclusively upon publicly available information relating to Pechiney, including periodic and other reports for Pechiney as filed with or furnished to the SEC on Form 20-F and Form 6-K, as well as Pechiney's 2002 Document de reference, as filed with the COB. We have not conducted an independent due diligence review of any non-public information about Pechiney. On July 7, 2003, we sent letters to Pechiney and to Pechiney's independent public accountants, requesting, among other things, information and cooperation with respect to our registration statement, of which this prospectus is a part. As of the date of this prospectus, we have not had access to due diligence materials or the management or independent public accountants of Pechiney. As a result, after the consummation of our offers, we may be subject to unknown liabilities of Pechiney, which may have a material adverse effect on our profitability, results of operations and financial position, which we might have otherwise discovered if we had been permitted by Pechiney to conduct a complete due diligence review.

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

WE HAVE NOT VERIFIED THE RELIABILITY OF THE PECHINEY INFORMATION INCLUDED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS.

In respect of information relating to Pechiney presented in, or incorporated by reference into, this prospectus, including all Pechiney financial information, we have relied exclusively upon publicly available information, including information publicly filed by Pechiney with securities regulatory authorities. Although we have no knowledge that would indicate that any statements contained herein based upon such reports and documents are inaccurate, incomplete or untrue, we were not involved in the preparation of such information and statements and, therefore, cannot verify the accuracy, completeness or truth of such information or any failure by Pechiney to disclose events that may have occurred, but that are unknown to us, that may affect the significance or accuracy of any such information. Pechiney has not provided representatives of Alcan access to Pechiney's accounting records and has not permitted its independent public accountants to provide us with any information, including an independent public accountants' consent. This lack of cooperation has required adjustments and assumptions to be made with respect to Pechiney's financial information in preparing the pro forma financial information regarding Pechiney presented in this prospectus. For example, in preparing pro forma information for the first quarter of 2003 we have relied upon the U.S. GAAP financial information that Pechiney has furnished to the SEC, which did not reflect any adjustments as a result of the implementation of SFAS No. 143, "Accounting for Asset Retirement Obligations," which was effective on January 1, 2003. Any financial information regarding Pechiney that may be detrimental to the combined entity and that has not been publicly disclosed by Pechiney (e.g., any charges related to implementation of SFAS No. 143), or errors in our estimates due to the lack of cooperation from Pechiney, may have an adverse effect on the benefits we expect to achieve through the consummation of the offers and may result in material inaccuracies in the pro forma information included in this prospectus.

CONSUMMATION OF THE OFFERS MAY RESULT IN ADVERSE TAX CONSEQUENCES.

We have not had access to information concerning Pechiney's tax situation. It is possible that the consummation of the offers may result in adverse tax consequences arising from a change of ownership of Pechiney. The tax consequences of a change of ownership of a corporation can lead to an inability to carry-over certain tax attributes, including but not limited to tax losses, tax credits and/or tax basis of assets. In addition, the change of ownership may result in other tax costs not normally associated with the ordinary course of business. Such other tax costs include, but are not limited to, stamp duties, land transfer taxes, franchise taxes and other levies. The fact that Alcan is unaware of information relevant to a determination of the potential tax consequences and related costs represents an additional transaction risk.

THE OFFERS COULD TRIGGER CERTAIN CHANGE OF CONTROL PAYMENTS IN THE EMPLOYMENT AGREEMENTS OF CERTAIN MEMBERS OF PECHINEY'S SENIOR MANAGEMENT, AS WELL AS CHANGE OF CONTROL PROVISIONS IN OTHER CONTRACTS OF PECHINEY.

The employment agreements of certain members of the Pechiney senior management and other employees may contain change of control clauses providing for compensation to be granted in the event the employment of these employees is terminated following the consummation of the offers, either by Pechiney or by those employees. If successful, the offers would effect such a change of control, thereby giving rise to potential change of control payments, which could be substantial and which could materially adversely affect our results of operations in the period they become payable. In addition, other contracts to which Pechiney is a party may contain change of control provisions that could be triggered by the completion of the offers, possibly resulting in termination of those contracts or increased obligations or loss of benefits to Pechiney.

THE SUBSTANTIAL INCREASE IN THE NUMBER OF ALCAN COMMON SHARES FOLLOWING THE TRANSACTION MAY ADVERSELY AFFECT THEIR MARKET PRICE.

Upon completion of the offers for Pechiney securities, assuming that all Pechiney securities are acquired, additional Alcan Common Shares, representing up to approximately 14.5% of the current share capital of Alcan, will be available for trading in the public market. The increase in the number of Alcan Common

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

Shares may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, the Alcan Common Shares.

THE MARKET FOR PECHINEY SECURITIES MAY BE ADVERSELY AFFECTED BY THE OFFERS.

If the offers for Pechiney securities are successful, the liquidity and market value of the remaining Pechiney securities held by the public could be adversely affected by the fact that they will be held by a smaller number of holders.

Depending upon the number of Pechiney securities acquired pursuant to the Pechiney offers, following the completion of the offers the Pechiney ADSs may no longer meet the requirements of the New York Stock Exchange for continued listing and the Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs may no longer meet the requirements of Euronext Paris for continued listing. Moreover, to the extent permitted under applicable law and stock exchange regulations, Alcan may seek to cause the delisting of the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs on such exchanges.

If the New York Stock Exchange were to delist the Pechiney ADSs, or if the Euronext Paris were to delist the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs, the market for these securities could be adversely affected. Although it is possible that the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs would be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges, or through the National Association of Securities Dealers, Inc. Automated Quotations System or by other sources, there can be no assurance that any such trading quotations will occur. In addition, the extent of the public market for the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs, as the case may be, remaining at such time, the interest in maintaining a market in the Pechiney ADSs, Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney OCEANEs, as the case may be, on the part of securities firms and the possible termination of registration of ADSs under the Securities Exchange Act of 1934. If such registration is terminated, Pechiney could cease filing periodic reports with the SEC, which could further impact the value of the Pechiney ADSs. To the extent the availability of such listings or quotations depends on steps taken by Alcan or Pechiney, Alcan or Pechiney may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available.

RISKS RELATING TO THE BUSINESS OF ALCAN IF THE OFFERS ARE SUCCESSFUL

The business of Alcan is and will continue to be subject to a number of risks, including those listed below. Certain of these risks may be increased by the completion of the transactions and the acquisition of Pechiney.

INCREASED EXPOSURE TO CURRENCY EXCHANGE RATE FLUCTUATIONS MAY ADVERSELY IMPACT FINANCIAL RESULTS.

A substantial portion of Alcan's revenue is determined in U.S. dollars while a significant portion of its costs related to those revenues are incurred in Canadian and Australian dollars. Additionally, Alcan's earnings from its European subsidiaries are substantially denominated in euros. Fluctuations in exchange rates between the U.S. dollar and these currencies give rise to currency exposure. This exposure is generally favorable to Alcan when the U.S. dollar strengthens against the Canadian and Australian dollars and unfavorable when it weakens. Conversely, Alcan is disadvantaged when the U.S. dollar strengthens against the euro and is advantaged when it weakens. Where judged appropriate, Alcan seeks to manage a portion of the impact of this risk by entering into forward currency contracts and options, but such hedging activities are limited in nature, may be costly and in any event do not normally extend beyond three years and therefore will not eliminate a material portion of the potentially significant adverse effect that exchange rate fluctuations could have on Alcan's results of operations or financial condition over an extended period. Following completion of the offers, Alcan will be exposed to additional possibly offsetting currency exchange risk, primarily with respect to the

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

euro, as a much more significant amount of its revenues generated in Europe is expected to be generated in U.S. dollars while a more significant portion of its operating expenses related to those revenues is expected to be incurred in euros. There can be no assurance that such currency exchange risks will not have a materially adverse effect on Alcan's operating results in the future.

ALCAN WILL BE EXPOSED TO TRADING AND BROKERAGE RISKS.

Pechiney engages in substantial trading and brokerage activities. For example, Pechiney's 2002 financial statements indicate that E5,036 million, or 42%, of Pechiney's 2002 net sales resulted from its trading and brokerage operations. Alcan does not have comparable operations and if the offers are consummated, will be exposed to the risks of these businesses, including credit and derivatives risks and the risk of significant losses if prices move contrary to the expectations of Pechiney at the time the related contracts were entered into and if Pechiney's risk management procedures prove to be inadequate. There can be no assurance that the risks of Pechiney's trading and brokerage businesses will not result in material losses to Alcan after consummation of the offers or that such losses will not materially adversely affect Alcan's results of operations, liquidity and financial position.

ALCAN WILL BE EXPOSED TO INCREASED MARKET AND CREDIT RISK IN DERIVATIVES.

Each of Alcan and Pechiney uses derivatives to hedge, among other things, its exposure to changes in exchange rates, interest rates and metals prices. In addition, Pechiney's trading activities involve extensive use of derivatives. Alcan will accordingly be subject to significantly increased market and credit risks relating to derivatives after completion of the offers.

ALCAN MAY BE EXPOSED TO INCREASED ENVIRONMENTAL COSTS AND LIABILITIES.

Each of Alcan and Pechiney is subject to a broad range of environmental laws and regulations in each of the jurisdictions in which it operates. These laws and regulations, as interpreted by relevant agencies and the courts, impose increasingly stringent environmental protection standards regarding, among other things, air emissions, wastewater storage, treatment and discharges, the use and handling of hazardous or toxic materials, waste disposal practices, and the remediation of environmental contamination. The costs of complying with these, including participation in assessments and remediation of sites, could be significant. In addition, these standards can create the risk of substantial environmental liabilities, including liabilities associated with divested assets and past activities. Currently, each of Alcan and Pechiney is involved in a number of compliance efforts and legal proceedings concerning environmental matters. Each of Alcan and Pechiney has established reserves for environmental remediation activities and liabilities. However, environmental matters cannot be predicted with certainty, and there can be no assurance that these amounts will be adequate, especially in light of potential changes in environmental conditions or the discovery of previously unknown environmental conditions, the risk of governmental orders to carry out additional compliance on certain sites not initially included in remediation in progress, and the potential liability of each of Alcan and Pechiney to remediate sites for which provisions have not been previously established. Such future developments could result in increased environmental costs and liabilities that could have a material adverse effect on Alcan's financial position and results of operations.

Some of Alcan's and Pechiney's current and potential operations are located in or near communities that may now, or in the future, regard such operations as having a detrimental effect on their social and economic circumstances. Should this occur, the consequences of such a development may have a material adverse impact upon the profitability or, in extreme cases, the viability of an operation. In addition, such developments may adversely affect Alcan's ability to enter into new operations in such location or elsewhere.

ALCAN WILL BE EXPOSED TO INCREASED POTENTIAL RISKS OF LOSSES FROM OPERATIONS IN LESS DEVELOPED COUNTRIES.

After the offers Alcan will have increased operations in developing countries which may be more vulnerable to risks of war, civil disturbances and adverse governmental action, such as nationalization, re-negotiation or

                                        23
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nullification of existing contracts, leases, permits or other agreements, changes in laws, policy and currency restrictions, as well as other unanticipated risks, which may disrupt or impede operations and markets, restrict the movement of funds, impose limitations on foreign exchange transactions or result in the expropriation of assets. Certain of the countries in which Alcan will operate have recently been subject to economic or political instability, which could adversely affect operations in such countries.

ALCAN MAY BE EXPOSED TO RISKS RELATING TO CAPITAL PROJECTS OF PECHINEY.

Pechiney has announced its involvement in a number of significant capital projects for which there is little available information to identify and quantify commitments and to determine potential financial impact. These include, for example, Pechiney's Coega smelter project in South Africa and its Bauxilum bauxite and alumina project in Venezuela. If the offers are completed, there can be no assurance that Pechiney's commitments with respect to these capital projects will not materially adversely affect Alcan's results of operations in the future.

ALCAN WILL CONTINUE TO BE EXPOSED TO VOLATILITY IN THE ALUMINUM INDUSTRY.

Alcan is a leading global producer of aluminum and aluminum fabricated products. The aluminum industry is highly cyclical, with prices subject to worldwide market forces of supply and demand and other influences. Prices have been volatile historically and Alcan expects such volatility to continue. Although Alcan uses contractual arrangements with customers, employs certain measures to manage its exposure to the volatility of London Metals Exchange based prices and is product and segment diversified, Alcan's results of operations could be materially adversely affected by material adverse changes in economic or aluminum industry conditions generally. Aluminum end use markets, including the automotive and building and construction sectors, are also cyclical. When downturns occur in these sectors, decreased demand for aluminum may result in lower prices for Alcan's products and may have a material adverse effect on Alcan's results of operations.

ALCAN'S OPERATIONS WILL CONTINUE TO BE EXPOSED TO CHANGES IN CERTAIN ECONOMIC CONDITIONS AND GOVERNMENT ACTIONS.

Economic and other factors in the many countries in which Alcan operates, including inflation, fluctuations in currency and interest rates, competitive factors, civil unrest and labor problems, could affect Alcan's revenues, expenses and results of operations. Alcan's operations could also be adversely affected by government actions such as controls on imports, exports and prices, new forms of taxation, and increased government regulation in the countries in which Alcan operates or services customers.

ALCAN'S OPERATIONS WILL CONTINUE TO BE DEPENDENT ON SUBSTANTIAL AMOUNTS OF
ENERGY.

Alcan consumes substantial amounts of energy in its operations. Although Alcan generally expects to meet the energy requirements for its aluminum smelters and alumina refineries from internal sources or from long-term contracts, the following factors could materially adversely affect its results of operations: the unavailability of hydroelectric power due to droughts, significant increases in costs of supplied electricity, interruptions in energy supply due to equipment failure or other causes or the inability to extend contracts upon expiration on economical terms. In addition, aluminum smelters generally require an uninterrupted supply of intense electrical energy, and any interruption of more than a very short duration, whatever the cause, may have a major technical, commercial and financial impact on the activities of the facility concerned. Pechiney currently obtains a significant portion of its electricity requirements under contracts with Electricite de France. There can be no assurance that Alcan would be able to renew or replace these contracts on comparable terms following their expiry.

If energy costs were to rise, or if energy supplies or supply arrangements were disturbed, Alcan's profitability may decline, which could lead to a reduction in any dividends or cause the trading prices of Alcan Common Shares to decline.

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

ALCAN'S PROFITABILITY WILL BE AFFECTED BY CHANGES IN THE COST AND AVAILABILITY OF RAW MATERIALS.

The raw materials that Alcan uses in manufacturing its products include caustic soda and calcined petroleum coke and resins. The prices of many of the raw materials Alcan uses depend on supply and demand relationships at a worldwide level, and are therefore subject to variation.

Prices for the raw materials Alcan requires may increase and, if they do, Alcan may not be able to pass on the entire cost of the increases to its customers or to offset fully the effects of higher raw material costs through productivity improvements, which may cause its profitability to decline. In addition, there is a potential time lag between changes in prices under Alcan's purchase contracts and the point when Alcan can implement a corresponding change under its sales contracts with its customers. As a result, Alcan cannot necessarily protect itself from fluctuations in raw materials prices since during the time lag period Alcan may have to temporarily bear the additional cost of the change under its purchase contracts, which could have a temporary negative impact on its profitability.

THE MARKETS FOR ALCAN'S PRODUCTS ARE HIGHLY COMPETITIVE.

The markets for aluminum and packaging products are highly competitive. In addition, aluminum competes with other materials, such as steel, plastics and glass, among others, for various applications in Alcan's key customer sectors. The willingness of customers to accept substitutions for the products sold by Alcan, the ability of large customers to apply buyer power in the marketplace to affect the pricing for fabricated aluminum or packaging products or other developments could affect Alcan's results of operations.

ALCAN MAY BE EXPOSED TO CHANGES IN THE BUSINESS OR FINANCIAL CONDITION OF ITS SIGNIFICANT CUSTOMERS.

Certain of Alcan's businesses rely, to varying degrees, upon a relatively small number of major customers for a significant portion of their sales. A significant downturn in the business or financial condition of a significant customer or customers supplied by Alcan could materially adversely affect Alcan's results of operations in a particular period. In addition, although Alcan believes it has good working relationships with these customers, if Alcan's existing relationships with them materially deteriorate or are terminated in the future, and Alcan is not successful in replacing business lost to such customers, Alcan's results of operations may be harmed, which could materially adversely affect our results of operations and lead to a reduction in dividends and cause the trading prices of Alcan Common Shares to decline.

ALCAN MAY BE SUBJECT TO LIABILITY RELATED TO THE USE OF HAZARDOUS SUBSTANCES IN PRODUCTION.

Alcan uses a variety of materials and chemicals in its manufacturing processes, as well in connection with maintenance work on its manufacturing facilities. In the event that any of these substances or related residues proves to be toxic, Alcan may be liable for increased costs for health-related claims or removal or re-treatment of such substances.

Although Alcan does not currently use asbestos or its derivatives as raw materials in its manufacturing processes, there is some risk of asbestos exposure associated with the existence of asbestos-containing materials in its manufacturing buildings and equipment.

ALCAN MAY BE EXPOSED TO SIGNIFICANT LEGAL PROCEEDINGS OR INVESTIGATIONS.

Alcan's results of operations or liquidity in a particular period could be affected by significant legal proceedings or investigations adverse to Alcan, including product liability, health and safety and other claims.

ALCAN IS EXPOSED TO PREVAILING INTEREST RATES AND EQUITY MARKET RETURNS IN CONNECTION WITH ITS PENSION PLANS.

Alcan sponsors defined benefit pension plans for its employees in Canada, the United States, the United Kingdom, Switzerland and certain other countries. Alcan's pension plan assets consist primarily of listed stocks and bonds. Its estimate of liabilities and expenses for pensions and other post-retirement benefits incorporate significant assumptions, including interest rates used to discount future benefits and expected
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

long-term rates of return on plan assets. Alcan's results of operations, liquidity or shareholders' equity in a particular period could be materially adversely affected by equity market returns that are less than their expected long-term rate of return or a decline of the rate used to discount future benefits.

If the assets of Alcan's pension plans do not achieve expected investment returns for any fiscal year, such deficiency would result in one or more charges against earnings. In addition, changing economic conditions, poor pension investment returns or other factors may require Alcan to make substantial cash contributions to the pension plans in the future, preventing the use of such cash for other purposes. For example, we recently made a significant contribution to one of our Canadian defined benefit plans as a result of recent poor investment performance.

ALCAN'S PAST AND FUTURE ACQUISITIONS OR DIVESTITURES MAY AFFECT ITS FINANCIAL CONDITION.

Alcan has grown partly through the acquisition of other businesses. There are numerous risks commonly encountered in business combinations and Alcan cannot ensure that the Alcan management will be able effectively to integrate businesses acquired, or generate the cost savings and synergies anticipated. Failure to do so could have a material adverse effect on Alcan's costs, earnings and cash flows.

As part of its strategy for growth, Alcan may continue to make acquisitions, divestitures or strategic alliances. There can be no assurance that these will be completed or be ultimately beneficial to Alcan.

NEW TECHNOLOGY MAY AFFECT ALCAN'S PROFITABILITY.

Alcan has invested in and is involved with a number of technology and process initiatives. Several technical aspects of these initiatives are still unproven and the eventual commercial outcomes cannot be assessed with any certainty. Accordingly, the costs and benefits from Alcan's investments in new technologies and the consequent effects on Alcan's future earnings and financial results may vary widely from present expectations.

Alcan is committed to protecting its trade secrets and investing in research and development in order to maintain the benefits of its technology in the future. However, Alcan may not be able to protect, or continue to develop, some of its proprietary technology in the future. In addition, Alcan may be subject to litigation in the future regarding the use of proprietary technology that it has developed.

ALCAN IS SUBJECT TO THE RISK OF UNION DISPUTES AND ADVERSE EMPLOYEE RELATIONS.

The majority of our hourly-paid employees are represented by labor unions under a large number of collective labor agreements. There can be no assurance that we will be able to satisfactorily renegotiate our collective labor agreements when they expire. In addition, existing labor agreements may not prevent a strike or work stoppage at our facilities in the future, and any such work stoppage could have a material adverse effect on our financial condition and results of operations.

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                                   THE OFFERS

                             REASONS FOR THE OFFER

Alcan is pursuing its offers for Pechiney because of the significant value-creating opportunities the offers present to both Alcan and Pechiney shareholders. The transaction is intended to enable Alcan to build upon its position as one of the world's leading aluminum and packaging companies and to benefit from the combined entity's enhanced scale, financial strength and technological resources as well as its increased capability to serve customers worldwide. Alcan will also benefit from a larger and more diversified low-cost global position in primary aluminum production with opportunities for profitable growth, an advanced aluminum fabricating business with facilities around the world and a leading position in flexible packaging. The addition of Pechiney will enhance Alcan's research and development and product and process development capabilities across all of its business sectors.

Reflecting Alcan's significantly increased industrial presence in France, Alcan intends to locate the global headquarters of the combined entity's packaging business in Paris and has identified France as the headquarters for its European primary aluminum business and the future global headquarters for new cell technology development in primary aluminum. Alcan is also considering the business logic relating to the possibility of establishing the global headquarters of the aerospace and engineered products group in France.

Alcan believes that its enhanced size and scope as a result of its acquisition of Pechiney will enable it to capitalize on a greater variety of strategic options. Alcan intends to continue pursuing value-maximizing strategies consistent with its Value Based Management system through a careful analysis of the expanded opportunity set that Alcan will benefit from following the transaction.

In 1999, Alcan, Pechiney and Alusuisse-Lonza Group AG, or "algroup", proposed a three-way combination (referred to as the "proposed APA transaction"). At that time, Alcan, Pechiney and algroup identified a series of compelling strategic benefits in connection with that transaction. These included:

     - a sustainable low-cost position in primary aluminum production,

     - the combination of their aluminum fabrication offerings,

     - the creation of a world leader in the packaging business,

     - leadership in core smelting technology,

     - substantial synergies arising from scale, plant optimization, elimination of duplication, and implementing best practices throughout the merged group.

The proposed APA transaction was conditional upon, among other things, receipt of merger approval from the European Commission. The inability to resolve certain transaction issues (including agreeing upon the undertakings that would have been required in order to secure regulatory approval from the European Commission) led Alcan, algroup and Pechiney to jointly terminate the APA transaction. Alcan was, however, able to subsequently complete its acquisition of algroup and achieve many of the anticipated benefits from the proposed APA transaction. Alcan is convinced that the fundamental strategic logic of the proposed APA transaction, which was endorsed at the time by Pechiney's then and current CEO, remains valid and compelling.

In assessing the merits of the transaction, Alcan has taken into account its past experience with, and the statements of, the European Commission at the time of the proposed APA transaction and has considered the likelihood that Alcan will need to commit to divesting, demerging or otherwise disposing of certain businesses or operations in order to obtain approval from the European Commission. Alcan has further considered the impact of its Value-Based Management systems on its strategic outlook and believes that the substantial benefits of its enhanced size and scope, financial strength and improved strategic flexibility following completion of the transaction substantially outweigh the likely impact of the undertakings that may be required in order to obtain regulatory approvals and the other risks associated with the transaction. The final determination of the undertakings that Alcan may be required to offer in order to obtain regulatory approval will be made through dialogue with the appropriate authorities and after careful assessment of the best
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

interests of Alcan's shareholders. To this end, Alcan has already initiated confidential discussions with the European Commission on appropriate undertakings to resolve the competition issues that the transaction will likely raise in Europe. See "-- Possible Undertakings to Meet Regulatory Concerns" beginning on page 30.

Alcan's assessment of the merits of the transaction also recognizes that the respective markets served by Alcan and Pechiney and the outlook for each company have changed significantly since 1999. These changes result from a variety of factors, including a revised industry view of lower aluminum prices, the deterioration in demand from the aerospace industry, the increase in the relative value of the euro to the dollar, and continued pressure in the packaging sector as a result of customer consolidation. Alcan has also taken into account its successful integration of algroup, as well as the complementary profit enhancement initiatives already underway at both Alcan and Pechiney. Furthermore, since the acquisition of algroup, Alcan has also successfully executed the acquisitions of 30% of the Gove alumina refinery, 40% of the Alouette smelter and VAW's FlexPac packaging business.

BUSINESS PLANS AND EXPECTED BENEFITS OF THE TRANSACTION

Following the transaction, the combined entity will benefit from the complementary strengths of Alcan and Pechiney. Total revenues of the combined entity on a pro forma basis will be approximately $24 billion based on 2002 revenues and Alcan will employ approximately 88,000 employees in 50 countries around the world. The aluminum and packaging business units will be among the largest companies in their respective industries, operating on a global scale. The expected benefits from this enhanced size and scope and Alcan's plans are outlined below.

Alumina.  Alcan will benefit from:

     - an increased ownership position (from 20.4% to 41.4%) in Queensland Alumina Ltd., the largest and one of the lowest cost alumina producers in the world,

     - the integration of geographically complementary bauxite mining and alumina refining capacities, and

     - opportunities to extend and improve the alumina production technology of the two companies.

Primary Aluminum. Alcan expects to benefit from the combined entity's larger low-cost position and opportunities for low-cost growth in primary aluminum production based on, among other things:

     - the increased scale, geographic diversification and integration of the two companies' low cost smelting systems,

     - increased opportunities to sustain and enhance Pechiney's strong position in new cell, high-amperage smelting technology and to extend its implementation,

     - opportunities to extend the best manufacturing practices of each company, including anticipated higher production efficiency through amperage increases and improved cell operation, and

     - an increased ability to evaluate and participate in value-creating brownfield and greenfield smelting projects worldwide.

Fabricated Aluminum. Following the transaction, Alcan will further enhance its position as a world leader in the fabricated and rolled aluminum products businesses. The addition of Pechiney's fabrication operations will provide Alcan with opportunities to:

     - participate, with a strong global position in the specialized and strategic aerospace market,

     - better serve the increasing demand for aluminum applications in the automotive industry, in both North America and Europe,

     - build upon Pechiney's technology and know-how, by applying its enhanced capabilities to the enlarged group's expanded operations, and

     - increase productivity through global implementation of best practices and the usage of the world-class rolling technologies of both companies.

Packaging. The combination of Alcan's and Pechiney's flexible and specialty packaging businesses will create one of the largest packaging companies in the world with a leading position in flexible packaging, complementary market positions in North America and Europe and a strong range of value-added products. Alcan intends to locate the global headquarters of the combined entity's packaging business in Paris. The combined packaging business will benefit from:

     - a geographically balanced operating platform offering a higher value, enhanced global range of packaging products,

     - improved capabilities to serve the needs of multinational customers,

     - a strong platform from which Alcan can actively pursue growth opportunities in this global industry, and

     - combining the combined entity's research and development activities and best practices in developing new products and improving manufacturing processes.

International Trade. The International Trading business of Pechiney will be continued as a stand-alone operation for a transitional period. Alcan intends to evaluate the value creation alternatives for this business, including the possibility of incorporating it into Alcan's existing operations.

Technology. Following completion of the transaction, Alcan intends to continue to actively support Pechiney's technology facilities with continued and enhanced investments to further develop Pechiney's world leading technologies, particularly in aluminum smelting. Specifically, Alcan plans to retain and enhance Pechiney's research and development capabilities in France, where it has established and nurtured a recognized center of excellence. In this regard, Alcan has identified France as the future global headquarters of new cell technology for primary aluminum.

Benefits to Customers. The industries that Alcan and Pechiney serve are themselves consolidating and becoming increasingly global in the scope of their operations. Their global and regional customers are seeking financially stable, full-service suppliers with the scale and regionally-based facilities required to meet their needs. Following the transaction, Alcan will be better positioned to work with its customers on a global basis to address their needs by supplying them with existing products as well as by efficiently developing new technologies and applications to serve their expanding needs.

Aluminum customers will benefit from working with a company that has a strengthened low-cost position, enhanced research and development and technological capabilities and the capacity and geographic scope to address customers' aluminum fabrication needs around the world.

Packaging customers will benefit from working with a company recognized as a leading supplier in its key markets, with enhanced technological capability allowing for product innovation and customer support.

ANTICIPATED COST SYNERGIES FROM THE TRANSACTION

Alcan's management currently estimates that combining Alcan and Pechiney will generate approximately $250 million in annual cost synergies, on a pre-tax basis, that will be substantially achieved within two years of the completion of the offers. By way of comparison, Alcan realized synergies of approximately $200 million per year, pre-tax, compared to an initial target of $150 million, from the successful integration of Algroup. This experience, as well as the experience of both Alcan and Pechiney in their own cost reduction programs initiated since the proposed APA transaction, support Alcan's synergy estimates in this transaction although there can be no assurance that synergies ultimately realized will not be higher or lower than this estimate, as discussed under "Risk Factors" beginning on page 19. In order to realize these synergies, Alcan currently estimates that it will incur approximately $200 million in costs and expend $50 million in capital within two years of the completion of the offers.

The cost synergies are expected to be achieved from:

     - selling, general and administrative expenses: cost savings realized by combining corporate and head office services and trading, sales and distribution staff support services;

     - operations: operating cost savings realized through the optimization of production facilities and the extension of production runs;

     - logistics and purchasing: raw material, operating and capital cost savings realized through leveraging project management, purchasing requirements and supply chain issues on a larger scale;

     - research and development: research and development cost savings realized by focusing research facilities, technical services and information technology; and

     - capital expenditure programs: optimizing the timing and the sequence of investments available to Alcan and Pechiney to maximize shareholder returns on these investments.

FINANCIAL RESOURCES FOR SUSTAINED GROWTH

Following the transaction, Alcan will have substantially greater financial resources than either Alcan or Pechiney alone. Alcan and Pechiney had combined pro forma 2002 total revenues of approximately $24 billion using the purchase method of accounting under U.S. GAAP. See "Pro Forma Combined Financial Statements of Alcan and Pechiney" beginning on page 70.

The transaction is anticipated to be accretive in year one to EBITDA, earnings per share, free cash flow and return on capital employed. Looking forward, Alcan also expects to meet or exceed its previously announced targets of 15% compound annual growth in earnings per share, minimum free cash flow of $400 million per year, and positive Economic Value Added by 2006.

Upon completion of the transaction, Alcan will have a debt to capital ratio above its long-term target of 35%. Alcan expects to be able to reduce this ratio to below its target within three years while maintaining its financial flexibility to assure Alcan's growth.

Alcan has also considered the potential adverse impact and risks of the transaction, including the increased management attention that will be required to integrate Pechiney, the costs and covenants associated with the bank facilities required to pay for the cash element of the consideration, the risks generally applicable with respect to an investment in Pechiney and the risks associated with an unsolicited acquisition where there are substantial limitations on the pre-acquisition due diligence process and increased danger of difficulties with Pechiney's management and employees. For a further discussion of these risks and uncertainties, please see "Risk Factors" beginning on page 19 and the "Cautionary Statement Concerning Forward-Looking Statements" on page 1.

POSSIBLE UNDERTAKINGS TO MEET REGULATORY CONCERNS

The completion of the offers and the subsequent combination of the businesses of Alcan and Pechiney are subject to certain regulatory approvals, including, among others, receipt of merger control approval from the European Commission. See "Regulatory Matters" beginning on page 79.

In view of Alcan's experience in respect of the competition regulatory matters and the competition issues that the offers may raise in certain European markets (notably certain flat-rolled products, aluminum aerosol cans and aluminum cartridges), Alcan has already held confidential preliminary discussions with the European Commission to discuss the types of undertakings that Alcan may need to offer in relation to these markets in order for the European Commission to be able to approve the transaction at the end of its initial ("Phase I") review of the transaction. If required, these undertakings will likely include the divestiture of certain European businesses, operations or assets of Alcan and/or Pechiney, to be implemented by way of sale, demerger or other transaction of similar effect within a relatively short period of time after the completion of the offers.

In relation to flat-rolled products, Alcan's interpretation of the position that the European Commission took in relation to the market shares that would have resulted from the proposed APA transaction is that the competition concerns arose primarily from bringing under common ownership and control Alcan's interest in AluNorf (a 50% interest in a rolling mill held through a joint venture with Norsk Hydro ASA) and Pechiney's Neuf-Brisach rolling mill. Alcan is therefore willing, if required by the European Commission, to undertake that these two rolling mill assets (in each case, together with certain other related rolling mill assets) will not both be held under common ownership and control. Alcan believes that such an undertaking would resolve the principal competition concerns that may be raised in relation to the Western European flat-rolled products markets, although there can be no assurance that the European Commission would not require Alcan to modify this proposed commitment. In relation to rigid packaging products, Alcan is prepared to undertake to divest or demerge certain businesses relating to aerosol cans and aluminum cartridges to resolve any regulatory concerns.

Alcan anticipates that the businesses that will likely be subject to any regulatory undertakings described above represent approximately 4% to 5% of total pro forma revenues (based on 2002 revenues).

Although Alcan expects to offer these undertakings with a view to securing regulatory approvals promptly, there can be no assurance that the European Commission will accept any remedies that Alcan offers in order to secure approval of the transaction. Furthermore, Alcan may be required to offer additional undertakings in relation to other products.

EMPLOYMENT MATTERS

Alcan recognizes the value of Pechiney's employees. Alcan will strive to retain Pechiney's critical human resources following completion of the transaction.

Industrial Operations. Alcan does not currently intend to make material changes to Pechiney's existing industrial workforce, beyond those that are contemplated by Pechiney's current strategic restructuring plans and closure or workforce reduction announcements. Alcan is committed to keeping both Alcan's and Pechiney's employees' representatives informed throughout the offer process.

Pechiney's Senior Management and Head Office. Alcan currently plans to maintain Pechiney's existing senior management team and head office operations in place for a transitional period, after which Alcan expects to be able to achieve significant cost synergies by rationalizing Pechiney's corporate head office. Alcan hopes to maintain Pechiney's office in Paris, although its activities and its size may be significantly changed. Certain business functions will no longer require as great a physical presence in Paris. Alcan intends, however, to locate the headquarters of its global packaging and European primary aluminum businesses in France. Alcan is also considering the business logic relating to the possibility of establishing the global headquarters of its aerospace and engineered product group in France.

If the offers are successfully completed, the structure of Pechiney's board of directors will be modified to reflect Pechiney's new shareholder base.

Alcan knows and values the quality of Pechiney's senior management team and hopes that a large number of Pechiney's executives will be involved in the management of the combined entity. Alcan's integration of the management of algroup is a tangible example of the success of the 1999 transaction, and indicates the potential opportunities for Pechiney's employees. Alcan intends to work with Pechiney's management team to maintain and enhance the continued efficient operation of the companies' business.

CONTEMPLATED DIVIDEND POLICY

Pechiney Securities. Alcan is not in a position at this stage to state what Pechiney's dividend policy will be in respect of Pechiney securities remaining outstanding after the offer, but it is likely that such policy will be determined in the context of Pechiney's integration into the combined entity. This policy could bring about a large reduction in the level of dividends paid by Pechiney, or even an end to dividends being paid at all.

Alcan Common Shares. The new Alcan Common Shares issued in connection with the offer will have the same dividend and other rights as existing Alcan Common Shares.

  HISTORY OF ALCAN AND BACKGROUND OF THE OFFERS; PAST CONTACTS, TRANSACTIONS,
                          NEGOTIATIONS AND AGREEMENTS

The Proposed Alcan-Pechiney-algroup Three-way Combination

In September 1999, the Company entered into a three-way combination agreement with Pechiney and algroup. The structure of the proposed combination involved two independent offers of the Company's Shares, one for all of the outstanding shares of Pechiney and the other for all of the outstanding shares of algroup. On November 22, 1999, Alcan's shareholders approved the issuance of Alcan Common Shares under the two independent offers.

On March 13, 2000, following months of intensive work and negotiations with the European and U.S. competition authorities, the three companies notified the European Commission that they were withdrawing their notification of the Pechiney related merger proposal and formally abandoned that proposal.

The European Commission rejected the commitments that the parties proposed to remedy the competition issues identified by the European Commission with respect to the combined entity's share of certain European markets (including aluminum beverage can body and end stock, aluminum food can sheet and certain packaging products). The European Commission issued a press release on March 14, 2000 that explained the competition issues identified by it and the reasons for its rejection of the commitments proposed by the parties.

The offer by Alcan for the algroup shares was approved by the European Commission on March 14, 2000, subject to certain divestitures. On October 17, 2000, the combination of Alcan and algroup was completed, with Alcan acquiring over 99% of the shares of algroup pursuant to its offer. Alcan acquired the remaining outstanding algroup shares in 2001, and caused algroup to be de-listed from the SWX Swiss Exchange.

Alcan-Pechiney Relationships

Alcan, through its Australian subsidiary Alcan South Pacific Pty Limited, holds a 21.4% equity interest in Queensland Alumina Limited ("QAL") in which Pechiney, through its subsidiary Pechiney Resources Pty Limited, holds a 20% equity interest. QAL operates an alumina refinery at Gladstone, Australia, as a cooperative for the benefit of its shareholders. Each participant in the refinery supplies bauxite for toll conversion into alumina.

Alcan and Pechiney respectively hold 33% and 10% of Halco (Mining) Inc., which in turn holds 51% of Compagnie des Bauxites de Guinee ("CBG"), with the remaining 49% held by the Republic of Guinea. CBG's mine in the Boke region of Guinea has an operating capacity of about 12.7 million tonnes of bauxite a year.

Alcan's Alma smelter in Quebec, Canada uses Pechiney's electrolytic reduction of alumina technology (AP-30) pursuant to a technology license agreement entered into as of March 27, 1997. The Alouette smelter, also in Quebec, in which Alcan recently acquired a total 40% interest, uses the same technology. Alcan's smelter at Lochaber, Scotland uses an older Pechiney electrolytic reduction technology (AP-18).

Alcan and Pechiney operate the Copal aluminum slug plant at Beaurepaire, France, as a production joint venture. Each party provides its own aluminum for processing at cost. Slugs are used to make aluminum aerosol cans.

            CHRONOLOGY OF THE DECISION-MAKING PROCESS FOR THE OFFERS

On October 7, 2002, Mr. Engen, Alcan's President and Chief Executive Officer, met Mr. Jean-Pierre Rodier, Pechiney's Chairman and Chief Executive Officer in Paris and discussed on an informal basis the interest each company might have in a renewed combination transaction. The parties agreed to speak further.

On October 23, 2002, Pechiney and Corus Group plc ("Corus") announced that they had agreed in principle on Pechiney's purchase of Corus' aluminum rolled products and extrusions businesses. Pechiney's acquisition of this business would have led to significant additional regulatory complications in an Alcan combination with Pechiney.

On November 6, 2002, Messrs. Engen and Rodier met in London. Mr. Rodier stated that Pechiney's current priority was the Corus acquisition and that, consequently, Pechiney did not wish to continue discussions with Alcan on the subject of a possible combination at that time.

On March 11, 2003, Corus announced that the supervisory board of Corus Nederland NV, a subsidiary of Corus that owns Corus' aluminum businesses, had rejected the sale of the aluminum rolled products and extrusions businesses to Pechiney.

On March 19, 2003, in light of the cancellation of the Corus acquisition, Messrs. Engen and Rodier again met in Paris to explore the potential for an Alcan-Pechiney combination. Mr. Rodier said that prior to entering into any further discussions on the subject, he would bring the matter up at a meeting with some of Pechiney's directors already scheduled for the following Saturday, March 23, 2003.

Approximately one week after their March 19 meeting, Mr. Rodier telephoned Mr. Engen and advised him that he believed that the time was not right for further consideration of any combination.

Mr. Engen reported on his meetings with Mr. Rodier at the March 27, 2003 and April 24, 2003 meetings of the Alcan board of directors.

Beginning in May 2003, members of Alcan's management, assisted by advisors, conducted a review of the feasibility of a transaction combining Alcan and Pechiney. Alcan's management presented the results of its analysis and views concerning the potential for an Alcan-Pechiney business combination to Alcan's board of directors at a meeting held on June 3, 2003. At that meeting, Alcan's board of directors requested additional information.

On June 5, 2003, a Goldman Sachs research analyst issued a report assigning Pechiney shares an "outperform" rating, discussing Pechiney's attractiveness to potential acquirers, focusing on Alcan as a potentially interested party and stating that Pechiney could merit a value of at least E34 per share to an acquirer. At the time Pechiney shares were trading at approximately E26 per share.

On June 17, 2003, Reuters reported that Pechiney's Chairman and Chief Executive Officer had commented on a combination of Alcan and Pechiney at an analysts' presentation, stating, "today it would again be a good deal" but that he had no reason to believe that the regulatory conditions set by competition authorities would be different from those for the proposed APA transaction. At the time, Pechiney shares were trading at approximately E29 per share.

Alcan's management made a presentation regarding a potential Alcan-Pechiney transaction to Alcan's board of directors on June 26, 2003 at a regularly-scheduled board meeting, to which Alcan's financial and legal advisors were invited. This presentation reviewed the strategic rationale of the transaction, initial findings from internal and external due diligence reviews, and summaries of confidential discussions with the European Commission's Merger Task Force.

Also on June 26, a Prudential Securities research analyst issued a report on Alcan stating that the prior proposed Alcan-Pechiney merger could be as good or better now than at the time of the proposed APA transaction.

On July 2, 2003, Alcan's board of directors held a meeting to discuss further the potential combination and received additional input from Alcan's management. After further review and discussion, the directors present unanimously provided Mr. Engen with the discretion, at his election and with no obligation to act, to determine and approve the terms of a transaction between Alcan and Pechiney during the following 90 days, all within certain parameters discussed with the board of directors.

On July 3, 2003, Mr. Engen's office arranged for a call with Mr. Rodier to be scheduled for the following morning. Also on July 3, 2003, Reuters reported that there were rumors concerning a potential tender offer for Pechiney by either Alcan or Norsk Hydro, and Pechiney's share price rose from E32 to E33.70 on higher than average volume.

On the morning of July 4, 2003 Mr. Engen spoke to Mr. Rodier and addressed the developments in the trading markets for Pechiney shares, assured him that Alcan was not, directly or indirectly, involved in any market purchases of any Pechiney shares, and asked Mr. Rodier to meet with him that evening in Paris. At the request of Mr. Rodier, the meeting was held at the offices of Pechiney's attorneys.

At the July 4, 2003 meeting, Mr. Engen presented to Mr. Rodier the business case for an Alcan-Pechiney combination, the changes in Alcan and Pechiney and the aluminum and packaging industries since the proposed APA transaction, the resulting change in Alcan's perspective which would now permit Alcan to commit to certain undertakings to address competition concerns and his interest in establishing the global headquarters of the combined packaging business in Paris and in exploring the business logic relating to the possibility of establishing the global headquarters of its aerospace and engineered products business in Paris. Mr. Engen also discussed the protection Alcan would afford to Pechiney's French industrial employees, establishing in France the research and development headquarters for a new cell technology center, and his commitment to a merit-based program to evaluate the management candidates in a combined company. Mr. Engen emphasized the need to come to agreement before July 7, 2003, given market speculation and recent movement in Pechiney's share price, his concern with respect to the legal requirements and other pressures to disclose and Alcan's need to protect its interests.

Mr. Rodier advised that he was not in a position to formally respond to Mr. Engen but went over some of the difficulties Pechiney had endured as a result of not being able to complete the proposed APA transaction. Mr. Rodier advised Mr. Engen that Pechiney would have a negative reaction with respect to any transaction that was subject to a competition regulatory approval condition.

Mr. Engen then presented for discussion the terms of a potential offer he was considering on behalf of Alcan. That proposal was substantially the same as the offers described herein. Mr. Rodier indicated that it would be necessary to consider the duties to Pechiney shareholders, employees and customers to determine whether the proposal was the best deal for Pechiney and its stakeholders. He requested several weeks to consider the proposal. Mr. Engen raised the issues around the impending need to disclose Alcan's interest in a transaction with Pechiney and asked if they could continue their discussions the next day. Mr. Rodier agreed to meet him Saturday afternoon.

On July 5, 2003, Mr. Engen met with Mr. Rodier at the offices of Publicis, Alcan's communications firm, in Paris. Mr. Engen explained his understanding of the timeframe related to the European Commission regulatory process, the timeframe associated with a public tender offer process and the process and timing for review of a public tender offer for Pechiney by Pechiney's management and board of directors. Mr. Engen and Mr. Rodier together discussed the timeline for a potential Alcan offer. Mr. Engen again expressed his concerns regarding the potential need to disclose the Alcan-Pechiney discussions given market speculation and other factors. Mr. Engen also expressed the need promptly to commence the competition regulatory review in order to clarify the undertakings required and permit the resolution of Alcan's and Pechiney's concerns in light of each company's difficult experiences during the proposed APA transaction.

Mr. Rodier discussed the potential difficulties of the competition review process. When asked by Mr. Engen, he indicated that informal discussions among Pechiney's directors had begun. Mr. Rodier further indicated that the three key criteria in assessing the merits of any offer would be price, the views of Pechiney's key managers with respect to potential acquirers of Pechiney and competition and antitrust issues.

After further discussion, Mr. Engen advised Mr. Rodier that Alcan might issue a press release as early as Monday morning Paris time, on July 7, 2003, but was clear that no final decision had yet been made.

On July 6, 2003, Mr. Engen discussed with members of the Alcan Executive Committee his views with respect to the terms and conditions of the offers and his decision to proceed with an announcement and filing of the offers on July 7, 2003.

                        FINANCIAL ANALYSIS OF THE OFFERS

Under French law and regulations applicable to the French offer, the French information memorandum relating to the French offer must include a description of the financial terms of the offers using a multi-criteria analysis. Morgan Stanley & Co. International Ltd. and Lazard Freres Banque, as presenting banks for the French offer, prepared such analysis. Since this analysis has been made available to those holders of Pechiney securities eligible to participate in the French offer in the French information memorandum, a direct translation of the analysis is included in this prospectus. The analysis was performed solely in connection with the preparation of the information memorandum for the French offer and was not prepared with a view towards disclosure in a U.S.-style document. This analysis was not relied on in any way by Alcan in its negotiations with Pechiney or in connection with establishing the consideration offered in this offer. In addition, this analysis does not constitute an opinion of Morgan Stanley or Lazard Freres regarding the fairness of the consideration offered in this offer from a financial point of view or otherwise. Moreover, neither Morgan Stanley nor Lazard Freres has made any independent valuation or appraisal of the assets or liabilities of Alcan or Pechiney, nor has Morgan Stanley or Lazard Freres been furnished with any such appraisals.

The following is a translation from the original French of the disclosure regarding the analysis of the offers set forth in the information memorandum for the French offer.

In this analysis, the term "Principal Offer" means the offer to exchange Alcan Common Shares and cash for Pechiney Common Shares, the term "Cash Offer" means the offer to exchange cash for Pechiney Common Shares, and the term "Share-Exchange Offer" means the offer to exchange Alcan Common Shares for Pechiney Common Shares, all on the terms described in this prospectus.

ASSESSMENT OF THE OFFER PRICE FOR PECHINEY SHARES

The consideration proposed in the Principal Offer, the Cash Offer and the Share-Exchange Offer has been assessed through a multicriteria analysis based on customary valuation methods.

The principal sources of information and assumptions retained for the purpose of this valuation are presented.

I.1.1 PRELIMINARY INFORMATION

I.1.1.1 KEY FINANCIAL METRICS

The financial metrics used to assess the terms and conditions of the offer are excerpted from the consolidated financial statements of Alcan and Pechiney for the years 2000, 2001 and 2002.

Regarding each of Alcan and Pechiney, these financial statements have been prepared based on generally accepted accounting principles ("GAAP") of their respective countries (i.e., Canadian GAAP and French GAAP, respectively). However, where comparing Alcan's and Pechiney's financial metrics, the items used are those prepared in accordance to a common accounting standard (U.S.
GAAP) as disclosed in the financial statements of each company.

I.1.1.2 NUMBERS OF SHARES

The earnings per share presented in this analysis have been calculated using a fully diluted number of shares based on the "treasury stock" method. Under this method, it is assumed that the cash coming from the exercise of options is entirely used to buy back shares on the market, at a price equal to the average share price of the stock during the period, thus diminishing the number of shares that is then used for calculation on a fully diluted basis.

Net book value per share in this analysis is calculated using the total number of shares outstanding at the end of each period.

The table below summarizes the number of shares used for Alcan and Pechiney in both cases:

                                                               PECHINEY       ALCAN
                                                              ----------   -----------
NET EARNINGS PER SHARE
Average number of shares in 2002............................  78,520,814   322,423,189
Average number of shares in 2001............................  79,667,263   321,287,219
Average number of shares in 2000............................  80,729,120   249,077,756
NET BOOK VALUE PER SHARE
Number of shares as of 12/31/2002...........................  77,796,745   321,470,298
Number of shares as of 12/31/2001...........................  78,071,526   320,901,748
Number of shares as of 12/31/2000...........................  79,438,879   317,921,113

---------------

Source : Consolidated annual financial reports

I.1.1.3 EXCHANGE RATES

The New York Stock Exchange (NYSE) is considered to be the primary market for Alcan shares, due to the greater number of shares traded in New York compared to that in Toronto. The share prices and financial metrics for Alcan, initially in US dollars, have been converted into euros.

The average E/US$ exchange rates for the years 2000, 2001 and 2002 have been utilized to convert the earnings per share and the net dividends of Alcan for these periods. Book value conversions have been based on year-end rates.

The following table summarizes the exchange rates used in both cases:

                                                                           END OF
E/US$ EXCHANGE RATES                                          AVERAGE      PERIOD
--------------------                                          -------   -------------
Fiscal year 2002............................................   0.95         1.05
Fiscal year 2001............................................   0.90         0.89
Fiscal year 2000............................................   0.92         0.94

---------------

Source: Datastream

I.1.2 ASSESSMENT OF THE PRINCIPAL OFFER

For 5 Pechiney shares tendered, 3 Alcan shares and E 123 in cash will be given.

Since the NYSE is the primary market for the Alcan stock and July 4, 2003 was a bank holiday in the United States of America, the reference stock price chosen for Alcan is the closing price on the NYSE as of July 3, 2003. Based on this price of US$31.46 and on a E/US$ exchange rate of 1.150 ("noon buy rate"), the implied value of the Principal Offer equals E 41 (i.e. (3 X 31.46 /
1.150 + 123) / 5) for each Pechiney share.

It must also be noted that Pechiney's share price was affected, on July 3, 2003, by market rumors on a potential take-over of Pechiney. The stock increased by 5.4% on that day compared to a flat index (SBF 120: +0.43%).

In order to assess the implicit value of the Principal Offer immediately prior to the filing of the offers, two reference dates have been used: July 3, 2003 for Alcan's share price and July 4, 2003 for Pechiney's share price. However, for both companies, the reference date used for all comparisons will be July 2, 2003 (the last date for unaffected prices for Pechiney). All the average share prices, as of July 2, 2003, presented in this analysis are volume-weighted averages. Alcan share prices have been converted into euros on a day-to-day basis. Volumes used for the computation of Alcan's share price average are those observed on the NYSE.

                                      PECHINEY           ALCAN         IMPLIED VALUE
                                    (EUROS/SHARE)     (US$/SHARE)           (E)           PREMIUM
                                  -----------------   ------------   ------------------   -------
Last quoted price (July 4,
  2003).........................        34.0              31.5              41.0           20.5%
Last quoted price before rumors
  (July 2, 2003)................        32.0              31.6              41.0           28.3%
5-day average...................        31.1              31.3              41.0           31.7%
1-month average.................        29.6              31.7              40.9           38.4%
3-month average.................        26.8              30.2              40.6           51.7%
6-month average.................        26.4              29.5              40.7           54.3%
12-month average................        30.7              28.9              41.5           35.1%

---------------

Source: Datastream

The implied value for the Principal Offer (i.e. E 41 per Pechiney share) is consistent with the price of the Cash Offer (E 41 per Pechiney share). Moreover, using the same references, the implicit exchange ratio for the Share Exchange Offer is 1.5 (i.e. 41.0 X 1.150/31.46) and is also consistent with the exchange ratio of the Share-Exchange Offer (i.e. 3 Alcan shares for 2 Pechiney shares).

Consequently, the terms and conditions of the Principal Offer may be assessed based on the same criteria as the Cash Offer on the one hand and the Share-Exchange Offer on the other hand.

I.1.3 ASSESSMENT OF THE CASH OFFER

The cash offer price of E 41 per Pechiney share may be assessed as follows:

I.1.3.1 MARKET VALUES

The table below indicates the implicit premiums of the Cash Offer based on (i) the last quoted share price for Pechiney before the filing of the Offer, i.e. July 4, 2003, (ii) the day prior to Pechiney's share price becoming explicitly affected by market rumors, i.e. July 2, 2003, and (iii) historical share price averages calculated as of July 2, 2003:

                                                                PECHINEY
                                                              (EUROS/SHARE)   PREMIUM
                                                              -------------   -------
Last quoted price (July 4, 2003)............................      34.0         20.5%
Last quoted price before rumors (July 2, 2003)..............      32.0         28.1%
5-day average...............................................      31.1         31.8%
1-month average.............................................      29.6         38.6%
3-month average.............................................      26.8         53.1%
6-month average.............................................      26.4         55.4%
12-month average............................................      30.7         33.4%

---------------

Source: Datastream

I.1.3.2 BOOK VALUE PER SHARE

The price of E 41 per Pechiney share corresponds to a premium of 5.8% on Pechiney's book value per share (book value per share after allocation of dividends) as of December 31, 2002.

I.1.3.4 ANALYSIS OF COMPARABLE COMPANIES

The companies in the aluminium industry are customarily valued on the basis of their EBITDA multiples (defined as the enterprise value divided by earnings before interest, taxes, depreciation and amortization, or EBITDA). The enterprise value is the sum of the equity market value, plus financial debt, plus minority interests and minus cash and cash equivalents.

The Cash Offer's implicit EBITDA multiple may be compared to that of Alcan and Alcoa, two key listed players in the aluminum sector. Their multiples are presented in the table below:

                             SHARE PRICE AS OF      MARKET                      2002 EBITDA   2002 EBITDA
                              JULY 2, 2003(1)    EQUITY VALUE   2002 REVENUES     MARGIN       MULTIPLE
                                    (E)          (E BILLION)     (E BILLION)        (%)           (X)
                             -----------------   ------------   -------------   -----------   -----------
Alcoa......................        22.1              18.8           21.3           13.1%         11.7x
Alcan......................        27.4               8.8           13.2           14.3%          7.9x
Pechiney...................        32.0               2.5           11.9            6.4%(2)       5.4x
OFFER PRICE IMPLICIT
  MULTIPLE.................                                                                       6.3X

---------------

Note:

1) Last trading day before rumors

2) The EBITDA margin, excluding trading activities, is estimated at 9.9%

The following items should be taken into account:

     - Alcoa is the worldwide leader for aluminum in most key market segments. Its revenues for 2002 amounted to E 20.5 billion vs. E 11.9 billion for Pechiney (and E 6.9 billion excluding trading activities). The profitability of Alcoa, defined as the EBITDA margin, amounted to 13.1% in 2002, compared to 6.4% for Pechiney.

     - Alcan is more comparable to Pechiney in terms of size (E 13.2 billion in revenues for 2002). Alcan's profitability of 14.3%, differs materially from that of Pechiney (6.4%), and Alcan's EBITDA growth of 20% over 2000-2002 differs materially compared to a decrease of EBITDA by 21% for Pechiney over the same period.

     - Over the last three years, Pechiney has traded at a multiple discount to the multiples of Alcoa and Alcan.

Based on the reference unaffected share price of Pechiney on July 2, 2003 and of the accounts as of December 31, 2002, the company was trading at a multiple of 5.4x EBITDA for 2002. The Cash Offer price of E 41.0 per Pechiney share corresponds to an implicit EBITDA multiple for 2002 of 6.3x, i.e. 17.3% above. It also represents a discount of 20.3% and 45.9% on the respective multiples of Alcan and Alcoa.

I.1.3.5 ANALYSIS OF PRECEDENT TRANSACTIONS

This analysis consists of comparing the implicit EBITDA multiple of the Cash Offer, i.e., 6.3x for Pechiney, with the multiples observed on a selection of transactions that took place in the sector since 1998.

It must be noted that an analysis of such multiples offered in transactions should take into account the cycle of the aluminium industry at any given time, the key markets in which Pechiney participates and the market conditions prevailing at the time of such transactions. Each transaction is, by definition, specific and the prices offered for each transaction take into account the dynamics of each transaction, the expected synergies and the pre-transaction level of valuation of each company at the time of the transactions.

Subject to these conditions, the results of the analysis of precedent transactions are summarized in the table below:

                                                           MULTIPLE OF
                                                         TRAILING FISCAL   PREMIUM TO THE
                                                              YEAR         IMPLICIT OFFER
DATE                             TARGET     ACQUIRER     EBITDA MULTIPLE      MULTIPLE
----                            --------   -----------   ---------------   --------------
August 2002...................      Sapa         Elkem        5.4x
January 2002..................       VAW   Norsk Hydro        5.5x
                                --------   -----------        ----             -----
February 2000.................   Comalco     Rio Tinto        8.2x
August 1999...................   Algroup         Alcan        9.5x
August 1999...................  Reynolds         Alcoa        8.9x
March 1998....................    Alumax         Alcoa        8.5x
                                --------   -----------        ----             -----
2002 TRANSACTIONS AVERAGE.....                                5.5X              14.6%
1998-2000 TRANSACTIONS
  AVERAGE.....................                                8.7X             (28.3)%
HIGHEST.......................                                9.5X             (33.7)%
LOWEST........................                                5.4X              16.7%

The Cash Offer's implicit multiple corresponds to a premium of 16.7% compared to the transaction with the lowest multiple (VAW/Norsk Hydro, August 2002) and a discount of 33.7% compared to the transaction with the highest multiple (Reynolds/Alcoa, August 1999). The implicit multiple of the Cash Offer is at a discount of 28.3% compared with the average multiple for 1998-2000 transactions but at a premium of 14.6% compared with the average multiple for most recent transactions that took place in 2002.

In addition to the precedent transactions multiples analysis, the table below summarizes the premiums to market prices observed at the time of such transactions. These premiums are based on the average prices for the month preceding the announcement of each transaction.

                                                                          PREMIUM TO
                                                                            1-MONTH
DATE                                          TARGET     ACQUIROR     SHARE PRICE AVERAGE
----                                         --------   -----------   -------------------
August 2002................................      Sapa         Elkem           1.2%
January 2002...............................       VAW   Norsk Hydro
February 2000..............................   Comalco     Rio Tinto          15.3%
August 1999................................   Algroup         Alcan          18.3%
August 1999................................  Reynolds         Alcoa           7.8%
March 1998.................................    Alumax         Alcoa          17.0%
AVERAGE....................................                                  17.0%

The average premium observed in the selection above is 17% and may be compared to the implicit premium of the Cash Offer for Pechiney shares (38.6%, i.e. 2.3 times higher) based upon a 1 month share price average ending on July 2, 2003.

I.1.3.5 SUMMARY ASSESSMENT OF THE CASH OFFER

CRITERION                                                         PREMIUM
---------                                                         -------
SHARE PRICE
Last quoted share price (July 4, 2003)......................       20.5%
Last quoted price before rumors (July 2, 2003)..............       28.1%
5-day average...............................................       31.8%
1-month average.............................................       38.6%
3-month average.............................................       53.1%
6-month average.............................................       55.4%
12-month average............................................       33.4%
COMPARABLE COMPANIES ANALYSIS
Implicit EBITDA multiple....................................  (45.9)%/(20.3)%
PRECEDENT TRANSACTIONS ANALYSIS
Implicit EBITDA multiple....................................   (33.7)%/16.7%
NET BOOK VALUE OF ASSETS
Fiscal year 2002............................................       5.8%

I.1.4 ASSESSMENT OF THE SHARE-EXCHANGE OFFER

The exchange ratio proposed in the Share-Exchange Offer, i.e., 3 Alcan shares for 2 Pechiney shares (or a ratio of 1.5) may be assessed as follows:

I.1.4.1 MARKET VALUES

In order to assess the implicit value of the Share-Exchange Offer just before the filing of the Offer, two references have been used: July 3, 2003 for Alcan's share price and July 4, 2003 for Pechiney's share price. However, for both companies, the reference date used for all comparisons will be July 2, 2003 as being the last date for unaffected prices for Pechiney. All the average share prices, as of July 2, 2003, presented below are volume-weighted averages. Alcan share prices have been converted into euros on a day-to-day basis. Volumes used for the computation of Alcan's share price average are those observed on the NYSE.

                                                                          IMPLICIT
                                              PECHINEY         ALCAN       VALUE
                                            (EUROS/SHARE)   (US$/SHARE)     (E)      PREMIUM
                                            -------------   -----------   --------   -------
Last quoted price (July 4, 2003)..........      34.0           31.5         41.0      20.5%
Last quoted price before rumors (July 2,
  2003)...................................      32.0           31.6         41.1      28.5%
5-day average.............................      31.1           31.3         40.9      31.5%
1-month average...........................      29.6           31.7         40.9      38.1%
3-month average...........................      26.8           30.2         40.1      49.6%
6-month average...........................      26.4           29.5         40.2      52.5%
12-month average..........................      30.7           28.9         42.3      37.5%

---------------

Source: Datastream

I.1.4.2 EARNINGS PER SHARE

The table below presents the levels of premiums calculated on the basis of the ratio between the consolidated group net income per Pechiney share and per Alcan share for the fiscal years 2000, 2001 and 2002. Pechiney's net earnings per share refers to net earnings per common share.

                                                                        PECHINEY/ALCAN
                         PECHINEY         ALCAN      AVERAGE EXCHANGE      EXCHANGE
                       (EUROS/SHARE)   (US$/SHARE)     RATE (E/US$)         RATIO        PREMIUM
                       -------------   -----------   ----------------   --------------   -------
Fiscal year 2002.....      (0.07)         (1.06)           0.95                NM(1)        NM
Fiscal year 2001.....       2.42          (0.19)           0.90                NM           NM
Fiscal year 2000.....       3.88           2.40            0.92              1.49          0.5%

---------------

Note 1: Not meaningful

I.1.4.3 BOOK VALUE PER SHARE.

The table below presents the levels of premiums calculated on the basis of the ratio between the consolidated group book value per Pechiney share and per Alcan share for the fiscal years 2000, 2001 and 2002. Pechiney's book value per share refers to book value per common share.

                                                          AVERAGE
                           PECHINEY         ALCAN      EXCHANGE RATE   PECHINEY/ALCAN
                         (EUROS/SHARE)   (US$/SHARE)      (E/US$)      EXCHANGE RATIO   PREMIUM
                         -------------   -----------   -------------   --------------   -------
Fiscal year 2002.......      36.4           25.7           1.05             1.48          1.1%
Fiscal year 2001.......      40.4           26.2           0.89             1.37          9.4%
Fiscal year 2000.......      39.0           27.2           0.94             1.34         11.6%

I.1.4.4 NET DIVIDENDS

The table below presents the levels of premiums determined on the basis of the ratio between net dividend per share published by Pechiney and that published by Alcan for the fiscal years 2000, 2001 and 2002.

                                                         AVERAGE        PECHINEY/ALCAN
                         PECHINEY         ALCAN       EXCHANGE RATE        EXCHANGE
                       (EUROS/SHARE)   (US$/SHARE)       (E/US$)            RATIO        PREMIUM
                       -------------   -----------   ----------------   --------------   -------
Fiscal year 2002.....      1.00           0.60             0.95              1.58         (4.8)%
Fiscal year 2001.....      1.00           0.60             0.90              1.49          0.5%
Fiscal year 2000.....      1.00           0.60             0.92              1.54         (2.5)%

I.1.4.5 SUMMARY ASSESSMENT OF THE SHARE-EXCHANGE OFFER

CRITERION                                                      PREMIUM
---------                                                      -------
SHARE PRICE
Last quoted share price (July 4, 2003)......................    20.5%
Last quoted price before rumors (July 2, 2003)..............    28.5%
5-day average...............................................    31.5%
1-month average.............................................    38.1%
3-month average.............................................    49.6%
6-month average.............................................    52.5%
12-month average............................................    37.5%
NET GROUP EARNINGS PER SHARE
Fiscal year 2002............................................      NS
Fiscal year 2001............................................      NS
Fiscal year 2000............................................     0.5%
NET BOOK VALUE OF GROUP ASSETS
Fiscal year 2002............................................     1.1%
Fiscal year 2001............................................     9.4%
Fiscal year 2000............................................    11.6%
NET DIVIDEND
Fiscal year 2002............................................    (4.8)%
Fiscal year 2001............................................     0.5%
Fiscal year 2000............................................    (2.5)%

I.1.5.  ASSESSMENT OF THE OFFER FOR BONUS ALLOCATION RIGHTS

The extraordinary shareholder meeting held on April 3, 2003 adopted a project resolution preparing the way for the conversion of the 1,091,040 'B' shares into ordinary shares. The special assembly of 'B' shareholders, meeting on May 27, 2003 approved the following resolution: "The special assembly of 'B' preferred shareholders, considering the applicable law and the project resolution submitted to the mixed shareholder assembly, approves of the conversion of 1,091,040 'B' preferred shares into ordinary shares on the basis of 11 ordinary shares, with full rights attached as of January 1st, 2003, for every 10 'B' preferred shares."

Each 'B' share has therefore been automatically converted into one ordinary share and the right to a free 0.10 additional ordinary share.

The terms of the offer made for Pechiney shares are identical to the terms of the offer made for Pechiney Bonus Allocation Rights, with a 10 to 1 ratio (as each Pechiney Bonus Allocation Right leads to the attribution of 0.10 free Pechiney shares, 10 attribution rights lead to the attribution of one free Pechiney share). Consequently, the assessment of the offer for Pechiney Bonus Allocation Rights is identical to the assessment of the offer for Pechiney Shares.

ASSESSMENT OF THE OFFER PRICE FOR OCEANES

II.1.1 PECHINEY OCEANE MAIN CHARACTERISTICS

Pechiney issued on April 11, 2002 a bond convertible into new shares and/or exchangeable for existing ordinary shares due 2007 (maturity on January 1, 2007) represented by 7,908,636 bonds of E75.25 nominal value each and bearing interest at a rate of 1.25% per annum (i.e., E0.94 coupon payable in arrears on January 1st of each year). Bonds are redeemable at a price of E82.81 per bond on the maturity date.

The OCEANE gross yield to maturity stands at 3.25% as at the issue date unless previously converted, exchanged, or redeemed.

Each OCEANE could initially be converted or exchanged into one Pechiney ordinary share. Since the conversion of Pechiney class B shares into ordinary shares (i.e., class A) approved on May 27, 2003, each OCEANE can be converted or exchanged into 1.001 Pechiney Common Shares for each bond, as defined in the section "maintenance of bondholders' rights" of the prospectus referred to below. The conversion option can be exercised at any time from May 21, 2002. In addition, Pechiney has also the option to redeem the bonds prior to maturity:

- In whole or in part of the OCEANE, by way of tender offers or buy-back on Euronext Paris or otherwise;

- For the outstanding bonds, in whole but not in part, at any time on or after January 1, 2005 until the 7th working day prior to the redemption date (i.e., December 20, 2006) at a price representing for the holders a yield to maturity identical to that applicable in the case of redemption on the maturity date (i.e., 3.25%) if the arithmetic mean of the closing prices for the shares on the Premier Marche of Euronext Paris during 20 consecutive trading days chosen by Pechiney during the 40 trading days immediately preceding the date of publication of the notice calling the bonds for redemption, multiplied by the number of shares then issuable upon conversion or deliverable upon exchange of one bond is greater than 130% of the early redemption price defined above;

- for the outstanding bonds, in whole but not in part at the redemption price defined above, if the number of outstanding bonds is less than 10% of the number of bonds originally issued.

A prospectus describing the bonds was approved by the Commission des operations de bourse on April 3, 2002 under the number 02-306.

II.1.2 OFFER PRICE FOR THE OCEANE

The offer price per OCEANE is E81.7. This price compares to:

II.1.2.1 CONVERSION VALUE

The conversion value for the OCEANEs is determined by multiplying the conversion ratio (i.e., 1.001) by the offer price for Pechiney's share of E41. As a result, the conversion value is E41.04.

The offer price for Pechiney's OCEANE represents a 99.1% premium over the conversion value.

II.1.2.2 TRADING PRICE

The offer price for the OCEANE compares to the OCEANE' trading price as follows:

                                                                 PECHINEY
                                                                  OCEANE       PREMIUM
                                                              --------------   -------
                                                              (EUROS/OCEANE)     (%)
Closing price (July 4, 2003)................................      76.60          6.7%
Closing price before rumors (July 2, 2003)                        76.38          7.0%
5-day average(1)............................................      76.44          6.9%
1-month average(1)..........................................      76.21          7.2%
3-month average(1)..........................................      74.24         10.0%
6-month average(1)..........................................      72.44         12.8%
1-year average(1)...........................................      70.47         15.9%

---------------

Source: Bloomberg Generic Price (BGN)

(1) As of July 2, 2003.

II.1.2.3 YIELD TO MATURITY

At the offer price for the Pechiney OCEANE, the implied yield to maturity for a bondholder as from the issue date (April 11, 2002) to the tender offer date (July 7, 2003) stands at 7.61%.

The yield to maturity based on the offer price is 2.34% greater than the one offered to a bondholder at the issue date (i.e., 3.25%) before conversion, exchange or early redemption.

II.1.2.4 THEORETICAL VALUE

The theoretical value of the Pechiney OCEANE has been determined in relation to the tender offer price (i.e., E41).

The value of the Pechiney OCEANE presented herein has been calculated using a valuation model based on the Cox, Ross & Rubinstein method and according to the market conditions prevailing on July 4, 2003. The following hypothesis have been used:

1.  Share price of Pechiney's share : E41, i.e., the tender offer price.

2. Discounting factor: 3.99% based on the interpolated euro swap curve for identical maturities increased by a margin of 130 basis points, reflecting Pechiney's credit spread as most currently assumed by investors ("Credit Default Swap" or "Asset Swap").

3.  Stock borrow: 50 basis points (annual cost).

4. Dividend yield : 2.44% based on the last dividend paid (1E per share) and on the tender offer price (i.e., E41).

5. Volatility of Pechiney's share : 55.8% based on the 100-day historical share price volatility at the tender offer date.

The computed value stands at E81.70; the offer price per Pechiney OCEANE being equal to this value.

Using identical assumptions and a share price for Pechiney of E34.0 (closing price on July 4, 2003), the theoretical value per OCEANE would stand at E79.4. The offer price of E81.7 implies a 2.9% premium over the theoretical value on July 4, 2003.

Using identical assumptions and a share price for Pechiney of E32 (closing price on July 2, 2003), the theoretical value per OCEANE would stand at E78.8. The offer price of E81.7 implies a 3.7% premium over the theoretical value on July 2, 2003.

II.1.2.5 SUMMARY

CRITERIA                                                      PREMIUM/(DISCOUNT)
--------                                                      ------------------
CONVERSION VALUE
Conversion value based on the tender offer price............         99.1%
TRADING PRICE
Closing price (July 4, 2003)................................          6.7%
Closing price before rumors (July 2, 2003)..................          7.0%
5-trading day average(1)....................................          6.9%
1-month average(1)..........................................          7.2%
3-month average(1)..........................................         10.0%
6-month average(1)..........................................         12.8%
12-month average(1).........................................         15.9%
12-month high...............................................          6.7%
12-month low................................................         23.0%

---------------

(1) As of July 2, 2003

                           SOURCE AND AMOUNT OF FUNDS

If all of the existing Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs are tendered into the offers (including Pechiney Common Shares issuable upon exercise of all outstanding Pechiney stock options), we expect to pay approximately E2.6 billion in cash to holders of Pechiney securities. This amount will be lower if less than 100% of the currently outstanding Pechiney Common Shares, Pechiney Bonus Allocation Rights, Pechiney OCEANEs and Pechiney ADSs are tendered in the offers. The amount also may vary depending upon the number of Pechiney securities outstanding at the time of the closing of the offers. In addition, we currently expect to pay approximately $92 million to cover expenses incurred in connection with the offers. We also may be required to refinance a yet-to-be-defined principal amount of indebtedness of Pechiney and its subsidiaries as well as potentially certain indebtedness of ours that we would otherwise have expected to renew shortly. In connection with this transaction, we expect to enter into two new credit facilities permitting borrowing in the aggregate amount of up to $5 billion. The credit facilities will be used to finance the acquisition of the Pechiney securities pursuant to the offers, to refinance certain debt of Pechiney and for our general corporate purposes.

Under the terms of a credit agreement that we have entered into with Morgan Stanley Senior Funding (Nova Scotia) Co., this bank and its parent entity, Morgan Stanley Senior Funding, Inc., have agreed to underwrite the new credit facilities prior to completion of the offers, subject to certain conditions.

The credit agreement states that the credit facilities will include two facilities. One credit facility is a $4 billion 364-day senior bridge term facility that will be used to finance the acquisition of the Pechiney securities pursuant to the offers and to refinance certain debt of Pechiney. The other credit facility is a $1 billion senior revolving credit facility that will be used for our other general corporate purposes. The $1 billion credit facility will take effect if our existing facility that expires in accordance with its terms on July 8, 2003 is not renewed.

The bridge term facility will be made available to us immediately upon the point at which all of the conditions to the offers have been satisfied and all regulatory approvals or clearances have been obtained. The revolving credit facility will be made available to us on the 30th day after finalization of certain credit documentation, which took place on July 7, 2003 (the date of the finalization is referred to as the effective date).

Borrowings under the bridge term facility will be available in U.S. dollars and, subject to availability in the London market, in euros. Borrowings under the revolving credit facility will be available in U.S. dollars and, subject to availability in the London market, in Canadian dollars, pounds sterling, Swiss francs, euros and, subject to the consent of the lenders, other eurocurrencies which are freely transferable and convertible into

U.S. dollars in the London market. Alcan may refinance this debt through a variety of means, including from proceeds received in connection with the sale of assets, the issuance of equity or equity-linked securities, the issuance of debt securities or substitute bank facilities.

The applicable margin varies for each of the credit facilities according to its utilization and the credit rating assigned to Alcan at the relevant time, and ranges from 0.375% per annum to 1.75% per annum for the bridge term facility and from 0.30% per annum to 1.75% per annum for the revolving credit facility. From the effective date, we will pay a commitment fee on any undrawn and uncanceled amounts upon the credit facilities which varies according to the credit rating assigned to Alcan at the relevant time, and ranges from 0.06% per annum to 0.25% per annum for both the bridge term facility and the revolving credit facility. Interest on committed LIBOR-based borrowing shall accrue at the applicable margin plus LIBOR.

Interest on borrowing described in the credit facilities as U.S. dollars base rate borrowings shall accrue at the higher of JPMorgan Chase Bank's prime rate for U.S. dollar loans in the U.S. and 0.5% per annum above the Federal Funds Rate, plus a margin 1.0% lower (but not less than zero) than the margin for LIBOR-based borrowings.

Terms and conditions usual for facilities of this type apply to the credit facilities, including prepayment provisions, representations and warranties, covenants such as compliance with financial ratios, events of default, indemnities and provisions to protect the margin receivable by the lenders.

                              TERMS OF THE OFFERS

Alcan is offering to acquire all of Pechiney's share capital and equity securities, including:

     - all issued and outstanding Pechiney Common Shares, and all Pechiney Common Shares held as treasury stock;

     - all of the outstanding Pechiney OCEANEs;

     - all of the Pechiney Common Shares that are issuable prior to the expiration of the offers upon the conversion of Pechiney OCEANEs;

     - all of the outstanding Pechiney Bonus Allocation Rights;

     - all of the outstanding Pechiney ADSs; and

     - all Pechiney Common Shares issuable upon the exercise of Pechiney Common Shares subscription options that are or may become exercisable prior to the expiration of the offers.

Holders of Pechiney stock purchase options or Pechiney stock subscription options who wish to tender into this offer must exercise their options, and the Pechiney Common Shares must be credited to their accounts, prior to the expiration date of the offer in order to be able to participate.

Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal and form of acceptance, we are offering to exchange:

     - 3 Alcan Common Shares and E123 in cash for every 5 Pechiney Common
       Shares;

     - 3 Alcan Common Shares and E123 in cash for every 50 Pechiney Bonus Allocation Rights (10 Pechiney Bonus Allocation Rights being exchangeable for one Pechiney Common Share);

     - E81.70 in cash for each Pechiney OCEANE; and

     - 3 Alcan Common Shares and E123 in cash for every 10 Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share) tendered.

Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs that are exchanged for the mix of Alcan Common Shares and cash described above are referred to as "Mixed Consideration Shares"). However, if you hold Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs, then, in lieu of the mix of Alcan Common Shares and cash described above, you may make the following elections with respect to the consideration you wish to receive:

     - You may elect to receive 3 Alcan Common Shares for each 2 Pechiney Common Shares, each 20 Pechiney Bonus Allocation Rights or each 4 Pechiney ADSs that you tender (this is referred to as the "Stock Consideration" and all Pechiney Common Shares for which this election is made, including for this purpose all Pechiney Common Shares underlying Pechiney Bonus Allocation Rights and Pechiney ADSs, are referred to as "Stock Election Shares"); or

     - You may elect to receive E41 in cash for each Pechiney Common Share, each 10 Pechiney Bonus Allocation Rights or each 2 Pechiney ADSs that you tender (this is referred to as the "Cash Consideration" and all Pechiney Common Shares for which this election is made, including for this purpose all Pechiney Common Shares underlying Pechiney Bonus Allocation Rights and Pechiney ADSs, are referred to as "Cash Election Shares").

You are not required to make the same election for all of the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs that you tender, and you may make any of these elections for all or some of the Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs that you tender. However, these election options are subject to a proration and allocation procedure, described below, that will ensure that 40% of the tendered Pechiney Common Shares (including, for the purposes of this calculation, the Pechiney Common Shares underlying the tendered Pechiney Bonus Allocation Rights and Pechiney ADSs) are exchanged for Alcan Common Shares and 60% are exchanged for cash (excluding the effect of the treatment of fractional shares that would otherwise be issued). Thus, with respect to the Stock Election Shares and the Cash Election Shares, the amount of stock or cash that you actually receive will depend upon the elections of other holders of Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs.

Proration and Allocation Procedures

If the total number of Cash Election Shares is not equal to 1.5 (60% divided by 40%, referred to as the "Ratio") times the total number of Stock Election Shares, then the following proration and allocation adjustment will be applied to the Cash Election Shares or the Stock Election Shares, as the case may be:

     - In the event that the total number of Cash Election Shares divided by the total number of Stock Election Shares exceeds the Ratio, then each Stock Election Share will receive the Stock Consideration, while the number of Cash Election Shares will be reduced to the number required to achieve the Ratio. This reduction will be effected proportionately among the holders of Cash Election Shares. The adjusted number of Cash Election Shares will be rounded down to the nearest whole Cash Election Share. All tendered Pechiney securities deemed not to be Cash Election Shares as a result of the operation of this proration and allocation procedure will be deemed to be Mixed Consideration Shares.

     - In the event that the total number of Cash Election Shares divided by the total number of Stock Election Shares is less than the Ratio, then each Cash Election Share will receive the Cash Consideration, while the number of Stock Election Shares will be reduced to the number required to achieve the Ratio. This reduction will be effected proportionately among the holders of Stock Election Shares. The adjusted number of Stock Election Shares will be rounded down to the nearest whole Stock Election Share. All tendered Pechiney securities deemed not to be Stock Election Shares as a result of the operation of this proration and allocation procedure will be deemed to be Mixed Consideration Shares.

If there is a subsequent offering period, the same proration and allocation procedures described above will apply to all Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs tendered into the subsequent offering period. See "-- Expiration Date; Subsequent Offering Period" below.

For legal and regulatory reasons, Alcan's offers to acquire all of the Pechiney securities are being made through two separate offers:

     - a U.S. offer open to all holders of Pechiney securities who are located in the United States, and

     - a French offer open to all holders of Pechiney securities who are located in France and to holders of Pechiney securities who are located outside of France if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.

The U.S. and French offers for Pechiney securities are being made at the same time and on the same terms and completion of the offers are subject to the same conditions. This prospectus covers only Alcan's U.S. offer for Pechiney securities.

The U.S. offer will begin on       , 2003 and end at       , New York City time
(or       Central European time), on       , 2003, unless it is extended or it
lapses or is withdrawn prior to that time on the basis of the conditions of the offers as described in this prospectus. The CMF may decide to extend the offer period under certain circumstances related to, among other things, the success of the offers or the initiation of a competing offer, in which case the U.S. offer period will be likewise extended. You must tender your Pechiney securities before the expiration of the U.S. offer to participate.

If all of the Pechiney securities are tendered and exchanged pursuant to the terms of the offers, the current holders of Pechiney securities will own approximately 12.7% of Alcan's outstanding Common Shares, on a fully diluted basis, immediately after the exchange and the current Alcan shareholders will own approximately 87.3% of Alcan's outstanding Common Shares, on a fully diluted basis, immediately after the exchange.

                              CONDITIONS PRECEDENT

The offers are subject to the following conditions precedent:

     - Valid acceptances, that have not been withdrawn at the end of the offering period, in respect of Pechiney securities representing more than 50% of the total share capital and voting rights in Pechiney, calculated on a fully diluted basis, are tendered in this offer and the French offer, on a combined basis. For the purpose of calculating whether this threshold has been met, the numerator will include all the Pechiney securities tendered in this offer and the French offer, on a combined basis, including all (i) Pechiney Common Shares tendered and Pechiney ADSs tendered (each Pechiney ADS representing one-half of one Pechiney Common Share), (ii) Pechiney Common Shares underlying all tendered Pechiney OCEANEs (taking into account the number of Pechiney Common Shares into which the tendered Pechiney OCEANEs could be converted on the expiration date of the offers), and (iii) Pechiney Common Shares underlying all tendered Pechiney Bonus Allocation Rights (each 10 Pechiney Bonus Allocation Rights being exchangeable for one Pechiney Common Shares). The denominator for this calculation will be comprised of Pechiney's fully diluted share capital, including all:

       - issued and outstanding Pechiney Common Shares and treasury stock held by Pechiney;

       - Pechiney ADSs (each Pechiney ADS representing one-half of one Pechiney Common Share); and

       - Pechiney Common Shares underlying Pechiney OCEANEs, Pechiney Bonus Allocation Rights, and all outstanding Pechiney subscription stock options (whether or not exercisable during the offer period).

       Under French law and regulations, Alcan may only waive this minimum tender condition on or prior to the date that is five French trading days prior to the expiration of the offer period. If this minimum tender condition is not met, the offers will lapse.

     - The offers are also conditional upon receipt of competition approval from the European Commission and, to the extent that jurisdiction to review all or a part of the transaction is referred by the European Commission to any Relevant National Authorities, receipt of approval from those Relevant National

       Authorities, as well as an antitrust review by the Department of Justice and Federal Trade Commission in the United States. If any of these reviewing authorities determines that the transaction requires investigation that extends beyond the relevant initial period of investigation (i.e., enter into a "Phase II review"), the offers will lapse. Furthermore, the offers cannot close until the transaction has been approved by the European Commission and the Relevant National Authorities, if any, and until the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 has been terminated or expired without any action being commenced in any U.S. court seeking to prohibit the offers.

If the offers lapse because any of the conditions precedent are not met, Alcan reserves the right to commence a new offer, or not to commence a new offer, in its discretion. If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be promptly returned to you, without interest or any other payment being due.

                       GROUNDS FOR WITHDRAWING THE OFFERS

In accordance with French law and regulation, Alcan reserves the right to withdraw the offers:

     - within five French trading days following the date of the publication by the CMF of the offer calendar for a competing offer for Pechiney or an increased bid by a competing bidder; or

     - with the prior approval of the CMF if, during the exercise period of these offers, Pechiney adopts definitive measures that modify Pechiney's substance ("modifiant sa consistance") or that render the offers irrelevant ("sans objet") under French law.

In addition, as mentioned above, if the conditions precedent of the offers, including the tender threshold and the clearance from competition and antitrust authorities in Europe and the United States, are not satisfied, the offers will lapse.

Under French law, if, during the period of these offers, another offer for Pechiney, or an increased bid by a competing bidder, is approved by the CMF, your tenders of Pechiney securities will be deemed null and void. In this event, in order to tender your Pechiney securities in this offer, whether or not it has been modified, you will be required to re-tender your Pechiney securities.

If the offers are withdrawn or lapse, the Pechiney securities that you tendered in this offer will be promptly returned to you, without interest or any other payment being due.

                  EXPIRATION DATE; SUBSEQUENT OFFERING PERIOD

The tender period for this offer has been established by the CMF, which solely determines whether or not to extend the offer period. Alcan may not itself extend the offer period.

The offers will expire at           , New York City time (or           , Central
European time) on           , 2003, unless the offer period is extended, or
unless the offers lapse or are withdrawn prior to that time. The CMF may decide to extend the offer period under certain circumstances related to, among other things, the success of the offers, as described further in the next paragraph, or the initiation of a competing offer, in which case the U.S. offer period will be likewise extended.

If, through this offer and the French offer, on a combined basis, we acquire at least two-thirds of Pechiney's total share capital and voting rights, or more than 50% if there is a concurrent competing offer for the Pechiney securities, we may elect, subject to applicable law and regulations, to provide a subsequent offering period of at least 10 days. We have not, however, yet made a final decision as to whether we will provide a subsequent offering period. We will promptly accept all securities tendered during that subsequent offering period and we will offer the same consideration being offered during this initial offering period. Elections to receive all Alcan Common Shares or all cash in any subsequent offering period will be subject to the same proration and allocation procedures that apply to this initial offering period, to ensure that 40% of the Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney Bonus Allocation Rights and

Pechiney ADSs) tendered in the subsequent offering period are exchanged for Alcan Common Shares and 60% are exchanged for cash.

                             COMPULSORY ACQUISITION

If, as a result of these offers, there is no longer an active trading market for the Pechiney Common Shares or the Pechiney OCEANEs and the liquidity of these Pechiney securities is materially adversely affected, Alcan may petition Euronext Paris to cause the delisting of the Pechiney Common Shares and/or Pechiney OCEANEs. Any such petition for delisting would be subject to the approval of the French Commission des operations de bourse, or COB. Furthermore, subject to the completion of the offers, Alcan intends to cause Pechiney to terminate its deposit agreement, and to petition, or cause Pechiney to petition, the New York Stock Exchange to delist the Pechiney ADSs.

If Alcan acquires Pechiney securities representing more then 95% of the total share capital and voting rights in Pechiney, Alcan may launch, subject to applicable law and obtaining the requisite approvals, a withdrawal offer or offers (offre publique de retrait), or buy-out, followed by a compulsory acquisition (retrait obligatoire), or squeeze-out, of all remaining Pechiney securities not held by Alcan, including all Pechiney Common Shares, Pechiney OCEANEs, Pechiney Bonus Allocation Rights and Pechiney ADSs (including the Pechiney Common Shares underlying the Pechiney ADSs).

           EFFECT OF THE OFFERS ON THE MARKET FOR PECHINEY SECURITIES

If the offers for Pechiney securities are successful, there may no longer be an active trading market for the Pechiney securities, and their liquidity could be materially adversely affected.

Pechiney ADSs are listed and traded on the New York Stock Exchange. Pechiney Common Shares are listed and traded on Euronext Paris and on the London Stock Exchange, and Pechiney Bonus Allocation Rights and the Pechiney OCEANEs are listed and traded on Euronext Paris. Euronext Paris has announced that the Pechiney's Bonus Allocation Rights will no longer be listed after August 4, 2003. Depending upon the number of Pechiney securities acquired pursuant to the offers, following their completion the Pechiney ADSs may no longer meet the listing requirements of the New York Stock Exchange, the Pechiney Common Shares and the Pechiney OCEANEs may no longer meet the requirements of Euronext Paris for continued listing and the Pechiney Common Shares may no longer meet the requirements of the London Stock Exchange for continued listing. To the extent permitted under applicable law and stock exchange regulations, Alcan may seek to cause the termination of Pechiney's deposit agreement relating to the Pechiney ADSs, and the delisting of the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs on these exchanges. Any petition for delisting Pechiney securities on Euronext Paris is subject to the prior approval of the COB, which will consider whether the market for the Pechiney securities has been materially adversely affected and whether delisting is in the best interests of the market.

If Alcan acquires sufficient Pechiney Common Shares in the offers to cause the delisting of the Pechiney Common Shares, then, pursuant to the terms of the Pechiney OCEANEs, the holders of the Pechiney OCEANEs may require Pechiney to redeem the Pechiney OCEANEs for a make-whole payment.

Furthermore, pursuant to the terms of the Pechiney OCEANEs, if less than 10% of the number of issued Pechiney OCEANEs remains outstanding following the consummation of these offers, Alcan may cause Pechiney to redeem the Pechiney OCEANEs at a redemption price determined pursuant to the terms of the Pechiney OCEANEs. This redemption price would equal an amount that would provide the holder of the Pechiney OCEANE with a return equal to the gross yield to maturity that would have been realized by such holder at maturity. This redemption price may be lower than the consideration offered to holders of the Pechiney OCEANEs in these offers. For example, had this redemption option been available to, and exercised by, Pechiney on July 7, 2003, the redemption price per Pechiney OCEANE would have been E77.60.

If one or more of the New York Stock Exchange, Euronext Paris and SEAQ International in London were to delist the Pechiney ADSs, Pechiney Common Shares or Pechiney OCEANEs, the market therefor could be adversely affected. Although it is possible that the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs would be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges, or through the National Association of Securities Dealers, Inc. Automated Quotations System or by other sources, there can be no assurance that any such trading quotations will occur. The extent of the public market for the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Pechiney ADSs, Pechiney Common Shares and Pechiney OCEANEs, as the case may be, remaining at such time, the interest in maintaining a market in such securities on the part of securities firms and the possible termination of registration of Pechiney ADSs under the Securities Exchange Act of 1934. If such registration is terminated, Pechiney could cease filing periodic reports with the SEC, which could further impact the value of the Pechiney securities. To the extent the availability of such listings or quotations depends on steps taken by Alcan, Alcan may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available following the successful completion of the offers.

                               FRACTIONAL SHARES

No fractional Alcan Common Shares will be issued in connection with the offers. As a result, if you would like to receive the mixed consideration of Alcan Common Shares and cash in exchange for your Pechiney securities, you must tender 5 Pechiney Common Shares, 50 Pechiney Bonus Allocation Rights or 10 Pechiney ADSs, as the case may be, or multiples of those numbers of Pechiney securities in this offer. If you tender a fraction of those numbers of Pechiney securities (referred to as "remainder securities") you may elect, with respect to those remainder securities, to tender them as Cash Election Shares or Stock Election Shares.

If, without the application of the proration and allocation procedure described above to reduce the total number of Stock Election Shares, the number of Stock Election Shares tendered by each Pechiney securityholder is not a multiple of 2 (with respect to Pechiney Common Shares), 20 (with respect to Pechiney Bonus Allocation Rights) or 4 (with respect to Pechiney ADSs), or if, as a result of the proration and allocation procedure described above, the number of Mixed Consideration Shares deemed tendered by the relevant Pechiney securityholder is not a multiple of 5 (with respect to Pechiney Common Shares), 50 (with respect to Pechiney Bonus Allocation Rights) or 10 (with respect to Pechiney ADSs) or the Stock Election Shares deemed tendered, as the case may be, is not a multiple of 2 (with respect to Pechiney Common Shares), 20 (with respect to Pechiney Bonus Allocation Rights) or 4 (with respect to Pechiney ADSs), then the tendering Pechiney securityholder will receive, in respect of its Pechiney securities tendered as Mixed Consideration Shares or Stock Election Shares:

     - the number of Alcan Common Shares equal to the product of the number of Pechiney securities tendered by the securityholder and the applicable exchange ratio (1 Alcan Common Share for 1.67 Pechiney Common Shares or
       16.67 Pechiney Bonus Allocation Rights or 3.33 Pechiney ADSs in respect of Mixed Consideration Shares; and 1 Alcan Common Share for 0.67 Pechiney Common Shares or 6.67 Pechiney Bonus Allocation Rights or 1.33 Pechiney ADSs in respect of Stock Election Shares), rounded down to the nearest whole Alcan Common Share; and

     - in lieu of any fractional Alcan Common Share that would otherwise be issued, an amount in cash (converted, to the extent necessary, at the spot rate of exchange into U.S. dollars) equal to the product of the relevant fraction of an Alcan Common Share multiplied by the average sale price on the market of the aggregated fractional Alcan Common Shares that would have otherwise been issued in the offers. These aggregated fractional Alcan Common Shares (rounded down to the nearest whole Alcan Common Share) will be sold on the market by a registered intermediary, no later than six French trading days following the listing of the Alcan Common Shares on Euronext Paris; and

     - as necessary, with respect to Mixed Consideration Shares, that portion of the cash consideration payable with respect to Mixed Consideration Shares corresponding to the number of Pechiney securities tendered as Mixed Consideration Shares multiplied by 24.6, for Pechiney Common Shares, 2.46 for the Pechiney Bonus Allocation Rights or
       12.30 for Pechiney ADSs.

                  PROCEDURES FOR TENDERING PECHINEY SECURITIES

The following are the procedures to tender your Pechiney ADSs, Pechiney Common Shares, Pechiney OCEANEs or Pechiney Bonus Allocation Rights. The tender materials described below provide for the election of Alcan Common Shares, cash or a combination of Alcan Common Shares and cash in exchange for tendered Pechiney Common Shares, Pechiney Bonus Allocation Rights and Pechiney ADSs in accordance with the terms of the offer. If you validly tender Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs but fail to make an election, you will be deemed to have elected to receive the standard consideration with respect to such Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs. See "-- Terms of the Offers" on page 45.

Procedures for Tendering Pechiney ADSs

Pechiney ADS Certificates. If you hold Pechiney ADS certificates, you may tender your Pechiney ADSs by delivering prior to the expiration date the following materials to the exchange agent at one of its addresses set forth on the back cover of this prospectus:

     - your Pechiney ADS certificates;

     - a properly completed and duly executed letter of transmittal, or a facsimile copy, with any required signature guarantees; and

     - any other documents required by the letter of transmittal, including instructions to the Bank of New York, the depositary for the Pechiney ADSs, to tender the Pechiney Common Shares underlying the tendered Pechiney ADSs as part of the French centralizing procedures within three business days after the expiration of the offer period.

Pechiney ADSs in Book-Entry Form. If you hold your Pechiney ADSs in book-entry form, you may tender your Pechiney ADSs following the procedure for book-entry transfer described below. If you tender your Pechiney ADSs in this way, you must deliver prior to the expiration date the following materials to the exchange agent at one of its addresses set forth on the back cover of this prospectus:

     - a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Pechiney ADSs into the exchange agent's account at the Depositary Trust Corporation, or DTC, pursuant to the procedures described below;

     - a properly completed and duly executed letter of transmittal, or a facsimile copy, with any required signature guarantees, or an agent's message (as defined below); and

     - any other documents required by the letter of transmittal, including instructions to The Bank of New York, the depositary for the Pechiney ADSs, to tender the Pechiney Common Shares underlying the tendered Pechiney ADSs as part of the French centralizing procedures within three business days after the expiration of the offer period.

The exchange agent will establish an account with respect to Pechiney ADSs at DTC for purposes of this offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Pechiney ADSs by causing DTC to transfer such Pechiney ADSs into the exchange agent's account in accordance with DTC's procedure for the transfer. You must deliver prior to the expiration date to the exchange agent at one of its addresses set forth on the back cover of this prospectus (1) the appropriate letter of transmittal, or a facsimile copy thereof, properly completed and duly executed, together with any required signature guarantees, or (2) an agent's message in lieu of the letter of transmittal, and any other required documents. An "agent's message" is a message transmitted by DTC to, and received by, the exchange agent as part of a book-entry confirmation. The book-entry confirmation states that DTC has received an express acknowledgment from the DTC participant tendering the Pechiney ADSs that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a firm that is a member of the Medallion Signature Guarantee Program, or by any other "eligible institution", as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing is referred to as an "eligible institution"). Signature guarantees are not required in cases in which Pechiney ADSs are tendered:

     - by a registered holder of Pechiney ADSs who has not completed either the box entitled "Special Registration Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

Pechiney ADSs Held in "Street Name." If you hold Pechiney ADSs in "street name" through your broker, bank or custodian, you should contact your broker, bank or custodian to discuss the appropriate procedures for tendering.

Pechiney ADS Certificates Registered in Another Name. If a Pechiney ADS certificate is registered in the name of a person other than the signer of the letter of transmittal, the certificate representing this security must be endorsed or accompanied by appropriate stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appear on the Pechiney ADS certificate, with the signature(s) on the certificates or stock powers guaranteed as described above.

Partial Tenders. If you wish to tender fewer than all of the Pechiney ADSs evidenced by any ADRs delivered to the exchange agent, you must indicate this in the letter of transmittal by completing the box entitled "Number of Pechiney ADSs Tendered." In the case of a partial tender, you must surrender the old Pechiney ADRs to the ADS depositary and withdraw the Pechiney Common Shares
underlying the remainder of the Pechiney ADSs before           , New York City
time on the expiration date. Otherwise, the ADS depositary will automatically tender your untendered Pechiney ADSs into this offer.

Guaranteed Delivery. If you desire to tender Pechiney ADSs pursuant to this offer and your Pechiney ADS certificates are not immediately available or you cannot deliver such certificates and all other required documents to the exchange agent prior to the expiration date, or you cannot complete the procedure for book-entry transfer on a timely basis, you may nevertheless tender such Pechiney securities provided that all of the following conditions are satisfied:

     - the tender is made by or through an eligible institution;

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

     - the certificates for your tendered Pechiney securities or a confirmation of a book-entry transfer of Pechiney securities into the exchange agent's account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed transmittal letter or a manually executed facsimile copy, with any required signature guarantee or, in the case of a book-entry transfer, an agent's message and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the exchange agent. The notice of guaranteed delivery must in all cases include a guarantee by an eligible institution in the form set forth in such notice. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

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Procedures for Tendering Pechiney Common Shares

Pechiney Common Shares held through French financial intermediaries. If your Pechiney Common Shares are held through a French financial intermediary, you should not complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in this offer. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly.

Pechiney Common Shares held through U.S. Custodians. If you hold your Pechiney Common Shares through a U.S. custodian, you should not complete a letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

If you hold Pechiney Common Shares in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administre) form. If you wish to tender such shares, you must first make the necessary arrangements for such conversion with your French financial intermediary or U.S. custodian, as applicable.

Procedures for Tendering Pechiney Bonus Allocation Rights

Pechiney Bonus Allocation Rights held through French financial intermediaries. If your Pechiney Bonus Allocation Rights are held through a French financial intermediary, you should not complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in this offer. If you have not yet received transmittal materials and instructions from your French financial intermediary, please contact your French financial intermediary directly.

Pechiney Bonus Allocation Rights held through U.S. Custodians. If you hold your Pechiney Bonus Allocation Rights through a U.S. custodian, you should not complete a letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

If you hold Pechiney Bonus Allocation Rights in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administre) form. If you wish to tender such Pechiney Bonus Allocation Rights, you must first make the necessary arrangements for such conversion with your French financial intermediary or U.S. custodian, as applicable.

Procedures for Tendering Pechiney OCEANEs

Pechiney OCEANEs held through French financial intermediaries. If your Pechiney OCEANEs are held through a French financial intermediary, you should not complete the letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in this offer. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly.

Pechiney OCEANEs held through U.S. Custodians. If you hold your Pechiney OCEANEs through a U.S. custodian, you should not complete a letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

If you hold Pechiney OCEANEs in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administre) form. If you wish to

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

tender such securities, you must first make the necessary arrangements for such conversion with your French financial intermediary or U.S. custodian, as applicable.

Other Requirements

By executing a letter of transmittal or form of acceptance, you will irrevocably appoint us or our designees as your attorneys-in-fact and proxies. Your appointment will be to the full extent of your rights with respect to the Pechiney securities tendered by you and accepted for exchange by us and any and all other Pechiney securities issued or issuable in respect of such Pechiney
securities on or after           , 2003. Your appointment will be effective, and
your voting rights will be affected, only when we accept for exchange your tendered Pechiney securities in accordance with the terms of the offer. Once we accept for exchange your tendered Pechiney securities, your appointment will be irrevocable. Upon the effectiveness of your appointment, all prior proxies given by you will be revoked without further action, and you will not be able to give powers of attorney, proxies or written consents with respect to the Pechiney securities tendered by you and accepted by us. Our designees will have the authority to exercise all your voting and other rights at any meeting of Alcan's shareholders, by written consent in lieu of any such meeting or otherwise. Alcan reserves the right to require that, in order for Pechiney securities to be deemed validly tendered, immediately upon Alcan's acceptance of such Pechiney securities for exchange, Alcan must be able to exercise all rights of ownership, including full voting and disposition rights, with respect to such Pechiney securities.

If the letter of transmittal, form of acceptance, notice of guaranteed delivery or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing. Proper evidence of authority to act must be submitted by such persons, although we may waive this requirement.

If any Pechiney Common Share, Pechiney Bonus Allocation Right, Pechiney OCEANE, Pechiney ADS certificate or other evidence of ownership has been mutilated, destroyed, lost or stolen, you must (1) furnish to the exchange agent satisfactory evidence of ownership and of the destruction, loss or theft or such certificate, (2) indemnify the exchange agent against loss, and (3) comply with any other reasonable requirements.

Your tender of Pechiney securities pursuant to any of the procedures described above will constitute your binding agreement with us to the terms and conditions of this offer.

Determination of Validity

We will determine, in our discretion, all questions as to the validity, form and eligibility for exchange of any tendered Pechiney securities. Our determination will be final and binding on the holders of Pechiney securities. We reserve the absolute right to reject any and all tenders that we determine are not in proper form. We also reserve the right to waive any defect or irregularity in the tender or any securities of any particular holder, whether or not similar defects or irregularities are waived in the case of other securityholders. Unless otherwise waived by you, your tender of securities will not be valid until all defects or irregularities have been cured or waived. None of Alcan, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in the tender of any securities, or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of this offer will be final and binding on the holders of Pechiney securities.

In addition, in tendering Pechiney securities you will represent and warrant that you have full power and authority to tender, sell, assign and transfer your Pechiney securities (and any distributions) and, when the same are accepted for exchange by Alcan, Alcan will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim.

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

                               WITHDRAWAL RIGHTS

You may withdraw Pechiney securities tendered pursuant to this offer at any time prior to the expiration date.

For a withdrawal to be effective, the exchange agent must receive a timely written or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus. Any such notice must specify the name of the person who tendered the Pechiney securities being withdrawn, the number of Pechiney securities being withdrawn and the name of the registered holder if different from that of the person who tendered such Pechiney securities.

If certificates evidencing Pechiney ADSs being withdrawn have been delivered or otherwise identified to the exchange agent, then, prior to the physical release of such certificates, (1) the exchange agent also must receive the name of the registered holder and the serial numbers of the particular certificate evidencing the Pechiney ADSs and (2) the signature(s) on the notice of withdrawal must be guaranteed by an eligible institution unless such Pechiney ADSs have been tendered for the account of an eligible institution. If Pechiney securities have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Pechiney ADSs. If you have tendered Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney OCEANEs, the notice of withdrawal must specify the name and number of the Euroclear France account to be credited with the withdrawn Pechiney securities.

Under French law, if, during the period of these offers, another offer for Pechiney, or an increased bid by a competing bidder, is approved by the CMF, your tenders of Pechiney securities will be deemed null and void. In this event, in order to tender your Pechiney securities in this offer, whether or not it has changed, you will be required to re-tender your Pechiney securities.

We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal. Our determination shall be final and binding on the holders of the Pechiney securities. None of Alcan, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Pechiney securities properly withdrawn will be deemed not to have been validly tendered for purposes of this offer. However, withdrawn Pechiney securities may be re-tendered at any time prior to the expiration date by following the procedures described above under "-- Procedures for Tendering Pechiney Securities."

                  ACCEPTANCE AND RETURN OF PECHINEY SECURITIES

Subject to the terms and conditions of the offer, we will exchange Pechiney securities validly tendered and not properly withdrawn for Alcan Common Shares and/or cash, based on your elections (but only cash in the case of Pechiney OCEANEs), or return such Pechiney securities as promptly as practicable under French tender offer practice after the expiration date. Subject to applicable rules of the SEC, we reserve the right to delay acceptance for exchange, or delay exchange, of Pechiney securities in order to comply in whole or in part with any applicable law.

Acceptance of Tendered Pechiney Securities

If the offer is successful, we will be deemed to have accepted for exchange Pechiney securities validly tendered and not properly withdrawn on the expiration date, as set forth in the final results of the offers (avis de resultat definitif) published in France in the French official legal gazette by the CMF. Subject to the terms and conditions of the offers, the newly issued Alcan Common Shares will be transferred to the account of the financial intermediary who tendered the Pechiney securities.

Under no circumstances will interest be paid on the exchange of Pechiney securities for Alcan Common Shares, regardless of any delay in making the exchange.

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

Return of Tendered Pechiney Securities

In case any Pechiney securities tendered in accordance with the instructions set forth in the offer materials are not accepted for exchange pursuant to the terms and condition of this offer, we will cause these Pechiney securities to be returned in accordance with the procedures outlined in such materials.

Miscellaneous

If we increase the consideration offered to any holder of Pechiney securities prior to the expiration date, we will pay the increased consideration to all holders of Pechiney securities that are exchanged in this offer, whether or not such Pechiney securities were tendered prior to the announcement of such increase. In addition, the CMF may require an extension of the offer period or deem prior tenders invalid from the opening of the increased offer and require re-tenders in such circumstances. No such increase is currently expected.

                    DELIVERY OF ALCAN COMMON SHARES AND CASH

In the event the offers are successful, the exchange agent will deliver Alcan Common Shares and cash to tendering holders of Pechiney securities promptly following the publication by the CMF of the final results of the offers for Pechiney securities. The results of the offers should be published by the CMF approximately six to nine French trading days following the expiration date of the offers. If the offers are consummated, the final settlement date for the offers is currently expected to be within approximately 12 to 18 French trading days following the expiration date of the offers. The cash consideration payable in this offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using the noon buying rate, as published by the Federal Reserve Bank of New York, on the business day prior to the settlement date.

                               FEES AND EXPENSES

Except as set forth below, we will not pay any fees or commissions to any broker or other person soliciting tenders of Pechiney securities pursuant to this offer.

Alcan will pay the brokerage fees and related value added taxes incurred by Pechiney securityholders tendering into this offer, up to a limit of 0.3% of the value of each Pechiney security tendered, and subject to a maximum amount of E 150 per account. Pechiney securityholders will not be reimbursed for any brokerage fees in any event that the offer is withdrawn or lapses. Financial intermediaries will be paid a fee, net of tax, of E 0.50 per Pechiney Common Share tendered into this offer, up to a maximum amount of E 200 per account. This fee will not be paid in the event that the offer is withdrawn or lapses.

Morgan Stanley is acting as dealer manager in the United States in connection with this offer and they or certain of their affiliates have provided certain financial advisory services to Alcan in connection with the transactions. Morgan Stanley will receive reasonable and customary compensation for its services as financial advisor and dealer-manager. We will indemnify the financial advisor against specified liabilities and expenses in connection with this offer, including liabilities under the U.S. federal securities laws.

We have also retained   to act as information agent in connection with this
offer. The information agent may contact holders of Pechiney securities by mail, telephone, telex, fax, e-mail and personal interview and may request brokers, dealers and other nominee shareholders to forward these offer materials to owners of Pechiney securities. The information agent will receive reasonable and customary fees for these services, plus reimbursement of out-of-pocket expenses.

We have retained   to act as exchange agent in connection with this offer. We will pay the exchange agent reasonable and customary compensation for its services in connection with this offer, plus reimbursement for out-of-pocket expenses. We will reimburse brokers, dealers commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

We will indemnify the information agent and the exchange agent against certain liabilities and expenses in connection with this offer, including liabilities under the U.S. federal securities laws.

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

Indemnification for liabilities under the U.S. federal securities laws may be unenforceable as against public policy.

The cash expenses to be incurred in connection with this offer will be paid by Alcan and are estimated in the aggregate to be approximately $92 million. Such expenses include registration fees, fees and expenses of the financial advisor and dealer-manager, exchange agent and information agent, accounting and legal fees and printing costs, among others.

                         LISTING OF ALCAN COMMON SHARES

Alcan Common Shares are currently listed on the New York, Toronto, London and Swiss stock exchanges. Alcan will apply to list its Alcan Common Shares on Euronext Paris, subject to the successful completion of these offers. Alcan will also apply for the supplemental listing of the Alcan Common Shares to be issued in these offers on the New York, Toronto, Paris, London and Swiss stock exchanges, and will comply with all of the usual requirements of such exchanges within the time periods specified by such exchanges.

  TREATMENT OF PECHINEY STOCK OPTIONS AND PECHINEY EMPLOYEE SHAREHOLDING PLAN

Alcan has not had access to important information relating to Pechiney's stock option plans and employee shareholding plans, including the terms of these plans. If these offers are consummated, Alcan will determine the treatment of stock options (including stock purchase options and stock subscription options) and of Pechiney Common Shares held in the Pechiney employee shareholding plan that could not be tendered.

                       FUTURE DIVIDEND POLICY OF PECHINEY

Alcan is not in a position at this stage to state what their dividend policy will be in respect of Pechiney securities after successful offers, but it is likely that such policy will be determined in the context of Pechiney's integration into the combined entities. This policy could bring about a large reduction in the level of dividends paid by Pechiney, or an end to dividends being paid.

                              REGULATORY APPROVALS

Completion of the offers is conditional upon receipt of merger control approvals from the European Commission and any Relevant National Authorities to whom the Commission has referred jurisdiction to review all or part of the transaction and the U.S. antitrust authorities. There can be no assurance that the necessary approvals will be granted or that they will be granted on favorable terms. It is possible that certain merger control approvals will be subject to conditions and obligations, which may include the disposal of certain significant assets or businesses, as discussed further under "-- Reasons for the Offers -- Possible Undertakings to Meet Regulatory Concerns" on page 30. It is possible that such conditions and obligations will have a material effect on certain of the financial assumptions upon which the information in this prospectus is based. We may choose to proceed with the offers even though we are required to comply with such conditions and obligations.

The offers are also subject to the prior approval of France's Minister of the Economy, Finance and Industry. See "Regulatory Matters -- Investment Controls" on page 81.

    COMPARISON OF THE RIGHTS OF PECHINEY SHAREHOLDERS AND ALCAN SHAREHOLDERS

You will receive Alcan Common Shares if you tender your Pechiney securities in the offer. There are numerous differences between the rights of a shareholder in Pechiney, a French societe anonyme, and the rights of a shareholder in Alcan, a Canadian corporation. We urge you to review the discussion under "Comparison of Shareholders' Rights" beginning on page 85 for a summary of these differences.

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                              ACCOUNTING TREATMENT

The acquisition of the Pechiney securities will be accounted for using the purchase method under both Canadian and U.S. GAAP. Under the purchase method, the cost of the purchase will be based on the cash paid to Pechiney securityholders, the market value of Alcan Common Shares issued to Pechiney securityholders, fair value of any stock options of Pechiney replaced with stock options of Alcan and the direct transaction costs. In Alcan's consolidated financial statements, the cost of the purchase will be allocated to the Pechiney assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, with any excess of the cost over the amounts allocated being recognized as goodwill. This method may result in the carrying value of assets, including goodwill, acquired from Pechiney being substantially different from the former carrying values of those assets.

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                                    TAXATION

This section describes the material United States federal income and certain French and Canadian tax consequences of exchanging your Pechiney securities pursuant to this offer and the material United States federal income and Canadian tax consequences of owning and disposing of Alcan Common Shares acquired pursuant to this offer. It applies to you only if you hold your Pechiney securities, and will hold your Alcan Common Shares, as a capital asset for United States federal income tax purposes. This section is the opinion of Sullivan & Cromwell LLP insofar as it relates to United States federal income and French tax law, and is the opinion of Hugh Berwick, Alcan's senior tax counsel insofar, as it relates to matters of Canadian tax law. This section does not apply to you if you are a resident of France for French tax purposes, or a member of a special class of holders subject to special rules, including, with respect to the French or United States federal income tax consequences:

     - a dealer in securities or currencies,

     - a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

     - a tax-exempt organization,

     - a life insurance company,

     - a holder of Pechiney OCEANEs that is a bank,

     - a person liable for alternative minimum tax,

     - with respect to the tax consequences of exchanging Pechiney Common Shares, Pechiney Bonus Allocation Rights or Pechiney ADSs, a person that actually or constructively owns 10% or more of Pechiney voting stock;

     - with respect to the tax consequences of owning and disposing of Alcan Common Shares, a person that actually or constructively will own 10% or more of Alcan voting stock after the exchange,

     - with respect to French taxation, a person that together with his or her spouse, if any, and their ascendants and descendants, directly or indirectly, hold or have held more than 25% of the rights to Pechiney's earnings (droits aux benefices sociaux) at any time during the five years preceding the exchange,

     - a person that holds Pechiney securities, or, after the exchange, will hold Alcan Common Shares, as part of a straddle or a hedging or conversion transaction, and

     - a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, and the French tax laws, as well as on the income tax conventions between the United States of America and the Republic of France (the "French Treaty") and between the United States of America and Canada (the "Canadian Treaty"), all as currently in effect. With respect to Canadian tax matters, it is further based on the current provisions of the Income Tax Act (Canada) (the "ITA"), the regulations thereunder, specific proposals to amend the ITA, the regulations announced before the date of this prospectus and the current administrative and assessing practices of the Canada Customs and Revenue Agency. All of these laws are subject to change, possibly on a retroactive basis.

You are a non-resident of France for French tax purposes if you are a beneficial owner of Pechiney securities that exchanges its Pechiney securities for Alcan Common Shares, cash or a combination of both pursuant to this offer, and, for French income tax purposes, you are not:

     - an individual (i) whose principal residence is located in France or who resides in France for more than 183 days during a year, (ii) maintains his or her household in France, (iii) carries out his or her principal professional activity in France, or (iv) whose principal center of economical interests is located in France, or

     - an enterprise with its registered office located in France or operating a business in France.
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You are a U.S. holder if you are a beneficial owner of Pechiney securities that exchanges its Pechiney securities for Alcan Common Shares, cash or a combination of both pursuant to this offer, and you are for United States federal income tax purposes:

     - a citizen or resident of the United States,

     - a United States domestic corporation,

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are a beneficial owner of Pechiney securities that exchanges Pechiney securities for Alcan Common Shares, cash or a combination of both pursuant to this offer, and you are not a United States person for United States federal income tax purposes.

You are a non-Canadian holder if you are a beneficial owner of Pechiney securities that exchanges Pechiney securities for Alcan Common Shares, cash or a combination of both pursuant to this offer and at any relevant time

     - you are not and are not deemed to be resident in Canada for purposes of the ITA;

     - you do not hold or use and are not deemed to hold or use the Pechiney securities in a business carried on in Canada; and

     - you are not an insurer carrying on business in Canada and elsewhere.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL, AND THE CANADIAN, FRENCH AND OTHER TAX CONSEQUENCES OF EXCHANGING YOUR PECHINEY SECURITIES AND OF OWNING AND DISPOSING OF ALCAN COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCES. IN PARTICULAR, YOU SHOULD CONFIRM WHETHER YOU ARE ELIGIBLE FOR THE BENEFITS OF THE FRENCH TREATY OR CANADIAN TREATY WITH YOUR ADVISOR AND SHOULD DISCUSS ANY POSSIBLE CONSEQUENCES OF FAILING TO BE SO ELIGIBLE.

This section does not constitute legal or tax advice to any particular holder of Pechiney securities.

               TAX CONSEQUENCES OF EXCHANGING PECHINEY SECURITIES

FRENCH TAXATION

Pechiney securities exchanged for cash or a combination of Alcan Common Shares and cash if the cash received in the exchange exceeds 10% of the nominal value of the Alcan Common Shares received

For French income tax purposes, if you are a French non-resident, you will not be subject to French tax on any capital gain or loss recognized upon exchanging your Pechiney securities for cash or a combination of Alcan Common Shares and cash, unless you have a permanent establishment or fixed base in France and the Pechiney securities exchanged is part of the business property of that permanent establishment or fixed base. In that case, the gain or loss, if any, generally will equal the difference between the value of the Alcan Common Shares and any cash received, and your adjusted tax basis in your Pechiney securities exchanged. Such gain or loss would be recognized upon the exchange and subject to French income tax under the ordinary rules.

Pechiney securities exchanged for Alcan Common Shares or a combination of Alcan Common Shares and cash if the cash received in the exchange does not exceed 10% of the nominal value of the Alcan Common Shares received

For French income tax purposes, if you are a French non-resident, you will not be subject to French tax on any capital gain or loss recognized upon exchanging your Pechiney securities for Alcan Common Shares or a

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

combination of Alcan Common Shares and cash, unless you have a permanent establishment or fixed base in France and the Pechiney securities exchanged is part of the business property of that permanent establishment or fixed base.

If that were the case, you will generally be

     - subject to French tax under the ordinary rules on the gain realized upon exchanging a Pechiney Bonus Allocation Right, a Pechiney OCEANE or a Pechiney ADS, and

     - subject to deferred French taxation, until future disposal of your Alcan Common Share,

       - on the gain realized upon exchanging a Pechiney Common Share, if you are an individual, or

       - on any portion of gain exceeding the amount of cash received, if you are a corporation, and the portion of gain up to or equal to the amount of cash received will be subject to corporate income tax at the normal rate at the time of the exchange.

The amount subject to deferred French taxation will be determined by reference to your tax basis in your Pechiney Common Share exchanged.

CANADIAN TAXATION

A non-Canadian holder will not be subject to Canadian federal tax in respect of any gain or loss realized on Pechiney securities exchanged in the offer. In addition, a person that is resident of Canada for purposes of the ITA, but that is resident of the United States for purposes of the Canadian Treaty and is otherwise eligible for the benefits of the Canadian Treaty, will not be subject to Canadian federal tax in respect of any gain or loss realized on Pechiney securities exchanged in the offer, provided that such person does not hold the Pechiney securities in a manner that is effectively connected with or pertains to a permanent establishment (as defined in the Canadian Treaty) through which the holder carries on business in Canada or a fixed base through which the holder performs independent personal services in Canada.

UNITED STATES FEDERAL INCOME TAXATION

U.S. HOLDERS. If you are a U.S. holder, you will recognize capital gain or loss, if any, as a result of exchanging a Pechiney Common Share, Pechiney Bonus Allocation Right or Pechiney ADS for Alcan Common Shares, cash or a combination of both equal to the difference between

     - the sum of the value of any Alcan Common Shares, determined in U.S. dollars, and the amount of any cash payment you receive in the exchange and

     - your tax basis, determined in U.S. dollars, in the Pechiney Common Share, Pechiney Bonus Allocation Right or Pechiney ADS that you exchange.

For this purpose, the value of any Alcan Common Shares received will equal the fair market value of such shares on the date of the exchange, determined in U.S. dollars. You should generally be able to treat the mean between the highest and lowest selling prices of Alcan Common Shares on the date of exchange on the stock exchange where Alcan Common Shares are principally traded as the fair market value of an Alcan Common Share on the date of exchange. Alcan believes that, for this purpose, the New York Stock Exchange should be treated as the stock exchange where Alcan Common Shares are principally traded.

If you receive any Alcan Common Shares pursuant to this offer, your tax basis in each such share immediately after the exchange will equal its fair market value and your holding period in each such share will begin on the day after the exchange date.

If you exchange a Pechiney OCEANE for cash, you will be required to include in ordinary income any cash that is attributable to accrued but unpaid interest on the Pechiney OCEANE and any original issue discount that has accrued on the Pechiney OCEANE prior to the exchange. You will recognize gain or loss, if any, in the exchange equal to the difference between

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     - the amount of the cash payment you receive in the exchange, reduced by the portion of the cash payment that is attributable to accrued interest, and

     - your adjusted tax basis, determined in U.S. dollars and after taking into account any original issue discount that has accrued prior to the exchange, in the Pechiney OCEANE that you exchange.

Any such gain or loss will generally be capital gain or loss except that (a) any gain or loss that is attributable to changes in the U.S. dollar/euro exchange rate during the period in which you held your Pechiney OCEANE will be ordinary income or loss and (b) if you purchased your Pechiney OCEANE with market discount in excess of a de minimis amount, any gain that you recognize will be ordinary income to the extent of any accrued market discount on your Pechiney OCEANE that you have not yet included in income.

For foreign tax credit purposes, gain or loss that you recognize upon an exchange of Pechiney securities for Alcan Common Shares, cash or a combination of both generally will be income or loss from sources within the United States if such gain or loss is capital gain or loss or ordinary gain or loss that is attributable to changes in the U.S. dollar/euro exchange rate. Any original issue discount and accrued interest that you include in income with respect to a Pechiney OCEANE will generally be treated as income from sources outside the United States and any market discount that you include in income with respect to a Pechiney OCEANE will likely be treated as income from sources outside the United States. Any gain or loss that you recognize upon an exchange of Pechiney securities for Alcan Common Shares, cash or a combination of both will generally be treated as "passive income" or, in certain cases, "financial services income," which is treated separately from other types of income for foreign tax credit limitation purposes.

If you are a noncorporate U.S. holder, capital gain will be taxable at a maximum rate of 15% if your holding period in the Pechiney security that you exchange exceeds one year on the date of exchange. The deductibility of capital losses is subject to limitations.

If you recognize a loss upon an exchange of a Pechiney OCEANE for cash and the portion of such loss that is attributable to changes in the U.S. dollar/euro exchange rate is $50,000 or more, then you may be required to specially report such loss on Internal Revenue Service Form 8886. You should consult with your tax advisor as to whether you will be subject to any such reporting obligation.

NON-U.S. HOLDERS. Except as otherwise described below with respect to amounts received in respect of accrued interest, if you are a non-U.S. holder, you will not be subject to United States federal income tax on any gain or loss recognized as a result of exchanging your Pechiney securities for Alcan Common Shares, cash or both unless

     - the gain or loss is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

     - you are an individual who is present in the United States for at least 183 days in the taxable year of the sale and

      - your "tax home" for United States federal income tax purposes is in the United States or

      - the gain is attributable to an office or other fixed place of business that you maintain in the United States.

If you are a non-U.S. holder of a Pechiney OCEANE, the amount of cash received in exchange for your Pechiney OCEANE that is attributable to accrued interest is exempt from United States federal income tax, whether or not you are engaged in a trade or business in the United States, unless

     - you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

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     - you both

      - have an office or other fixed place of business in the United States to which the interest is attributable and

      - derive the interest in the active conduct of a banking, financing or similar business within the United States.

If you are a corporate non-U.S. holder that under the rules described above is subject to United States federal income tax on the exchange of your Pechiney securities, you may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

        TAX CONSEQUENCES OF OWNING AND DISPOSING OF ALCAN COMMON SHARES

TAXATION OF DIVIDENDS

CANADIAN TAXATION

Dividends (including deemed dividends) on Alcan Common Shares paid to a non-Canadian holder will generally be subject to a Canadian non-resident withholding tax. The general withholding tax rate of 25% may be reduced pursuant to the provisions of a treaty entered into between Canada and the country in which the recipient or beneficial owner of such dividends is a resident. Under the Canadian Treaty the rate of such Canadian non-resident withholding tax is reduced to 15%. In addition, under the Canadian Treaty, dividends on Alcan Common Shares paid to certain pension, retirement or charitable organizations that are eligible for the benefits of the Canadian Treaty and exempt from tax in the United States will generally be exempt from Canadian withholding tax.

UNITED STATES FEDERAL INCOME TAXATION

U.S. HOLDERS. Under the United States federal income tax laws, if you are a U.S. holder, the gross amount of any dividend Alcan pays with respect to its Alcan Common Shares to you out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the Alcan Common Shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends Alcan pays with respect to Alcan Common Shares generally will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive it, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions with respect to Alcan Common Shares in excess of Alcan's current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Alcan Common Shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate. To the extent a refund of the tax withheld is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability.

Dividends will be income from sources outside the United States, but generally will be "passive income" or "financial services income," which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.
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NON-U.S. HOLDERS.  If you are a non-U.S. holder, dividends paid to you in respect of Alcan Common Shares will not be subject to United States federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

TAXATION OF CAPITAL GAINS

CANADIAN TAXATION

Gains realized by a non-Canadian holder on a sale or other disposition of Alcan Common Shares generally will not be subject to Canadian tax unless such shares constitute "taxable Canadian property" to such non-Canadian holder. The Alcan Common Shares may constitute "taxable Canadian property" to a non-Canadian holder if:

     - they are held or used in a business carried on in Canada; or

     - at any time in the five years immediately preceding the disposition, the non-Canadian holder, persons with whom the non-Canadian holder did not deal at arm's length, or the non-Canadian holder and such non-arm's length persons, owned or had under any option or right to acquire 25% or more of the issued shares of any class or series of the capital stock of Alcan.

Even where the Alcan Common Shares constitute "taxable Canadian Property" to a non-Canadian holder, the gain from the sale or disposition of such shares may also be exempt from Canadian tax pursuant to the provisions of a treaty entered into by Canada and another country. Under the Canadian Treaty, such gain will generally be exempt from Canadian tax unless the Alcan Common Shares derive their value principally from real property situated in Canada (as defined in the Canadian Treaty).

A disposition of Alcan Common Shares to Alcan (unless the shares are acquired in the open market in the manner in which shares would normally be purchased by any member of the public) will result in a deemed dividend to a non-Canadian holder equal to the amount by which the consideration paid by Alcan for the Alcan Common Shares exceeds the paid-up capital of such shares for purposes of the ITA. The amount of such deemed dividend will be subject to the withholding tax described under "-- Taxation of Dividends -- Canadian Taxation" above.

UNITED STATES FEDERAL INCOME TAXATION

U.S. HOLDERS. If you are a U.S. holder and you sell or otherwise dispose of your Alcan Common Shares received pursuant to this offer, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your adjusted tax basis, determined in U.S. dollars, in your Alcan Common Shares. See "Tax Consequences of Exchanging Pechiney Securities -- United States Federal Income Taxation" above for your initial tax basis in, and the start of your holding period of, the Alcan Common Shares received pursuant to this offer. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

NON-U.S. HOLDERS. If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your Alcan Common Shares unless:

     - the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

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

     - you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and

       - your "tax home" for United States federal income tax purposes is in the United States or

       - the gain is attributable to an office or other fixed place of business that you maintain in the United States.

If you are a corporate non-U.S. holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     - dividend payments or other taxable distributions made to you within the United States,

     - cash payments made to you pursuant to an exchange of Pechiney securities for cash pursuant to this offer, and

     - the payment of proceeds to you from the sale of Alcan Common Shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that:

     - fails to provide an accurate taxpayer identification number,

     - is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

     - in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - dividend payments made to you outside the United States by Alcan or another non-United States payor and

     - other dividend payments and the payment of the proceeds from the sale of Alcan Common Shares effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

     - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

       - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

       - other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

Payment of the proceeds from the sale of Alcan Common Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Alcan

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

Common Shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Alcan Common Shares effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

     - a foreign partnership, if at any time during its tax year:

       - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

       - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

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                            INFORMATION ABOUT ALCAN

BUSINESS DESCRIPTION

Alcan is the parent company of an international group involved in many aspects of the aluminum, engineered products and packaging industries. Through subsidiaries, joint ventures and related companies around the world, the activities of Alcan include bauxite mining, alumina refining, production of chemicals, power generation, aluminum smelting, manufacturing, recycling, packaging, as well as research and development. Alcan employs approximately 54,000 people.

In the 101 years since it was established, Alcan has developed a unique combination of competitive strengths. Alcan is a multicultural and multilingual market-driven company reflecting the differing corporate and social characteristics of the 42 countries in which it operates. Alcan is one of the most international aluminum and packaging companies and is the global leader in the production and sale of rolled aluminum products.

Alcan's six operating segments are:

BAUXITE, ALUMINA AND SPECIALTY CHEMICALS, headquartered in Montreal, Canada, comprising Alcan's worldwide activities related to bauxite mining, alumina refining and the production of specialty chemicals, operating seven bauxite mines and deposits in five countries and five alumina plants in three countries;

PRIMARY METAL, also headquartered in Montreal, comprising smelting operations, power generation and production of primary value-added ingot in the form of sheet ingot, extrusion billet, rod and foundry ingot, as well as engineering services and trading operations for alumina and aluminum, operating or having interests in 16 smelters in seven countries;

ROLLED PRODUCTS AMERICAS AND ASIA, headquartered in Cleveland, Ohio, U.S.A., encompassing aluminum sheet and light gauge products, operating 16 plants in six countries;

ROLLED PRODUCTS EUROPE, headquartered in Zurich, Switzerland, comprising aluminum sheet, including automotive, can and lithographic sheet, plate and foil stock operating 11 plants in four countries;

ENGINEERED PRODUCTS, headquartered in Neuhausen, Switzerland, producing fabricated aluminum products, including wire and cable, components for the mass transportation, automotive, building, display, eletromechanical and other industrial markets, as well as sales and service centers throughout Europe, operating 47 plants in 17 countries; and

PACKAGING, also headquartered in Zurich, consisting of Alcan's worldwide food flexible, foil, specialty, pharmaceutical and cosmetics packaging businesses, operating 76 plants in 14 countries.

Alcan's corporate head office, located in Montreal, focuses on strategy development and capital deployment, while overseeing governance, policy, legal, compliance, human resources and finance matters.

HISTORY

Alcan is a limited liability Canadian company, incorporated on June 3, 1902, with its headquarters and registered office in Montreal, Canada. It was formed as a subsidiary of the Pittsburgh Reduction Company, one of the founding companies of the aluminum industry, to establish a smelter and hydroelectric power facility in Shawinigan, Quebec. In 1928, the international operations and domestic U.S. operations were separated into two competing companies that became Alcan and Alcoa Inc., respectively. During the Second World War, substantial expansion of hydroelectric and smelting capacity took place in Quebec to supply aluminum for the war effort. In the 1950s, Alcan added hydroelectric and smelting in British Columbia. During the postwar period, Alcan expanded internationally and invested in fabricating activities to stimulate demand for its primary metal production.

In 2000, Alcan entered into a combination agreement with algroup, which consisted of an independent offer of Alcan Common Shares for all of the outstanding shares of algroup. On October 17, 2000, after clearance from competition authorities, the combination was completed with Alcan acquiring over 99% of the shares of algroup by virtue of its offer. Alcan acquired the remaining shares in algroup in 2001 by virtue of statutory right and caused algroup to de-list from the SWX Swiss Exchange.

Today, Alcan is a multinational company engaged in all aspects of the aluminum and packaging industries on an international scale.

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                           INFORMATION ABOUT PECHINEY

BUSINESS DESCRIPTION

Pechiney operates in two core businesses (positions and market shares presented in this section are based on internal estimates of Pechiney as discussed in Pechiney's publicly available disclosure): the production of primary aluminum and fabricated aluminum products and the production of packaging materials. Pechiney's aluminum technology is recognized as a world leader. Pechiney believes that it is also one of the world leaders in the production of packaging materials for the food, healthcare and beauty industries on the basis of 2002 sales. It is the world's largest producer of collapsible tubes. Pechiney's other activities include the production of ferroalloys and international trade.

ALUMINUM: Pechiney's aluminum business is comprised of two segments: Primary Aluminum Metal and Aluminum Conversion.

Primary Aluminum is Europe's second and the world's fifth largest producer of primary aluminum on the basis of 2002 obtainable production capacity. It also holds interests in companies that produce bauxite and alumina. Primary Aluminum also licenses alumina and aluminum production technology and related equipment.

Aluminum Conversion includes the activities of four divisions:

     - The Aerospace, Transport, Industry division includes the production of aluminum rolled products for transport markets (aerospace, sea and ground, excluding automotive) and industry, as well as the production of hard alloy extrusions;

     - The Cans, Automotive, Standard Rolled Products division includes the production of aluminum rolled products at Neuf Brisach for the can, automotive and standard rolled products market;

     - The Foil and Thin Foil/Specialty Products division includes Pechiney Eurofoil's foil and thin foil activities at Dudelange, Flemalle and Rugles, as well as different specialty activities (circles, precoated sheets, etc.);

     - The Extrusions, Casting Alloys, Automotive division manufactures and markets aluminum soft alloy sections for the construction, transport and equipment markets, as well as casting alloys used almost exclusively in the automotive market. The division is also in charge of Pechiney Automotive, a cross-division structure specially dedicated to the automotive market.

PACKAGING: In 2002, Pechiney's Packaging sector included the following activities:

     - Plastic Packaging, an important North American and European producer of flexible packaging for the food, healthcare and specialty markets;

     - Cebal Tubes Europe and Cebal Tubes Americas, which together are the world leader in the manufacture of flexible plastic, laminated and aluminum tubes for the cosmetics, personal care and healthcare markets on the basis of 2002 production;

     - Cebal Aerosols, the world's largest manufacturer of seamless aluminum aerosol and spray cans;

     - Techpack International (TPI), one of the world's principal producers of plastic packaging for makeup, perfume and cosmetics on the basis of 2002 sales;

     - Pechiney Capsules, which produces caps and overcaps for wines and spirits.

OTHER ACTIVITIES: Pechiney's other business also includes Ferroalloys, where Pechiney mainly produces silicon and ferroalloys as well as abrasives and refractories, and International Trade, where Pechiney operates the following three lines of business: a worldwide network of sales agencies, which markets products manufactured by Pechiney and third parties; a non-ferrous metal and other basic material trading operation; and the distribution of semi-finished aluminum products.

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NEW ORGANIZATION:  The aluminum activities of Pechiney were divided, effective as of February 1, 2003, into two distinct sectors:

     - the Primary Aluminum sector, which includes in a single entity bauxite-alumina-aluminum production activities and ferroalloys;

     - the Aluminum Conversion sector, comprised of rolled products, extrusions and casting alloys used in a wide variety of markets: aerospace, automotive, sea transport, rail, industry, industrial equipment, construction and beverage cans.

CONVERSION OF PECHINEY PREFERRED SHARES "B" TO PECHINEY COMMON SHARES

Pursuant to resolutions adopted at an extraordinary meeting of Pechiney's shareholders on April 3, 2003 and an extraordinary meeting of the holders of Pechiney's Preferred Shares "B" on May 27, 2003, the 1,091,040 outstanding Pechiney Preferred Shares "B" were converted into Pechiney Common Shares effective June 4, 2003, at the exchange ratio of 11 Common Shares for 10 Preferred Shares "B." In this conversion, each Preferred Share "B" was automatically converted into one Pechiney Common Share, with the holders of the Pechiney Preferred Shares "B" also receiving one Bonus Allocation Right per Preferred Share "B." Each Bonus Allocation Right gives the holder the right to acquire 0.10 of a Pechiney Common Share, with 10 Bonus Allocation Rights being required to acquire one Common Share. No fractional Common Shares will be issued in exchange for Bonus Allocation Rights. The Bonus Allocation Rights are exercisable by their holders for a period of two years from the date of issuance. They will remain listed on Euronext Paris until August 4, 2003, after which they will trade over-the-counter. In connection with the conversion of the Pechiney Preferred Shares "B," the "A" designation formerly assigned to the Pechiney Common Shares was eliminated.

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         PRO FORMA COMBINED FINANCIAL STATEMENTS OF ALCAN AND PECHINEY

The following unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income, which give effect to the offers, are presented in U.S. dollars and reflect the combination of Alcan and Pechiney using the purchase method under U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that pursuant to the offers:

     - all of the outstanding Pechiney Common Shares are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 5 Pechiney Common Shares;

     - all of the outstanding Pechiney Bonus Allocation Rights are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 50 Pechiney Bonus Allocation Rights;

     - all of the outstanding Pechiney OCEANEs are exchanged for cash. Each Pechiney OCEANE is exchanged for E81.70;

     - all of the outstanding Pechiney ADSs are exchanged for Alcan Common Shares and cash. 3 Alcan Common Shares and E123 in cash are exchanged for every 10 Pechiney ADSs;

     - all of the outstanding Pechiney stock options are exchanged for Alcan stock options; and

     - the cash consideration paid in the offers is financed by additional Alcan debt.

The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved if the offers had been completed during the periods presented, nor are the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income necessarily indicative of the future operating results or financial position of the combined entities. The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income do not reflect any cost savings or other synergies which may result from the combination. The pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition.

The unaudited pro forma combined financial information does not reflect the impact of significant divestitures that Alcan expects to make pursuant to undertakings with antitrust regulators, as there are no current agreements providing for implementation of such dispositions, which, however, are expected to be carried out shortly after the completion of the offers. See "The
Offers -- Reasons for the Offers -- Possible Divestitures to Meet Regulatory Concerns."

The unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income have been derived from and should be read in conjunction with the respective consolidated financial information of Alcan and Pechiney as of and for the three months ended March 31, 2003, and as of and for the year ended December 31, 2002, which are incorporated herein by reference. All amounts are stated in U.S. dollars. This pro forma information is subject to risks and uncertainties, including those discussed under "Risk Factors -- Risks Relating to the Offers -- We Have Not Been Given the Opportunity to Conduct a Due Diligence Review of the Non-Public Records of Pechiney. Therefore, We May Be Subject to Unknown Liabilities of Pechiney Which May Have a Material Adverse Effect on Our Profitability and Results of Operations" and "Risk
Factors -- Risks Relating to the Offers -- We Have Not Verified the Reliability of the Pechiney Information Included in, or Incorporated by Reference into, this Prospectus."

As noted above, Alcan prepares its financial statements in accordance with Canadian GAAP, and provides a reconciliation of such financial statements to U.S. GAAP. Since Pechiney does not prepare Canadian GAAP financial information, but does prepare a U.S. GAAP reconciliation of its financial statements, the pro forma financial information herein is prepared in accordance with U.S. GAAP.

                        ALCAN AND PECHINEY -- U.S. GAAP

        UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2003

                                                                       FRENCH
                                                                        GAAP
                              CANADIAN                               TRANSLATED
                                GAAP       ALCAN US                  HISTORICAL
                             HISTORICAL      GAAP       ALCAN US      PECHINEY
                               ALCAN      ADJUSTMENTS     GAAP     (RECLASSIFIED)
                             ----------   -----------   --------   --------------
                             (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
                                     ASSETS
CURRENT ASSETS
Cash and time deposits.....       111          (20)          91          332
Marketable securities......        --           --           --          181
Receivables................     1,913           (9)       1,904        1,611
Inventories................     2,023          (92)       1,931        1,552
Deferred income taxes......        --           --           --           55
                               ------        -----       ------        -----
                                4,047         (121)       3,926        3,731
Deferred charges and other
  assets...................       645        1,023        1,668          724
Property, plant and
  equipment -- net.........    10,139         (948)       9,191        3,100
Other intangible
  assets -- net............       329          116          445          164
Goodwill...................     2,357         (190)       2,167          678
Excess of purchase price
  over book value of net
  assets acquired..........        --           --           --           --
Deferred income taxes......        --           --           --          574
                               ------        -----       ------        -----
Total assets...............    17,517         (120)      17,397        8,971
                               ======        =====       ======        =====

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables...................     2,360          (58)       2,302        2,049
Short-term borrowings......       352          (10)         342          407
Debt maturing within one
  year.....................       334          (48)         286          210
                               ------        -----       ------        -----
                                3,046         (116)       2,930        2,666
Debt not maturing within
  one year.................     3,105          (62)       3,043        1,406
Deferred credits and other
  liabilities..............     1,454          665        2,119        1,286
Deferred income taxes......     1,166         (250)         916          211
Minority interests.........       135           --          135          165
SHAREHOLDERS' EQUITY
Preference shares..........       160           --          160           17
Common shareholders' equity
  Common shares............     4,708           --        4,708        2,019
  Retained earnings........     3,466           (4)       3,462        1,412
  Other....................       277         (353)         (76)        (211)
                               ------        -----       ------        -----
                                8,611         (357)       8,254        3,237
                               ------        -----       ------        -----
Total liabilities and
  shareholders' equity.....    17,517         (120)      17,397        8,971
                               ======        =====       ======        =====


                             PECHINEY US
                                GAAP       PECHINEY US    PRO FORMA              PRO FORMA
                             ADJUSTMENTS      GAAP       ADJUSTMENTS             COMBINED
                             -----------   -----------   -----------             ---------
                               (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
                                                        ASSETS
CURRENT ASSETS
Cash and time deposits.....       --            332              --                  423
Marketable securities......       --            181              --                  181
Receivables................      274          1,885              --                3,789
Inventories................      (11)         1,541              --                3,472
Deferred income taxes......       (9)            46              --                   46
                                 ---          -----       ---------               ------
                                 254          3,985              --                7,911
Deferred charges and other
  assets...................      (69)           655              --                2,323
Property, plant and
  equipment -- net.........       --          3,100              --               12,291
Other intangible
  assets -- net............       --            164              --                  609
Goodwill...................       32            710            (710)(c)            2,167
Excess of purchase price
  over book value of net
  assets acquired..........       --             --           1,404(c)             1,404
Deferred income taxes......       (7)           567              --                  567
                                 ---          -----       ---------               ------
Total assets...............      210          9,181             694               27,272
                                 ===          =====       =========               ======
                      LIABI              LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables...................      240          2,289              --                4,591
Short-term borrowings......       --            407           3,039(a)             3,788
Debt maturing within one
  year.....................       --            210              --                  496
                                 ---          -----       ---------               ------
                                 240          2,906           3,039                8,875
Debt not maturing within
  one year.................       --          1,406            (698)(c)            3,751
Deferred credits and other
  liabilities..............       56          1,342              --                3,461
Deferred income taxes......       --            211             (25)(c)            1,102
Minority interests.........       --            165              --                  300
SHAREHOLDERS' EQUITY
Preference shares..........       --             17             (17)(b)              160
Common shareholders' equity
  Common shares............       --          2,019            (555)(b),(c)        6,172
  Retained earnings........       12          1,424          (1,424)(c)            3,462
  Other....................      (98)          (309)            374(c)               (11)
                                 ---          -----       ---------               ------
                                 (86)         3,151          (1,622)               9,783
                                 ---          -----       ---------               ------
Total liabilities and
  shareholders' equity.....      210          9,181             694               27,272
                                 ===          =====       =========               ======

The accompanying notes are an integral part of the unaudited pro forma combined financial statements

                      See Note 6 for sensitivity analyses.

                        ALCAN AND PECHINEY -- U.S. GAAP

  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FROM CONTINUING OPERATIONS
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2003.

                                                                     FRENCH
                                                                      GAAP
                        CANADIAN                                   TRANSLATED
                          GAAP        ALCAN US                     HISTORICAL
                       HISTORICAL       GAAP        ALCAN US        PECHINEY
                          ALCAN      ADJUSTMENTS      GAAP       (RECLASSIFIED)
                       -----------   -----------   -----------   --------------
                         (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Sales and operating
  revenues...........        3,273       (21)            3,252       3,059
COSTS AND EXPENSES
Cost of sales and
  operating
  expenses...........        2,585        20             2,605       2,707
Depreciation.........          231       (21)              210          90
Goodwill
  amortization.......           --        --                --           8
Selling,
  administrative and
  general expenses...          165        --               165         159
Research and
  development
  expenses...........           29        --                29          26
Interest.............           49        (1)               48          23
Restructuring,
  impairment and
  other special
  charges............            2                           2          54
Other expenses
  (income)...........           57        (8)               49           1
                       -----------       ---       -----------       -----
                             3,118       (10)            3,108       3,068
Income (loss) before
  income taxes and
  other items........          155       (11)              144          (9)
Income taxes.........          141        (3)              138          (6)
                       -----------       ---       -----------       -----
                                14        (8)                6          (3)
Equity income........           --         9                 9           1
Minority interests...           (1)       --                (1)         (2)
                       -----------       ---       -----------       -----
Income (loss) from
  continuing
  operations.........           13         1                14          (4)
Dividends on
  preference
  shares.............            2        --                 2          --
                       -----------       ---       -----------       -----
Income (loss) from
  continuing
  operations
  attributable to
  common
  shareholders.......           11         1                12          (4)
                       -----------       ---       -----------       -----
Income from
  continuing
  operations per
  common share
  Basic..............         0.04                        0.04
  Diluted............         0.04                        0.04
Weighted average of
  common shares
  outstanding
  Basic..............  321,528,938                 321,528,938
  Diluted............  321,835,255                 321,835,255


                        PECHINEY
                         US GAAP     PECHINEY US    PRO FORMA     PRO FORMA
                       ADJUSTMENTS      GAAP       ADJUSTMENTS    COMBINED
                       -----------   -----------   -----------   -----------
                       (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Sales and operating
  revenues...........       2           3,061            --            6,313
COSTS AND EXPENSES
Cost of sales and
  operating
  expenses...........       7           2,714            --            5,319
Depreciation.........      --              90            --              300
Goodwill
  amortization.......      (8)             --            --               --
Selling,
  administrative and
  general expenses...      --             159            --              324
Research and
  development
  expenses...........      --              26            --               55
Interest.............      --              23             4(d)            75
Restructuring,
  impairment and
  other special
  charges............      --              54            --               56
Other expenses
  (income)...........      (3)             (2)           --               47
                           --           -----        ------      -----------
                           (4)          3,064             4            6,176
Income (loss) before
  income taxes and
  other items........       6              (3)           (4)             137
Income taxes.........      (2)             (8)           (1)(e)          129
                           --           -----        ------      -----------
                            8               5            (3)               8
Equity income........       2               3            --               12
Minority interests...                      (2)           --               (3)
                           --           -----        ------      -----------
Income (loss) from
  continuing
  operations.........      10               6            (3)              17
Dividends on
  preference
  shares.............                                    --                2
                           --           -----        ------      -----------
Income (loss) from
  continuing
  operations
  attributable to
  common
  shareholders.......      10               6            (3)              15
                           --           -----        ------      -----------
Income from
  continuing
  operations per
  common share
  Basic..............                                                   0.04
  Diluted............                                                   0.04
Weighted average of
  common shares
  outstanding
  Basic..............                      --                    368,271,602
  Diluted............                      --                    368,718,266

The accompanying notes are an integral part of the unaudited pro forma combined financial statements

This pro forma combined statement of income does not include any amortization of the excess purchase price, which may be material. See Note 6 for sensitivity analyses

                        ALCAN AND PECHINEY -- U.S. GAAP

  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME FROM CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                      FRENCH
                                                                       GAAP
                         CANADIAN                                   TRANSLATED
                           GAAP        ALCAN US                     HISTORICAL
                        HISTORICAL       GAAP        ALCAN US        PECHINEY
                           ALCAN      ADJUSTMENTS      GAAP       (RECLASSIFIED)
                        -----------   -----------   -----------   --------------
                          (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
  Sales and operating
    revenues..........       12,540       (73)           12,467      11,395
COSTS AND EXPENSES
  Cost of sales and
    operating
    expenses..........        9,934        81            10,015      10,032
  Depreciation........          859       (70)              789         317
  Goodwill
    amortization......           --        --                --          29
  Goodwill
    impairment........                                                   93
  Selling,
    administrative and
    general
    expenses..........          577        (1)              576         577
  Research and
    development
    expenses..........          115                         115          85
    Interest..........          203        (5)              198          79
Restructuring,
  impairment and other
  special charges.....           69                          69         137
Other expenses
  (income)............          116       (48)               68          60
                        -----------       ---       -----------       -----
                             11,873       (43)           11,830      11,409
Income (loss) before
  income taxes and
  other items.........          667       (30)              637         (14)
Income taxes..........          293       (17)              276          37
                        -----------       ---       -----------       -----
                                374       (13)              361         (51)
Equity income.........            3        51                54           3
Minority interests....           (3)       --                (3)         --
                        -----------       ---       -----------       -----
Income (loss) from
  continuing
  operations..........          374        38               412         (48)
Dividends on
  preference shares...            5        --                 5           2
                        -----------       ---       -----------       -----
Income (loss) from
  continuing
  operations
  attributable to
  common
  shareholders........          369        38               407         (50)
                        ===========       ===       ===========       =====
Income from continuing
  operations per
  common shares
  Basic...............         1.15                        1.26
  Diluted.............         1.14                        1.26
Weighted average of
  common shares
  outstanding
  Basic...............  321,208,914                 321,208,914
  Diluted.............  322,423,183                 322,423,183


                         PECHINEY
                          US GAAP     PECHINEY US    PRO FORMA     PRO FORMA
                        ADJUSTMENTS      GAAP       ADJUSTMENTS    COMBINED
                        -----------   -----------   -----------   -----------
                        (IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
  Sales and operating
    revenues..........        9         11,404            --           23,871
COSTS AND EXPENSES
  Cost of sales and
    operating
    expenses..........       (6)        10,026            --           20,041
  Depreciation........       --            317            --            1,106
  Goodwill
    amortization......      (29)                          --               --
  Goodwill
    impairment........      (20)            73            --               73
  Selling,
    administrative and
    general
    expenses..........       --            577            --            1,153
  Research and
    development
    expenses..........       --             85            --              200
    Interest..........        1             80            19(f)           297
Restructuring,
  impairment and other
  special charges.....       --            137            --              206
Other expenses
  (income)............       --             60            --              128
                            ---          -----        ------      -----------
                            (54)        11,355            19           23,204
Income (loss) before
  income taxes and
  other items.........       63             49           (19)             667
Income taxes..........        5             42            (8)(g)          310
                            ---          -----        ------      -----------
                             58              7           (11)             357
Equity income.........       14             17            --               71
Minority interests....       --             --            --               (3)
                            ---          -----        ------      -----------
Income (loss) from
  continuing
  operations..........       72             24           (11)             425
Dividends on
  preference shares...                       2            --                7
                            ---          -----        ------      -----------
Income (loss) from
  continuing
  operations
  attributable to
  common
  shareholders........       72             22           (11)             418
                            ===          =====        ======      ===========
Income from continuing
  operations per
  common shares
  Basic...............                                                   1.14
  Diluted.............                                                   1.13
Weighted average of
  common shares
  outstanding
  Basic...............                                            367,951,578
  Diluted.............                                            368,306,194

The accompanying notes are an integral part of the unaudited pro forma combined financial statements

This pro forma combined statement of income does not include any amortization of the excess purchase price, which may be material. See Note 6 for sensitivity analyses

                        ALCAN AND PECHINEY -- U.S. GAAP

    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- U.S. GAAP
             (IN MILLIONS OF U.S. DOLLARS EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION

These unaudited pro forma combined financial statements have been prepared to reflect the combination of Alcan and Pechiney using the purchase method.

Because Alcan has access only to publicly available financial information about Pechiney's accounting policies, there can be no assurance that the accounting policies of Pechiney conform to those of Alcan.

The unaudited pro forma combined financial statements are based on the following assumptions related to the combination:

     - conversion of Pechiney Preferred Shares "B" to Pechiney Common Shares at the exchange ratio of 11 Common Shares for 10 Preferred Shares "B," which occurred on June 4, 2003

     - all of the outstanding Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney Bonus Allocation Rights and Pechiney ADSs and excluding those held by Pechiney and one of its subsidiaries) are tendered for exchange for a combination of Alcan Common Shares to the extent of 40% of the purchase price, and cash to the extent of 60%;

     - all of the outstanding Pechiney OCEANEs are tendered for exchange for cash, including a premium of $45 million over book value;

     - all of the outstanding Pechiney's stock options are replaced by Alcan stock options based on the exchange ratio and at a strike price equal to the market value of an underlying Alcan Common Share and no Pechiney stock options are exercised in connection with the combination;

     - the cash consideration for the offers is financed by additional Alcan debt; and

     - for purposes of calculating the purchase price, an exchange rate of $1.1503 for E1.00 has been used.

The combination will be accounted for as a "purchase" in accordance with U.S. GAAP with Alcan being identified as the acquirer. Under this approach, the fair value of Alcan Common Shares to be issued for Pechiney securities will be based on the market value of Alcan Common Shares when sufficient shares have been tendered to make the offer binding on Alcan or when Alcan and Pechiney enter into a purchase agreement. For the purpose of these unaudited pro forma combined statements, an assumed fair value of $31.31 per Alcan Common Share has been used based on the average of the closing price for the Alcan Common Shares on the New York Stock Exchange for the six trading days beginning on June 26, 2003 and ending on July 3, 2003. This estimate of value is preliminary and material changes may occur before the conditions for establishing the accounting value are met.

The unaudited pro forma combined balance sheet is presented as if the combination between Alcan and Pechiney had been effective March 31, 2003 while the unaudited pro forma combined statements of income are presented as if the combination between Alcan and Pechiney had been effective January 1, 2002.

The purchase price will be allocated to the Pechiney assets acquired and liabilities assumed based on their estimated fair market value.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

For the purpose of the unaudited pro forma combined financial statements, no purchase price allocation has been performed since Alcan has limited information about Pechiney.

                                                                        PECHINEY
                                                          PECHINEY       BONUS
                                                           COMMON      ALLOCATION
                                                           SHARES        RIGHTS        TOTAL
                                                         -----------   ----------   -----------
Number of Pechiney securities outstanding(1)...........   77,796,745    1,076,950
Alcan Common share per Pechiney security...............          0.6         0.06
                                                         -----------   ----------
Alcan Common Shares to be issued.......................   46,678,047       64,617    46,742,664
                                                         ===========   ==========   ===========
Price per Alcan Common Share...........................  $     31.31   $    31.31
                                                         ===========   ==========
Consideration payable in Alcan Common Shares (in
  millions)............................................  $     1,462   $        2   $     1,464
Cash consideration for (in millions):
  Pechiney Common Shares...............................        2,201           --         2,201
  Pechiney Bonus Allocation Rights.....................           --            3             3
  Pechiney OCEANEs (7,908,636 bonds)...................           --           --           743
Transactions costs (net of tax of $25)(in millions)....           --           --            67
Assumed fair value of Alcan stock options issued to
  replace Pechiney stock options (in millions)(2)......           --           --            65
                                                                                    -----------
Total purchase price (in millions).....................                             $     4,543
                                                                                    -----------
Less (in millions):
     Book value of Pechiney shareholders' equity
       (excluding Pechiney's goodwill of $710).........                                   2,441
     Book value of Pechiney OCEANEs....................                                     698
                                                                                    -----------
Excess of purchase price over book value of
  shareholders' equity and Pechiney OCEANEs (in
  millions)............................................                             $     1,404
                                                                                    -----------

---------------

(1) Excluding 4,716,938 Pechiney Common Shares held by Pechiney and one of its subsidiaries.

(2) Includes 3,484,950 Pechiney stock options outstanding as at March 31, 2003.

The pro forma information is based on preliminary estimates and assumptions set forth below in note 5. These adjustments and allocation of purchase price are preliminary. Due to the limited financial and other information available to Alcan's management, the excess of the purchase price over the book value of the assets to be acquired has been allocated to "Excess of purchase price over net assets acquired". The final purchase price allocation will be completed after asset and liability valuations are finalized by Alcan's management. A final determination of these fair values, which cannot be made prior to the completion of the combination, will include Alcan's management's consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of Pechiney that exist as of the date of the completion of the combination. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in material changes to the unaudited pro forma combined financial statements. Amount preliminarily allocated to "Excess of purchase price over book value of net assets acquired" will be allocated to various classes of assets, including intangible assets with indefinite lives, intangible assets with definite lives and goodwill. These final allocations may result in a material increase in amortization of assets. In addition, the impact of ongoing integration activities, the timing of the completion of the combination and other changes in Pechiney's net tangible and intangible assets prior to the completion of the combination could cause material differences in the information presented.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

The accompanying unaudited pro forma combined financial statements are based on and should be read in conjunction with the historical consolidated financial statements of Alcan and Pechiney for the year ended December 31, 2002 and for the three-month period ended March 31, 2003, including the notes thereto which are incorporated by reference in this document. Certain reclassifications have been made to the Pechiney historical financial statements to conform to the expected presentation to be used by Alcan upon completion of the combination and based on certain assumptions made by Alcan.

The pro forma adjustments are based upon available information and include certain assumptions and adjustments, which the management of Alcan believes to be reasonable. However, Alcan's adjustments and assumptions do not reflect any input from Pechiney, as discussed above. These adjustments are directly attributable to the combination and are expected to have a continuing impact on Alcan's business, results of operations and financial position. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created to the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized. The pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition.

To compute the pro forma $65 included in the purchase price relating to the assumed fair value of Alcan stock options issued to replace Pechiney stock options, Alcan used a Black-Scholes valuation model based on the weighted-average assumptions used to compute the pro forma compensation expense as reported in Alcan's historical consolidated financial statements. The principal assumptions used are: dividend yield of 1.65%; expected volatility of 35.73%; risk-free interest rate of 3.5% and expected life of 6 years. Alcan management has not yet determined how these options would be treated and, accordingly, the value and the accounting for any treatment of the Pechiney options may differ from those presented.

The unaudited pro forma combined financial statements are not necessarily indicative either of the results that actually would have been achieved if the transactions reflected therein had been effective during the periods presented or of the results which may be obtained in the future.

2.  FOREIGN CURRENCY TRANSLATION

The Pechiney historical balance sheet information and related pro forma adjustments as of March 31, 2003 have been translated into U.S. dollars at the March 31, 2003 rate of exchange of USD 1 = 0.9174 euros. The Pechiney historical statements of income information for the year ended December 31, 2002, the three-month period ended March 31, 2003 and related pro forma adjustments to the unaudited pro forma statements of income have been translated at the average rates of exchange of USD 1 = 0.9454 euros and USD 1 = 0.9317 euros, respectively.

3.  DIFFERENCES BETWEEN CANADIAN AND U.S. GAAP AS THEY APPLY TO ALCAN

Refer to Note 7 of the Alcan consolidated financial statements which are incorporated by reference into this prospectus for a description of the differences between Canadian and U.S. GAAP as they apply to Alcan. However, investments in joint ventures have been accounted for using the equity method in these pro forma combined financial statements. In Alcan's consolidated financial statements incorporated by reference into this document, joint ventures are accounted for using the proportionate consolidation method.

4.  DIFFERENCES BETWEEN FRENCH GAAP AND U.S. GAAP AS THEY APPLY TO PECHINEY

Refer to Note 25 of the Pechiney financial statements which are incorporated by reference into this prospectus for a description of the difference between French and U.S. GAAP as they apply to Pechiney.

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

5.  UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements incorporate the following adjustments:

The following adjustments have been made to prepare the pro forma balance sheet and statement of income. Pro forma statement of income adjustments are assumed to occur as of January 1, 2002. Pro forma balance sheet adjustments are assumed to occur at March 31, 2003.

UNAUDITED COMBINED PRO FORMA
BALANCE SHEET AS AT MARCH 31, 2003 (IN MILLIONS OF U.S. DOLLARS)
a) Borrowing under new credit facility to finance acquisition of Pechiney securities

     Debit    Cash.........................   3,039

         Credit    Short-term borrowings.........................   3,039

b)   Conversion of Pechiney Preference
     Shares to Pechiney Common Shares
     Debit    Pechiney Preferred Shares....      17

         Credit    Pechiney Common Shares........................      17
     Reflecting consideration for Pechiney Common Shares, Pechiney Bonus
c)   Allocation Rights, Pechiney OCEANEs, Pechiney ADSs and Pechiney
     stock options and transaction costs of $92 by issuance of Alcan
     Common Shares with an estimated value of $1,464, issuance of Alcan replacement options with an estimated value of $65 and cash of
     $3,039. Reflecting deferred income taxes of $25 related to transaction costs and allocation of the purchase price by
     elimination of Pechiney's goodwill; the elimination of Pechiney's shareholders' equity accounts, and the allocation of the remainder to excess of purchase price over book value of net assets acquired
     (see note 6 for sensitivities)

     Debit    Excess of purchase price over
     book value of net assets acquired.....   1,404
         Debt not maturing within one
         year..............................     698
         Deferred income taxes.............      25
         Pechiney Common Shares............   2,036
         Retained earnings.................   1,424

         Credit    Pechiney goodwill.............................     710
             Cash................................................   3,039
             Other equity........................................     309
             Alcan Common Shares.................................   1,464
             Alcan stock options.................................      65

         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS --
                            U.S. GAAP -- (CONTINUED)

UNAUDITED COMBINED PRO FORMA
INCOME STATEMENT FOR THE THREE MONTHS ENDED MARCH 31, 2003
(IN MILLIONS OF U.S. DOLLARS)
d)   Interest expense on debt issued to finance acquisition and retirement of Pechiney OCEANEs at an assumed annual interest
     rate of 1.6%................................................      12
     Elimination of interest on Pechiney OCEANEs.................      (5)
     Elimination of amortization of Pechiney OCEANEs premium.....      (3)
                                                                   ------
                                                                        4
                                                                   ======
e)   Income tax recovery on line item (d) at 36% for Alcan and
     34% for Pechiney............................................      (1)
                                                                   ======

UNAUDITED COMBINED PRO FORMA
  INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2002
  (IN MILLIONS OF U.S. DOLLARS)
f)   Interest expense on debt issued to finance acquisition and retirement of Pechiney OCEANEs at an assumed annual interest
     rate of 1.6%................................................      49
     Elimination of interest on Pechiney OCEANEs.................     (19)
     Elimination of amortization of Pechiney OCEANEs premium.....     (11)
                                                                   ------
                                                                       19
                                                                   ======
g)   Income tax recovery on line item (f) at 36% for Alcan and
     34% for Pechiney............................................      (8)
                                                                   ======

6.  SENSITIVITY ANALYSIS

The unaudited pro forma combined financial statements are based upon the assumption that 100% of the Pechiney Common Shares (including Pechiney Common Shares underlying the Pechiney Bonus Allocation Rights and Pechiney ADSs and excluding the Pechiney Common Shares held by Pechiney and one of its subsidiaries) are exchanged for Alcan Common Shares and cash in the offers. For each 10% decrease in the number of Pechiney Common Shares exchanged, pro forma common shareholders' equity as of March 31, 2003 will decrease by $147. However, pro forma combined income from continuing operations would be unchanged for the year ended December 31, 2002 and March 31, 2003.

The unaudited pro forma combined financial statements are based upon the assumption that the purchase price is $4,543. For every $100 increase (decrease) in the purchase price, pro forma common shareholders equity as of March 31, 2003 will increase (decrease) by $40 and pro forma net income for the year ended December 31, 2002 will decrease (increase) by $1 or $0.00 per common share, due to changes in interest expense and related income taxes.

For every $100 of the "Excess of Purchase Price over book value of net assets acquired" which is allocated to tangible and identifiable assets with definite lives, pro forma net income from continuing operations would decrease by $3 or $0.01 per common share, assuming an amortization period of 20 years, estimated to be their average remaining useful life.

For each 125 basis points increase (decrease) in the interest rate on short-term borrowings assumed to finance the acquisition, pro forma combined annual net income from continuing operations would decrease (increase) by $2, or $0.01 per common share.

                               REGULATORY MATTERS

In order to complete these offers, Alcan must receive approval from the European Commission, the competition authorities of Member States of the European Union (to the extent that jurisdiction to review all or a part of the transaction has been referred to them by the European Commission) and the U.S. Federal Trade Commission and Department of Justice. It is possible that one or more of these bodies may fail to provide the requested approvals or may impose, as a condition of approval, various conditions and/or obligations. Receipt of these regulatory approvals is a condition to completion of these offers. There can be no assurance that the required regulatory approvals and consents will be obtained within the time frame contemplated by the offers or on terms that are satisfactory to Alcan.

Other jurisdictions throughout the world claim jurisdiction under their competition or antitrust laws in respect of acquisitions or mergers that have the potential to affect their domestic marketplace. A number of these jurisdictions have or will claim to have jurisdiction over the proposed transaction. Although Alcan does not anticipate that there will be any investigations or proceedings in any jurisdiction that would have a material impact on the completion of the offers or the operations of Alcan or Pechiney, there can be no assurance that such investigations or proceedings, whether by governmental authorities or private parties, will not be initiated and, if initiated, will not have a material adverse impact on the completion of the offers or the operations of Alcan or Pechiney.

Alcan is not aware of any material licenses or regulatory permits that it holds which might be adversely affected by the completion of the offers for Pechiney securities or of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to making the offers or accepting securities pursuant thereto except as have been obtained or applied for, or as described herein.

COMPETITION AND ANTITRUST

EUROPEAN UNION COMPETITION LAWS

Alcan and Pechiney both conduct business in the Member States of the European Union. Council Regulation (EEC) No. 4064/89 (as amended) requires that certain mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding certain thresholds be notified to and approved by the European Commission before such mergers and acquisitions are consummated. The aforementioned Regulation gives the Member States of the European Union the right to request that the European Commission refer jurisdiction to review a merger to their national competition authorities under the provisions of the relevant national merger law where it may have an effect on competition in a distinct national market. Such a request must be made within three weeks of the transaction's notification to the European Commission.

Generally, the European Commission has one month from the date of the notification of a transaction to adopt a decision either to approve the notified transaction (whether unconditionally or subject to conditions and obligations) or to open an in-depth investigation, lasting a maximum of a further four months (which is sometimes referred to as a "Phase II review"). The initial one month period is extended automatically to six weeks if (i) a Member State of the European Union requests a referral of jurisdiction to review all or part of the transaction for review by its competition authority, or (ii) within three weeks of the notification of the transaction, the notifying party offers to commit to the divestiture of overlapping assets or businesses or other conditions or obligations to eliminate any aspects of the transaction that might cause the European Commission to have serious doubts that the transaction raises competition issues such that the transaction could be incompatible with the common market. As Alcan intends to propose certain commitments to the European Commission within the three week period with a view to resolving any competition issues that could be raised by the European Commission in relation to the transaction, the European Commission will have six weeks from notification of the transaction to adopt a decision approving the transaction or to open a Phase II review, in which case the offers would lapse. Should the European Commission open such a Phase II review, it would, at the end of a further period of a maximum of four months, adopt a decision either approving the transaction (whether unconditionally or subject to conditions and obligations) or declaring the transaction incompatible with the common market, and therefore, prohibiting the offers. In certain circumstances, the one month, six week and four month periods can be extended if the European Commission requests information from the acquirer or target, which is not provided within the time period allowed: in such circumstances, the Commission may adopt a procedure that leads to the suspension of the review timetable until all the requested information is provided to it. A decision approving the transaction can be challenged before the Court of First Instance of the European Communities by, among others, Pechiney and competitors of Alcan or Pechiney. A decision to prohibit the transaction can similarly be challenged by Alcan. Subject to review by the Court of First Instance, once the European Commission has adopted a decision approving the transaction, that decision can be revoked by it only if it subsequently concludes that its approval of the transaction was granted on the basis of false or misleading information furnished in the notification or otherwise furnished by Alcan, or if Alcan has failed to comply with conditions or obligations to which the approval decision is subject.

In view of the competition issues that the offers may give rise to in certain European markets (notably certain flat rolled products, aluminum aerosol cans and aluminum cartridges), Alcan has already held confidential preliminary discussions with the European Commission to discuss the types of undertakings that Alcan may need to make in relation to these markets in order for the European Commission to be able to approve the transaction at the end of its initial review of the transaction (which is sometimes referred to as a "Phase I review"). See "The Offers -- Reasons for the Offers -- Possible Undertakings to Meet Regulatory Concerns" above.

UNITED STATES HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its associated rules, a share offer may not be completed until notification has been filed with the Federal Trade Commission, or the FTC, and the Antitrust Division of the US Department of Justice, or the DOJ, and the required waiting period has expired or been terminated. The required waiting period may be terminated by the FTC and the DOJ before its expiration. Expiration or termination of this waiting period is a condition of the offers. If the FTC or the DOJ believes that the share exchange would violate the federal antitrust law by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC and the DOJ have the authority to challenge the transaction by seeking a federal court order enjoining the transaction. Other governmental authorities, including state attorneys general and private persons may seek to enjoin the consummation of the share exchange under antitrust laws. The expiration or termination of the waiting period does not bar the FTC or the DOJ from challenging the share offer before or after its completion. There can be no assurance that a challenge to the offers on antitrust grounds will not be made or, if a challenge is made, that it would not be successful. In addition, state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the offers or seeking conditions to the completion of the merger. In order to facilitate review of the offer, Alcan has engaged in preliminary discussions with the DOJ regarding the DOJ's review of the transaction and Alcan is responding to requests for information from the DOJ.

COMPETITION ACT (CANADA)

The proposed acquisition of the Pechiney securities is a notifiable transaction under the Competition Act (Canada). Notifiable transactions cannot be completed under the Competition Act (Canada) until a required notification is filed with the Commissioner of Competition and the relevant waiting period has expired.

The Commissioner of Competition has jurisdiction to challenge any transaction that has the effect of lessening or preventing competition substantially in a relevant market and such a challenge may be made any time before or within three years after completion of the transaction. The expiration of the waiting period referred to in the preceding paragraph does not bar the Commissioner of Competition from bringing a proceeding. There can be no assurance that an investigation or a proceeding by the Commissioner of Competition will not be initiated and, if initiated, will not have a material adverse impact on the operations of Alcan or Pechiney.

SWITZERLAND COMPETITION COMMISSION

The proposed acquisition also requires that a notice filing be made under Swiss antitrust laws, as Switzerland is not a member of the European Union or a party to the European Economic Area Agreement. Generally, the Swiss Competition Commission has one month following the date of filing to decide whether to open an investigation of a proposed acquisition. If no investigation is opened by the end of that waiting period, the acquisition may be completed. If the Commission begins an investigation, the acquisition may not close until the Commission renders its final decision or grants a special authorization. Investigations must be completed within a four month period. While Alcan does not anticipate that the Swiss competition clearance process will delay or otherwise adversely affect the transaction, there can be no assurance that the Swiss Competition Commission will not initiate an investigation and, if initiated, that it will not adversely affect the operations of Alcan or Pechiney.

OTHER JURISDICTIONS

Alcan and Pechiney have assets and sales in numerous jurisdictions throughout the world other than the European Union, the United States, Canada and Switzerland. Many of those jurisdictions have antitrust or competition laws that could require that notifications be filed and clearances obtained prior to completion of the proposed transaction. Other jurisdictions require filings following completion of the transaction. Appropriate filings will be made in those jurisdictions where it is determined that a filing is required.

The antitrust or competition laws of certain jurisdictions outside of the European Union, the United States, Canada and Switzerland permit relevant agencies to investigate and take proceedings in respect of transactions that are perceived to have an effect on competition in the jurisdiction. Although Alcan does not anticipate that there will be any investigations or proceedings that would have a material impact on the completion of the offers or the operations of Alcan or Pechiney, there can be no assurance that such investigations or proceedings, whether by governmental authorities or private parties, will not be initiated and, if initiated, will not have a material adverse impact on the completion of the offers or the operations of Alcan or Pechiney.

INVESTMENT CONTROLS

Under French foreign investment control rules, the acquisition of any business engaged in the defense sector is subject to the prior approval of the French Minister of the Economy, Finance and Industry, who has a two-month period from the date of notification to approve or prohibit the proposed acquisition. Approval is deemed given in the event that the Minister does not respond to the notification within that two-month period. As certain Pechiney subsidiaries are currently engaged in the defense sector, a formal application has been filed by Alcan in relation to the offers for Pechiney securities.

STOCK EXCHANGES

Alcan Common Shares are currently listed on the New York, Toronto, London and Swiss stock exchanges. Alcan will apply to list its Alcan Common Shares on Euronext Paris, subject to the successful completion of these offers. Alcan will also apply for the supplemental listing of the Alcan Common Shares to be issued in these offers on the New York, Toronto, Paris, London and Swiss stock exchanges, and will comply with all of the usual requirements of such exchanges within the time periods specified by such exchanges.

SECURITIES REGULATORY AUTHORITIES

The offers for Pechiney securities will be made in accordance with French law and U.S. federal and state securities law. The Alcan Common Shares issued pursuant to the offers for Pechiney securities to holders resident in the United States and to holders of Pechiney ADSs will be registered with the SEC.

The offers for Pechiney securities are not being made to holders of Pechiney securities in jurisdictions outside of France or the United States where the making or acceptance of such offer would not be in compliance with the laws of such jurisdictions. However, Alcan may seek exemption orders or take such other actions as it may deem necessary in order to extend the offers for Pechiney securities to holders in such jurisdictions, including seeking exemptions from the securities regulatory authorities in Canada to permit the offers for Pechiney securities to be made to holders of Pechiney securities in Canada without compliance with the take-over bid requirements otherwise applicable.

                      DESCRIPTION OF ALCAN'S SHARE CAPITAL

                      OUTSTANDING SERIES OF SHARE CAPITAL

                                                              AUTHORIZED   OUTSTANDING*
                                                              ----------   ------------
Common Shares...............................................  Unlimited    321,739,502
Preference Shares, issuable in series, of which the
  following series are outstanding:.........................  Unlimited
  Floating Rate Cumulative Redeemable Preference Shares,
     Series C, 1984 Issue...................................  4,200,000      4,200,000
  Floating Rate Cumulative Redeemable Preference Shares,
     Series C, 1985 Issue...................................  1,500,000      1,500,000
  Cumulative Redeemable Preference Shares, Series E.........  3,000,000      3,000,000

---------------

* As at June 30, 2003.

                     DESCRIPTION OF ALCAN PREFERENCE SHARES

The authorized capital of Alcan includes an unlimited number of preference shares, issuable in series. Alcan currently has three outstanding series of preference shares, consisting of

     - Alcan Floating Rate Cumulative Redeemable Preference Shares, Series C, 1984 Issue (the "Alcan Series C 1984");

     - Alcan Floating Rate Cumulative Redeemable Preference Shares, Series C, 1985 Issue (the "Alcan Series C 1985," and together with the Alcan Series C 1984, the "Alcan Series C"); and

     - Alcan Cumulative Redeemable Preference Shares, Series E (the "Alcan Series E," and together with the Alcan Series C, the "Alcan Preference Shares").

Alcan may issue an unlimited number of preference shares of additional series from time to time upon approval by the Alcan board of directors for such consideration as the Alcan board of directors decides appropriate, without the need of further shareholder authorization. However, the Alcan board of directors is not allowed to create or issue any series of preference shares with voting rights, other than voting rights arising only in the event of non-payment of dividends, without the consent of Alcan's common shareholders, given by way of special resolution. The terms of any preference shares, including dividend rates, conversion and voting rights, if any, redemption prices and similar matters will be determined by the Alcan board of directors prior to issuance.

The holders of each class of Alcan Preference Shares will be entitled to receive cumulative cash dividends at the following rates:

     - Alcan Series C: quarterly dividends in an amount determined by applying to CAN $25 per share 25% of the greater of (1) 72% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods, and (2) the lesser of 7.5% and the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

     - Alcan Series E: quarterly dividends in an amount determined by applying to CAN $25 per share 25% of 75% of the average of the Canadian prime interest rates quoted by two major Canadian banks for stated periods.

The holders of Alcan Preference Shares are not entitled to vote at meetings of Alcan shareholders unless Alcan fails to pay six quarterly dividends on such Alcan Preference Shares. Thereafter, so long as such dividends remain in arrears, the holders will be entitled, voting separately as a class, to elect two members of the board of directors of Alcan.

The Alcan Preference Shares are fully paid and nonassessable.

In the event that Alcan liquidates, dissolves or winds up or distributes its assets among Alcan shareholders for the purpose of winding up its affairs, the holders of the Alcan Preference Shares will be entitled to receive, in preference to holders of the Alcan Common Shares, the sum of CAN $25 per Alcan Preference Share plus all accrued and unpaid dividends. Additionally, if such distribution is voluntary, an additional amount equal to the premium, if any, will be payable on redemption.

The Alcan Preference Shares are redeemable at Alcan's option at CAN $25 per Alcan Preference Share plus all accrued and unpaid dividends.

Unless all dividends then payable on the Alcan Preference Shares have been declared and paid or set apart for payment, Alcan will not:

     - pay any dividends, other than stock dividends, or make any distributions on any shares ranking junior to the Alcan Preference Shares with respect to the payment of dividends or return of capital,

     - retire for value any shares ranking junior to the Alcan Preference Shares with respect to payment of dividends or return of capital, or

     - except in connection with the exercise of a retraction privilege, retire less than all of a series of the Alcan Preference Shares.

The Alcan Preference Shares are listed on the Toronto Stock Exchange.

                       DESCRIPTION OF ALCAN COMMON SHARES

Alcan Common Shares are subject to the rights of the holders of the Alcan Preference Shares, as described above, and of any other preferred securities issued in the future.

The holders of Alcan Common Shares are entitled to one vote per share at all meetings of shareholders of Alcan, to participate ratably in any dividends which may be declared on Alcan Common Shares by the board of directors of Alcan and, in the event of liquidation, dissolution or winding-up or other distribution of assets or property of Alcan, to a pro rata share of the assets of Alcan after payment of all liabilities and obligations. The Alcan Common Shares have no pre-emptive, redemption or conversion rights. All outstanding Alcan Common Shares and all Alcan Common Shares to be issued under this prospectus will be fully paid and nonassessable.

The provisions of the Canada Business Corporations Act require that the amendment of certain rights of holders of any class of shares, including the Alcan Common Shares, must be approved by not less than two-thirds of the votes cast by the holders of such shares. A quorum for any meeting of the holders of Alcan Common Shares is 40% of the Alcan Common Shares then outstanding. Therefore, it is possible for the rights of the holders of Alcan Common Shares to be changed other than by the affirmative vote of the holders of the majority of the outstanding Alcan Common Shares. In circumstances where certain rights of holders of Alcan Common Shares may be amended, however, holders of Alcan Common Shares will have the right, under the Canada Business Corporations Act, to dissent from such amendment and require Alcan to pay them the then fair value of their Alcan Common Shares.

Shareholders of Alcan are also entitled to rights and privileges under the Shareholder Rights Plan, pursuant to a Shareholders Rights Agreement, dated as of December 14, 1989, as amended and restated as of April 22, 1999, between Alcan Aluminum Limited and CIBC Mellon Trust Company, as rights agent, which is summarized under "Comparison of Shareholders' Rights."

                       COMPARISON OF SHAREHOLDERS' RIGHTS

The rights of shareholders of Alcan are governed by the Canada Business Corporations Act, provincial securities legislation and the provisions of the Alcan Restated Articles of Incorporation and by-laws. The rights of shareholders of Pechiney are governed by the French company law and by the provisions of the Pechiney Articles of Association ("statuts"). The following is a summary of the material differences between the rights of Alcan and Pechiney shareholders. These differences arise from differences between the Canada Business Corporations Act and the French company law and between Alcan's Restated Articles of Incorporation and by-laws and Pechiney's statuts. For more complete information, you should read the articles and by-laws of Alcan and the statuts of Pechiney.

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
 Size and Qualifications of the   Alcan's Restated Articles of    Pechiney's statuts provide that the
   Board of Directors             Incorporation provide that the  board of directors of Pechiney shall
                                  board of directors of Alcan     consist of no fewer than 11, nor more
                                  shall consist of not less than  than 22 members, of which no fewer than
                                  nine, nor more than 20          nine nor more than 18 shall be elected
                                  members. The board of           by the shareholders of Pechiney during
                                  directors of Alcan currently    an ordinary shareholders' meeting.
                                  consists of 11 members. Under   These members may be natural persons or
                                  the Canada Business             legal entities. As of March 25, 2003,
                                  Corporations Act, at least 25%  the board of directors of Pechiney
                                  of the directors must be        consisted of 12 members, including 3
                                  resident Canadians, subject to  members elected by Pechiney's
                                  certain limited exceptions.     employees.
                                  The Canada Business
                                  Corporations Act also requires  Two or, if the board is comprised of 12
                                  that a corporation whose        or more members, three directors must
                                  securities are publicly traded  be elected by and from among the
                                  have not fewer than three       employees of Pechiney and its direct
                                  directors, at least two of      and indirect French subsidiaries.
                                  whom are not officers or
                                  employees of the corporation    Also, pursuant to Pechiney's statuts,
                                  or any of its affiliates.       if, in the aggregate, employees hold 3%
                                                                  or more of Pechiney's share capital,
                                  Under the Canada Business       one directors must be a designee of
                                  Corporations Act, directors     these employee-shareholders (either
                                  may be elected for a term       directly or through a fonds commun de
                                  expiring not later than the     placement d'entreprise). This designee
                                  third annual meeting of         is ultimately appointed by Pechiney's
                                  shareholders following the      shareholders during an ordinary
                                  election. If no term is         shareholders' meeting from among two or
                                  specified, a director's term    more candidates designated by employee-
                                  expires at the next following   shareholders. Currently, Pechiney does
                                  annual meeting of               not have a director designated by
                                  shareholders. A director may    employee-shareholders.
                                  be nominated for re-election
                                  to the board of directors at    Under French company law, each director
                                  the end of his or her term.     must be a shareholder of the
                                  Currently, all of the members   corporation. Under Pechiney's statuts,
                                  of Alcan's board of directors   a director must hold at least 200
                                  are elected at each annual      shares for as long as he or she serves
                                  meeting.                        as a director.
                                  Alcan's Restated Articles of    French company law provides that each
                                  Incorporation provide that the  director is eligible for reappointment
                                  directors can appoint one or    upon expiration of
                                  more additional directors
                                  above the number elected at
                                  the prior meeting provided
                                  that the total number of
                                  directors so appointed does
                                  not exceed one-third of the
                                  number of directors elected at
                                  the previous annual meeting.
                                  Alcan has a non-executive
                                  chairman elected by its board
                                  of directors.

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                                                  his or her term of office, which is
                                                                  fixed at four years by Pechiney's
                                                                  statuts, provided that no more than
                                                                  one-third of the directors may be over
                                                                  70 years old.
                                                                  The chairman of the board of directors
                                                                  of Pechiney is elected by and from
                                                                  among the board members.
 --------------------------------------------------------------------------------------------------------
 Duties of the Board of           Alcan's Restated Articles of    Pechiney's statuts provide that the
   Directors                      Incorporation provide for no    board of directors of Pechiney
                                  restrictions on the business    determines Pechiney's strategy and
                                  the corporation may conduct.    ensures its implementation. Subject to
                                  Under the Canada Business       the powers expressly granted by the
                                  Corporations Act, the           statuts or pursuant to French company
                                  directors have the power to     law to the shareholders' meetings or to
                                  manage the business and         the directeur general, the board takes
                                  affairs of Alcan and owe        up all questions relating to the
                                  fiduciary duties to Alcan. In   effective operation of Pechiney and
                                  exercising these powers and     settles all issues concerning its
                                  discharging these duties, each  affairs.
                                  director must act honestly and
                                  in good faith with a view to    Pechiney's directors owe a duty of
                                  the best interests of the       loyalty and care to the company. The
                                  corporation. This duty of care  directors are held accountable, either
                                  requires that the directors     individually or jointly, as applicable,
                                  exercise the care, diligence    to the company or to third parties for
                                  and skill that a reasonably     breaches of legislative or regulatory
                                  prudent person would exercise   provisions applicable to public limited
                                  in comparable circumstances.    companies, for violations of the
                                                                  statuts and for mismanagement.
 --------------------------------------------------------------------------------------------------------
 Transactions with Interested     Under the Canada Business       French company law provides for prior
   Directors or Officers          Corporations Act, a director    approval and control of transactions
                                  or officer must disclose in     entered into between, directly or
                                  writing to the corporation, or  indirectly, the corporation and its request to have entered in the  directors, directeur general, directeur
                                  minutes of meetings of          general delegue, or any entity in which
                                  directors, the nature and       any of these persons is at the same
                                  extent of his or her interest   time an owner, partner with unlimited
                                  in any material contract or     liability, managing director, member of
                                  material transaction, whether   the supervisory board or an executive
                                  made or proposed, with the      officer, unless the transaction is
                                  corporation. If such interest   entered in the ordinary course of
                                  exists, the director may not,   business and under normal terms and
                                  subject to certain exceptions,  conditions. Transactions entered into
                                  vote on any resolution to       between a company and one of its
                                  approve the contract or         shareholders holding, directly or
                                  transaction. A contract or      indirectly, more than 5% of the voting
                                  transaction for which           rights, or with an entity controlling
                                  disclosure of interest is       such a shareholder, are also considered
                                  required is not invalid, and    related party transactions.
                                  the director or officer is not
                                  accountable to the corporation  The interested party has the obligation
                                  or the shareholders for any     to inform the board of directors of the
                                  profit realized form the        existence of the related party
                                  contract or transaction,        transaction.
                                  because of the director's or
                                  officer's interest in the
                                  contract or transaction if (i)
                                  such interest is properly
                                  disclosed, (ii) the contract
                                  or transaction is
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
                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  approved by the disinterested   Related party transactions must be pre
                                  directors or by the             approved by the majority of the
                                  shareholders, and (iii) the     corporation's disinterested directors.
                                  contract or transaction was     The president of the board of directors
                                  fair and reasonable to the      must then report the authorized
                                  corporation when it was         transaction to the corporation's
                                  approved.                       statutory auditors within one month
                                                                  following its conclusion. The auditors
                                  Where a material contract or    prepare a special report on the
                                  material transaction is         transaction which is submitted to the
                                  proposed or entered into that,  shareholders at their next meeting,
                                  in the ordinary course of the   during which shareholders consider the
                                  corporation's business, would   transaction for ratification (with any
                                  not require approval by the     interested shareholder being excluded
                                  directors or shareholders, the  from voting). If the transaction is not interested director or officer  ratified by the shareholders, it
                                  shall disclose in writing to    remains enforceable by third parties as
                                  the corporation or request to   against the corporation, but the latter
                                  have entered in the minutes of  may in turn hold the board of directors
                                  meetings of directors, the      or interested officer liable for any
                                  nature and the extent of his    damages suffered as a result thereof.
                                  or her interest forthwith
                                  after the director or officer   Under French company law, certain
                                  becomes aware of the contract   related party transactions, like
                                  or transaction or proposed      insider loans, are strictly prohibited.
                                  contract or transaction.
                                                                  Any related party transaction concluded
                                  A shareholder has the right to  without the prior consent of the board
                                  access the minutes of a board   of directors can be nullified by the
                                  meeting during which a          corporation or any of its shareholders
                                  director made a mandatory       acting on its behalf if it causes
                                  disclosure of material          damages to the corporation.
                                  interests in transactions or    Furthermore, the interested related
                                  contracts that involve the      party may be held liable on this basis.
                                  corporation.
 --------------------------------------------------------------------------------------------------------
 Indemnification; Liability       Under the Canada Business       French company law prohibits provisions
   of Directors                   Corporations Act, a             of statuts that purport to limit the
                                  corporation may indemnify a     liability of directors. Thus, any
                                  director or officer of the      provision of a French company's statuts
                                  corporation, a former director  that subordinates legal proceedings
                                  or officer of the corporation   against directors to the prior approval
                                  or another individual who acts  or to the authorization of the general
                                  or acted at the corporation's   shareholders' meeting or which provides
                                  request as a director or        in advance for the waiver of such
                                  officer or an individual        proceedings is void. French company law
                                  acting in a similar capacity    also provides that a resolution adopted
                                  (collectively referred to as    by the general shareholders' meeting
                                  an "indemnified individual"),   cannot result in the extinction of an
                                  of another entity, against all  action brought against directors for
                                  costs, charges and expenses,    damages due to breach of duty in their
                                  including an amount paid to     official capacity.
                                  settle an action or satisfy a
                                  judgment, reasonably incurred   Under French company law, a company may
                                  by the individual in respect    indemnify a director for legal costs
                                  of any civil, criminal,         and expenses in only a limited number
                                  administrative, investigative   of circumstances.
                                  or other proceeding in which
                                  the individual is involved
                                  because of that association
                                  with the corporation or other
                                  entity.
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
                                              ALCAN                              PECHINEY
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
                                  In addition, a corporation may  If a director is sued in his or her
                                  advance moneys to a director,   capacity as a director, by a third
                                  officer or other individual     party and is ultimately found to have
                                  for the costs, charges and      committed no fault and otherwise
                                  expenses of a proceeding        prevails on all counts, but is required
                                  referred to in the previous     to bear all or some legal costs and
                                  paragraph. However, the         expenses, the company may reimburse the
                                  individual shall repay the      director pursuant to an indemnification
                                  moneys if he or she does not    arrangement.
                                  fulfill the following
                                  indemnification conditions.     French company law also permits a
                                                                  company to maintain directors' and
                                  A corporation may not           officers' insurance. A French
                                  indemnify an individual,        corporation is responsible, subject to
                                  unless the individual           certain exceptions, to third parties
                                                                  for the consequences of the decisions
                                      (a) acted honestly and in   of its directors. However, if those
                                  good faith with a view to the   decisions qualify as mismanagement, the
                                  best interests of the           relevant directors may, under certain
                                  corporation, or, as the case    conditions, have to indemnify the
                                  may be, to the best interests   corporation in full or in part.
                                  of the other entity for which
                                  the individual acted as a
                                  director or officer or in a
                                  similar capacity at the
                                  corporation's request; and
                                      (b) in the case of a
                                  criminal or administrative
                                  action or proceeding that is
                                  enforced by a monetary
                                  penalty, the individual had
                                  reasonable grounds for
                                  believing that the
                                  individual's conduct was
                                  lawful (collectively referred
                                  to as the "indemnification
                                  conditions").
                                  A corporation may with the
                                  approval of a court indemnify
                                  an indemnified individual, or
                                  advance moneys as described
                                  above, in respect of an action
                                  by or on behalf of the
                                  corporation or other entity to
                                  procure a judgment in its
                                  favor, to which the individual
                                  is made a party because of the
                                  individual's association with
                                  the corporation or other
                                  entity against all costs,
                                  charges and expenses
                                  reasonably incurred by the
                                  individual in connection with
                                  such action if the individual
                                  fulfils the indemnification
                                  conditions.
                                  Despite the foregoing
                                  paragraphs, an indemnified
                                  individual is entitled to
                                  indemnity from the corporation
                                  in respect of all costs,
                                  charges and expenses
                                  reasonably incurred by the
                                  individual in connection with
                                  the defense of any civil,
                                  criminal, administrative,
                                  investigative or other
                                  proceeding to which the
                                  individual is subject because
                                  of the individual's
                                  association with the
                                  corporation or
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
                                              ALCAN                              PECHINEY
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
                                  other entity, if the
                                  individual seeking indemnity:
                                      (a) was not judged by the
                                  court or other competent
                                  authority to have committed
                                  any fault or omitted to do
                                  anything that the individual
                                  ought to have done; and
                                      (b) fulfils the
                                  indemnification conditions.
 --------------------------------------------------------------------------------------------------------
 Election and Removal of          Shareholders of a corporation   Pechiney's statuts provide that its
   Directors; Vacancies           governed by the Canada          directors, other than the employee-
                                  Business Corporations Act       representative directors and
                                  elect directors by ordinary     employee-shareholder representative
                                  resolution at each annual       directors, are elected by the
                                  meeting of shareholders at      shareholders for 4-year terms. Non-
                                  which such an election is       employee directors are elected by a
                                  required. Under the Canada      majority vote of Pechiney's
                                  Business Corporations Act, the  shareholders at ordinary shareholders'
                                  shareholders of Alcan may       meetings. Employee- representative
                                  remove any director before the  directors are elected by and from among
                                  expiration of his or her term   Pechiney's employees.
                                  of office and may elect any     Employee-shareholder representative
                                  qualified person in such        directors (of which Pechiney currently
                                  director's stead for the        has none), are elected by Pechiney's
                                  remainder of such term by a     shareholders from among the nominees
                                  resolution passed by a          designated by Pechiney's employee-
                                  majority of the votes cast at   shareholders.
                                  a special meeting of
                                  shareholders called for that    Under French company law, directors may
                                  purpose. Under the Canada       not be elected at a general
                                  Business Corporations Act,      shareholders' meeting if the agenda for
                                  vacancies that exist on the     the meeting did not provide for the
                                  board of directors may be       election of directors, unless such
                                  filled by the board if the      election is necessary to fill a
                                  remaining directors constitute  vacancy.
                                  a quorum. In the absence of a
                                  quorum, the remaining           The members of the board of directors
                                  directors shall call a special  of Pechiney other than those
                                  meeting of shareholders to      representing the employees may be
                                  fill the vacancy.               removed, with or without cause, by a
                                                                  majority vote of the shareholders.
                                                                  Under French company law, removal of a
                                                                  director will not subject the
                                                                  corporation to liability unless the
                                                                  removal was injurious and/or vexatious.
                                                                  Employee-representative directors may
                                                                  only be removed for cause, following a
                                                                  decision of the President of the
                                                                  Tribunal de Grande Instance, acting
                                                                  upon the request of the majority of the
                                                                  board of directors.
                                                                  Pursuant to French company law and
                                                                  Pechiney's statuts, a vacancy on the
                                                                  board of directors may be filled by
                                                                  appointment by the remaining directors
                                                                  (provided that at least the
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
                                              ALCAN                              PECHINEY
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
                                                                  minimum required number of directors is
                                                                  in office), subject to ratification by
                                                                  the shareholders at the next ordinary
                                                                  general meeting. Any vacancy left by
                                                                  the employee-representative directors
                                                                  is immediately filled by the employees.
                                                                  Any vacancy left by an employee-
                                                                  shareholder representative director is
                                                                  filled at the next general meeting of
                                                                  shareholders.
 --------------------------------------------------------------------------------------------------------
 Shareholder Nomination           Any shareholder of a            Under French company law, shareholders
                                  corporation governed by the     may nominate individuals for the board
                                  Canada Business Corporations    of directors at an ordinary
                                  Act may make nominations at a   shareholders' meeting. Information
                                  shareholder meeting for the     regarding candidates must be made
                                  election of directors. Such     available to the shareholders by the
                                  nominations may be made as a    board of directors of the corporation
                                  shareholder proposal that is    no less than 15 days before the
                                  included in the corporation's   meeting. In addition, if the agenda for
                                  proxy material if the proposal  the shareholders' meeting includes the
                                  is signed by the holders of     election of directors, any shareholder
                                  not less than 5% of the shares  may propose a candidate for election at
                                  of any class entitled to vote   the shareholders' meeting, even if the
                                  at the meeting to which the     shareholder has not followed the
                                  proposal is presented.          procedures to make such nomination in
                                  Shareholders of Canadian        advance of the shareholders' meeting.
                                  corporations may also
                                  independently solicit proxies
                                  for the election to the board
                                  of directors of nominees other
                                  than those presented by
                                  management. Historically,
                                  Alcan's corporate governance
                                  committee has recommended
                                  candidates for election to the
                                  board of directors and the
                                  shareholders elect those
                                  nominees at each annual
                                  meeting.
 --------------------------------------------------------------------------------------------------------
 Shareholders' Meetings           Under the Canada Business       Three types of shareholders' meeting
                                  Corporations Act, the           exist under French company law:
                                  directors of a corporation      ordinary, extraordinary and special.
                                  must call an annual meeting     French company law requires an annual
                                  not later than 18 months after  ordinary general meeting of the
                                  the corporation comes into      shareholders to be held within six
                                  existence and thereafter, not   months of the end of the company's
                                  later than 15 months after      fiscal year.
                                  holding the last preceding
                                  annual meeting.                 All shareholders' meetings, whether
                                                                  ordinary, extraordinary or special, are
                                  The Canada Business             held pursuant to an announcement
                                  Corporations Act provides that  published in a French official legal
                                  special shareholder meetings    gazette (Bulletin des annonces civiles
                                  may be called by the board of   obligatoires or BALO) at least 30 days
                                  directors at any time and must  before the date of the meeting. In
                                  be called by the board of       addition, a notice convening the
                                  directors when requisitioned    meeting must be published in the BALO
                                  by holders of not less than 5%  and in a
                                  of the issued shares of the
                                  corporation that carry the
                                  right to vote at the meeting
                                  sought. If the board of
                                  directors fails to call a
                                  properly requisitioned meeting
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
                                              ALCAN                              PECHINEY
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
                                  within 21 days after receiving  newspaper authorized to publish legal
                                  the request, any shareholder    announcements. This convening notice
                                  who signed the requisition may  must appear no fewer than 15 days for
                                  call the meeting.               the first notice (on first call) and
                                                                  six days for the following notice (on
                                  Shareholders' meetings,         second call). The same notice must be
                                  whether annual or special,      sent to each shareholder holding shares
                                  shall be held within Canada.    in registered form at least one month
                                  However, a meeting may be held  prior to the date of the publication in
                                  at a place outside Canada if    the newspaper and to the auditors of
                                  the place is specified in the   the company. In the event the board of
                                  articles or if all the          directors of Pechiney fails to publish
                                  shareholders entitled to vote   such notice or call a required meeting,
                                  at the meeting agree that the   a meeting may be convened by Pechiney's
                                  meeting is to be held at that   statutory auditor or a court appointed
                                  place. Notice of the time and   agent. A court may be requested to
                                  place of a meeting must be      appoint an agent by:
                                  sent by the corporation not
                                  less than 21 nor more than 50   - one or more shareholders holding in
                                  days before the meeting to      the aggregate at least 5% of the
                                  each shareholder entitled to    capital for a general meeting or 5% of
                                  vote at the meeting, each       a specific category of shares for
                                  director of the corporation     special meetings;
                                  and the auditors of the
                                  corporation. On the             - the employees' committee in case of
                                  application of a director, a    emergency;
                                  shareholder entitled to vote
                                  at a meeting or the Director    - any interested party in cases of
                                  appointed under the Canada      emergency; or
                                  Business Corporations Act, a
                                  court may order a shareholder   - as long as Pechiney remains listed on
                                  meeting to be held.             the Euronext Paris, certain duly
                                                                  qualified associations of shareholders.
                                  Under Alcan's by-laws, the
                                  holders of 40% of the shares    Quorum for an ordinary general
                                  entitled to vote at a meeting,  shareholders' meeting consists of the present in person or by proxy,  holders of 25% of the shares entitled
                                  constitute a quorum. The        to vote at this meeting on the first
                                  provisions attached to a        call, with no quorum on the second
                                  specific class or series of     call, if required. Quorum for an
                                  shares in Alcan's Restated      extraordinary shareholders' meeting
                                  Articles of Incorporation, as   consists of 33.33% of the shares
                                  amended from time to time, may  entitled to vote at this meeting on the
                                  prescribe a different quorum    first call, and 25% of the shares on
                                  for meetings of holders of      the second call, if required. Quorum
                                  that class or series of         for a special shareholders' meeting
                                  shares.                         consists of the holders of 50% of the
                                  Any person entitled to notice   shares entitled to vote at the meeting
                                  of a shareholder meeting may    on the first call, and 25% of the
                                  attend that meeting. A          shares on the second call, if required.
                                  shareholder may appoint a
                                  proxyholder, who need not be a  At ordinary shareholders' meetings, shareholder, to attend and act  action is taken by a majority of the
                                  at the meeting in accordance    votes cast, whereas a super-majority
                                  with the authority conferred    equal to two-thirds of the votes cast
                                  by the proxy.                   is required for most actions taken at
                                                                  any extraordinary shareholders' meeting
                                                                  or any special shareholders'
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
                                              ALCAN                              PECHINEY
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
                                                                  meeting.
                                                                  Attendance at a shareholders' meeting
                                                                  is subject to certain conditions,
                                                                  including:
                                                                  - a holder of registered shares must
                                                                  have its shares in its name;
                                                                  - a holder of bearer shares must obtain
                                                                  from the accredited financial
                                                                  intermediary a certificate indicating
                                                                  the number of shares owned by such
                                                                  holder (certificat d'immobilisation)
                                                                  and stating that such shares are not
                                                                  transferable until the date and time
                                                                  fixed for such meeting.
                                                                  Under French law, certain additional
                                                                  conditions apply to shareholders
                                                                  holding shares through a mandatory or
                                                                  other representative.
                                                                  Subject to these conditions, all
                                                                  shareholders, upon proof of their
                                                                  identity, have the right to participate
                                                                  in shareholders' meetings.
 --------------------------------------------------------------------------------------------------------
 Shareholders' Proposals          Under the Canada Business       Under French company law, shareholders
                                  Corporations Act, an eligible   representing, individually or
                                  registered holder or            collectively, a defined percentage
                                  beneficial owner of shares who  (less than 5%) of the capital of
                                  is entitled to vote at an       Pechiney may request that a resolution
                                  annual meeting of shareholders  that they proposed for adoption at the
                                  may submit a proposal           shareholder meeting be included in the
                                  consisting of matters that the  agenda. Such request must be made
                                  person proposes to raise at     within 10 days of the publication of
                                  the next annual meeting. Upon   the announcement notice of the
                                  receipt of the proposal, a      shareholders' meeting in the BALO and
                                  corporation that solicits       must specify the reasons for such
                                  proxies shall set out the       resolution. In addition, French company
                                  proposal in the management      law requires that the board of
                                  proxy circular and, if          directors of Pechiney respond during
                                  requested by the shareholder,   such meeting to any questions submitted
                                  include in the management       in writing by any shareholder.
                                  proxy circular a statement by
                                  the shareholder of not more
                                  than 500 words in support of
                                  the proposal, and the name and
                                  address of the shareholder.
                                  A corporation may within 21
                                  days after receiving a
                                  shareholder proposal, notify
                                  the shareholder of its
                                  intention to omit the proposal
                                  from the management proxy
                                  circular if:
                                  - the proposal is not
                                  submitted to the corporation
                                  at least 90 days before the
                                  anniversary date of the notice
                                  of meeting that was sent to
                                  shareholders in connection
                                  with the previous annual
                                  meeting of shareholders;
                                  - it clearly appears that the
                                  primary
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
                                              ALCAN                              PECHINEY
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
                                  purpose of the proposal is to
                                  enforce a personal claim or
                                  redress a personal grievance
                                  against the corporation or its
                                  directors, officers or
                                  security holders;
                                  - it clearly appears that the
                                  proposal does not relate in a
                                  significant way to the
                                  business or affairs of the
                                  corporation;
                                  - not more than two years
                                  before the receipt of a
                                  proposal, a person failed to
                                  present, in person or by
                                  proxy, at a meeting of
                                  shareholders, a proposal that
                                  at the person's request, had
                                  been included in a management
                                  proxy circular relating to the
                                  meeting;
                                  - substantially the same
                                  proposal was submitted to
                                  shareholders in a management
                                  proxy circular or a
                                  dissident's proxy circular
                                  relating to a meeting of
                                  shareholders held not more
                                  than five years before the
                                  receipt of the proposal and
                                  did not receive the prescribed
                                  minimum amount of support at
                                  the meeting; or
                                  - the right to submit a
                                  proposal is being abused to
                                  secure publicity.
 --------------------------------------------------------------------------------------------------------
 Payment of Dividends             Under the Canada Business       The distributable profits (benefice
                                  Corporations Act, a             distribuable) available for
                                  corporation may pay a dividend  distribution to the shareholders of a
                                  by issuing fully paid shares    French company as dividends are
                                  of the corporation. A           comprised of net income in each fiscal
                                  corporation may also pay a      year, after deduction for depreciation
                                  dividend in money or property   and provisions, as increased or
                                  unless there are reasonable     reduced, as the case may be, by a
                                  grounds for believing that:     profit or loss carried forward from
                                                                  prior years, less any contributions to
                                  (1) the corporation is, or      legal reserves.
                                  would after the payment be,
                                  unable to pay its liabilities   Under French law, Pechiney is required
                                  as they become due; or          to allocate five percent of its net
                                                                  profits in each fiscal year to a legal
                                  (2) the realizable value of     reserve fund until the amount in such
                                  the corporation's assets would  reserve fund is equal to 10% of the
                                  thereby be less than the        nominal amount of the outstanding share
                                  aggregate of its liabilities    capital. This legal reserve is
                                  and stated capital of all       distributable only upon the liquidation
                                  classes.                        of the company.
                                  The board of directors          Except in the case of a decrease in
                                  declares the payment of         share capital, no distribution may be
                                  dividends and determines the    made to shareholders, if as a result of
                                  amount thereof.                 such distribution, the shareholders'
                                                                  equity would fall below the amount of
                                                                  the share capital increased by those
                                                                  reserves
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
                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                                                  which may not be distributed according
                                                                  to applicable legal provisions or the
                                                                  statuts. The amount of dividends is
                                                                  fixed at the ordinary general meeting
                                                                  of shareholders at which the annual
                                                                  accounts are approved, following the
                                                                  prior recommendation of the board of
                                                                  directors.
                                                                  If the company has earned a profit
                                                                  since the end of the preceding fiscal
                                                                  year, the board of directors may, in
                                                                  certain instances, distribute interim
                                                                  dividends to the extent of such profit.
 --------------------------------------------------------------------------------------------------------
 Voting Rights                    Under the Canada Business       According to Pechiney's statuts, each
                                  Corporations Act, an amendment  share entitles its holder to one vote.
                                  to a corporation's articles     Under French company law, the
                                  generally requires shareholder  fundamental actions, including the
                                  approval by special             following, require the approval of the
                                  resolution. A special           holders of a qualified majority of at
                                  resolution is a resolution      least two-thirds ( 2/3) of the shares
                                  passed by a majority of not     entitled to vote:
                                  less than two-thirds of the
                                  votes cast by the shareholders  - amendments to the statuts;
                                  who are entitled to vote on
                                  the resolution in person or by  - transfer of the registered office to proxy at the annual or special  a non-neighboring department;
                                  meeting called for such
                                  purpose, whether or not the     - increase or decrease of share
                                  shares held by them are         capital;
                                  designated as voting shares in
                                  the corporation's articles of   - denial of the shareholders'
                                  incorporation. In certain       preemptive rights;
                                  cases, a special resolution to
                                  approve an extraordinary        - authorization of employee stock
                                  corporate action, such as an    option and/or purchase plans;
                                  amendment to the articles of
                                  incorporation that adversely    - authorizations of mergers, spin-offs,
                                  affects the rights of a         partial contribution of assets,
                                  particular class or series of   dissolution of the corporation, as well
                                  shares, may also be required    as, disposition of all or substantially
                                  to be approved separately by    all of the assets of Pechiney if such
                                  the holders of a class or       disposition would entail a modification
                                  series of shares, including a   of the company's corporate purpose; and
                                  class or series that does not
                                  otherwise carry the right to    - the issuance of share capital.
                                  vote.
                                                                  In addition, the transformation of the
                                  Under the Canada Business       corporation into another type of legal
                                  Corporations Act, unless the    entity requires, depending on the new
                                  articles or by-laws otherwise   type of entity, either a unanimous vote
                                  provide, the directors may, by  of the shareholders or the approval of
                                  resolution, make, amend or      the holders of a qualified majority of
                                  repeal any by-law that          at least 75% or two-thirds ( 2/3) of
                                  regulates the business or       the shares entitled to vote.
                                  affairs of a corporation.
                                  Where the directors make,
                                  amend or repeal a by-law, they
                                  are required under the Canada
                                  Business Corporations Act to
                                  submit the by-law, amendment
                                  or repeal to the shareholders
                                  at the next meeting of
                                  shareholders. The
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
                                              ALCAN                              PECHINEY
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
                                  shareholders may confirm,
                                  reject or amend the by-law,
                                  amendment or repeal, by an
                                  ordinary resolution, which is
                                  a resolution passed by a
                                  majority of the voting
                                  shareholders.
                                  Under the Canada Business
                                  Corporations Act, the
                                  following transactions also
                                  require shareholder approval
                                  by special resolution:
                                  - amalgamations, other than an
                                  amalgamation between a parent
                                  corporation and one or more of
                                  its wholly-owned subsidiaries
                                  or between two or more of such
                                  subsidiaries, continuances,
                                  sales, leases or exchanges of
                                  all or substantially all of
                                  the property of a corporation
                                  other than in the ordinary
                                  course of business;
                                  - liquidations; and
                                  - dissolutions.
                                  In certain cases, a special
                                  resolution to approve an
                                  extraordinary corporate action
                                  must also be approved
                                  separately by the holders of a
                                  class or series of shares or
                                  by a majority of the votes
                                  cast by disinterested
                                  shareholders.
                                  A corporation may also apply
                                  to a court for an order
                                  approving an arrangement,
                                  which could include an
                                  amendment of the corporation's
                                  articles, an amalgamation, a
                                  transfer of all or
                                  substantially all the property
                                  of a corporation to another
                                  corporation in exchange for
                                  property, money or securities
                                  of the corporation, or
                                  liquidation and dissolution of
                                  the corporation where it is
                                  not insolvent and where it is
                                  not practicable for the
                                  corporation to make such
                                  fundamental change in
                                  accordance with the provisions
                                  of the Canada Business
                                  Corporations Act. The court
                                  may make any interim or final
                                  order it thinks fit with
                                  respect to such proposed
                                  arrangement. Generally, an
                                  arrangement involving a public
                                  company must receive
                                  shareholder approval as a
                                  condition of obtaining the
                                  court order.
 --------------------------------------------------------------------------------------------------------

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
 Appraisal Rights                 The Canada Business             There are no appraisal rights under
                                  Corporations Act provides that  French company law or Pechiney's
                                  shareholders entitled to vote   statuts. Under applicable French stock
                                  on certain matters are          market regulations, the CMF is
                                  entitled to exercise dissent    responsible for deciding upon the
                                  rights and be paid the fair     acceptability of a tender offer by
                                  value of their shares. The      analyzing the value of the
                                  Canada Business Corporations    consideration offered with reference to
                                  Act does not distinguish for    customary valuation criteria and the
                                  this purpose between listed     nature of the target company. Its avis
                                  and unlisted shares. Such       de recevabilite can be challenged in
                                  matters include the following:  court by any interested party during 10 days.
                                  - any amalgamation with a
                                  corporation, other than with    For additional information, see the
                                  certain subsidiary              discussion under "Take-Over Bids and
                                  corporations;                   Compulsory Acquisition of Shares"
                                                                  below.
                                  - an amendment to the articles
                                  to add, change or remove any
                                  provisions restricting the
                                  issue, transfer or ownership
                                  of shares;
                                  - a continuance under the laws
                                  of another jurisdiction;
                                  - a sale, lease or exchange of
                                  all or substantially all of
                                  the property of the
                                  corporation other than in the
                                  ordinary course of business;
                                  - a proposed arrangement
                                  transaction, where a court
                                  order issued in connection
                                  with an application for court
                                  approval of the arrangement
                                  permits the exercise of
                                  dissent rights; or
                                  - certain amendments to the
                                  articles of a corporation
                                  which require a separate class
                                  or series vote, provided that
                                  a shareholder is not entitled
                                  to dissent if an amendment to
                                  the articles is effected by a
                                  court order made in connection
                                  with an action for an
                                  oppression remedy.
                                  Under the Canada Business
                                  Corporations Act, a
                                  shareholder may, in addition
                                  to exercising dissent rights,
                                  seek an oppression remedy for
                                  any act or omission of a
                                  corporation which is
                                  oppressive, unfairly
                                  prejudicial to or that
                                  unfairly disregards a
                                  shareholder's interest.
 --------------------------------------------------------------------------------------------------------
 Oppression Remedy                The Canada Business             Under French company law, a shareholder
                                  Corporations Act provides an    may not exercise its voting right in a
                                  oppression remedy that enables  manner that (i) is contrary to the
                                  the court to make any order,    interest of the company, and (ii) has
                                  both interim and final, to      the sole purpose of unfairly favoring a
                                  rectify the matters complained  particular group of shareholders of if the court is satisfied,
                                  upon application by a
                                  complainant, as

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  defined below, that:            (e.g., a majority or a group of
                                                                  minority shareholders) to the detriment
                                  - any act or omission of the    of the other shareholders.
                                  corporation or an affiliate
                                  effects a result,               Damages may be sought by any
                                                                  shareholder that is harmed, and a
                                  - the business or affairs of    proceeding for nullity of the vote may
                                  the corporation or an           be brought by any shareholder or
                                  affiliate are or have been      director of the company.
                                  carried on or conducted, or
                                                                  French company law provides that the
                                  - the powers of the directors   complainant may claim for the entire
                                  of the corporation or an        prejudice suffered by the company. A
                                  affiliate are or have been      complainant may also seek nullity of
                                  exercised                       the action claimed to be oppressive.
                                                                  The court may order the company to pay
                                  in a manner that is oppressive  for the complainant's legal costs and or unfairly prejudicial to, or  disbursements.
                                  that unfairly disregards the
                                  interests of, any security      The statute of limitations for a
                                  holder, creditor, director or   shareholder suit is 3 years from the
                                  officer of the corporation or   date of the action giving rise to the
                                  an affiliate.                   damages, or, in certain cases, from the
                                                                  date of its discovery, unless the
                                  A complainant includes:         action is qualified as criminal, in
                                                                  which case the statute of limitation
                                  - a present or former           would be 10 years.
                                  registered holder or
                                  beneficial owner of securities
                                  of a corporation or any of its
                                  affiliates;
                                  - a present or former officer
                                  or director of the corporation
                                  or any of its affiliates;
                                  - the director appointed under
                                  the Canada Business
                                  Corporations Act; and
                                  - any other person who in the
                                  discretion of the court is a
                                  proper person to make such an
                                  application.
                                  Because of the breadth of the
                                  conduct which can be
                                  complained of and the scope of
                                  the court's remedial powers,
                                  including the power to order
                                  liquidation and dissolution of
                                  the corporation concerned, the
                                  oppression remedy is very
                                  flexible and may be relied
                                  upon to safeguard the
                                  interests of shareholders and
                                  other complainants that have a
                                  substantial interest in the
                                  corporation. Under the Canada
                                  Business Corporations Act, it
                                  is not necessary to prove that
                                  the directors of a corporation
                                  acted in bad faith in order to
                                  seek an oppression remedy.
                                  Additionally, under the Canada
                                  Business Corporations Act, a
                                  court may order a corporation
                                  or its subsidiary to pay the
                                  complainant's interim costs,
                                  including legal fees

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  and disbursements. Although
                                  the complainant may be held
                                  accountable for the interim
                                  costs on final disposition of
                                  the complaint, it is not
                                  required to give security for
                                  costs in an oppression action.
 --------------------------------------------------------------------------------------------------------
 Shareholder Suits                Under the Canada Business       Under French company law, any
                                  Corporations Act, a             shareholder, whatever percentage of the
                                  complainant may apply to the    capital of Pechiney it represents, or
                                  court for leave to bring an     any group of shareholders representing,
                                  action in the name of and on    in the aggregate, a certain portion of
                                  behalf of a corporation or any  the capital of Pechiney (depending on subsidiary, or to intervene in  the outstanding capital of Pechiney),
                                  an existing action to which     may bring an action for and on behalf
                                  such corporation is a party,    of Pechiney (action sociale) against
                                  for the purpose of              board members to allow the corporation
                                  prosecuting, defending or       to recover any damages suffered by it.
                                  discontinuing the action on
                                  behalf of the corporation or
                                  any subsidiary. Under the
                                  Canada Business Corporations
                                  Act, no action may be brought
                                  and no intervention in an
                                  action may be made unless the
                                  court is satisfied that:
                                  - the complainant has given 14
                                  days notice to the directors
                                  of the corporation or its
                                  subsidiary of the
                                  complainant's intention to
                                  apply to the court and the
                                  directors of the corporation
                                  or its subsidiary do not
                                  bring, diligently prosecute or
                                  defend or discontinue the
                                  action;
                                  - the complainant is acting in
                                  good faith; and
                                  - it appears to be in the
                                  interests of the corporation
                                  or its subsidiary that the
                                  action be brought, prosecuted,
                                  defended or discontinued.
                                  Under the Canada Business
                                  Corporations Act, the court in
                                  such a derivative action may
                                  make any order it thinks fit
                                  including:
                                  - an order authorizing the
                                  complainant or any other
                                  person to control the conduct
                                  of the action;
                                  - an order giving directions
                                  for the conduct of the action;
                                  - an order directing that any
                                  amount adjudged payable by a
                                  defendant in the action shall
                                  be paid, in whole or in part,
                                  directly to former and present
                                  security holders of the
                                  corporation or its

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  subsidiary instead of to the
                                  corporation or its subsidiary;
                                  and
                                  - an order requiring the
                                  corporation or its subsidiary
                                  to pay legal fees and any
                                  other costs reasonably
                                  incurred by the complainant in
                                  connection with the action.
                                  Additionally, under the Canada
                                  Business Corporations Act, a
                                  court may order a corporation
                                  or its subsidiary to pay the
                                  complainant's interim costs,
                                  including legal fees and
                                  disbursements. Although the
                                  complainant may be held
                                  accountable for the interim
                                  costs on final disposition of
                                  the complaint, the complainant
                                  is not required to give
                                  security for costs in a
                                  derivative action. Once
                                  commenced, a derivative
                                  proceeding may not be
                                  discontinued or settled
                                  without the court's approval.
 --------------------------------------------------------------------------------------------------------
 Inspection of Books and Records  The shareholders, directors     Under French corporate law shareholders
                                  and creditors of a corporation  or their proxies may examine a number
                                  incorporated under the Canada   of corporate records relating to the
                                  Business Corporations Act, and  previous three fiscal years, including:
                                  their agents and legal
                                  representatives, may examine:   - the corporation's statuts;
                                  - the corporation's articles    - shareholder lists, including the
                                  and by-laws and any amendments  name, address and shareholding of
                                  thereto;                        registered shareholders;
                                  - minutes of meetings and       - consolidated financial statements;
                                  resolutions of the
                                  corporation's shareholders;     - reports of the board of directors and
                                                                  the statutory auditors;
                                  - a list of directors; and
                                                                  - proposed resolutions;
                                  - a securities register;
                                                                  - minutes of shareholders' meetings;
                                  during the usual business
                                  hours of the corporation free   - information relating to directorial
                                  of charge. A shareholder of     candidates;
                                  the corporation is entitled,
                                  on request and without charge,  - the total overall compensation paid
                                  to take extracts from those     to the corporation's ten highest-paid
                                  materials and to receive one    employees;
                                  copy of the articles and
                                  by-laws of the corporation and  - the list of attendees at
                                  any amendments thereto.         shareholders' meetings; and
                                  As Alcan is a public company,   - a list of the corporation's directors
                                  any person, upon payment of a   and statutory auditors.
                                  reasonable fee and providing
                                  to Alcan or its agent an        Shareholders may consult and make a
                                  affidavit confirming the name   copy of the documents listed above at
                                  and address of the applicant    any time at the company's registered
                                  and stating that the list and   office. Shareholders also have the
                                  any supplemental lists          right to make one copy of the documents
                                  obtained will not be used       that are available for consultation.
                                  other than in connection with:
                                  - an effort to influence
                                  shareholder

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  voting;                         Shareholders have additional inspection
                                                                  rights prior to a shareholders'
                                  - an offer to acquire           meeting. Prior to a shareholders'
                                  securities of Alcan; or         meeting, shareholders have the right to
                                                                  receive information, including:
                                  - any other matter relating to
                                  the affairs of Alcan;           - the agenda for the meeting;
                                  may require Alcan or its agent  - a table showing results of operations
                                  to provide a current list       for the previous five years;
                                  setting out the names of
                                  Alcan's registered holders of   - the report of the board of directors
                                  shares, options and rights,     that will be presented at the meeting;
                                  the number of shares owned by
                                  each shareholder and the        - a summary of the company's financial
                                  address of each holder of       situation over the previous fiscal year
                                  shares and rights as shown on   and the latest annual financial
                                  the records of the              statements;
                                  corporation.
                                                                  - the statutory auditors' reports; and
                                                                  - the proposed resolutions to be
                                                                  presented at the meeting.
                                                                  During this period, shareholders may
                                                                  always consult the list of the
                                                                  corporation's shareholders.
 --------------------------------------------------------------------------------------------------------
 Preemptive Rights                Under the Canada Business       Under French company law, an existing
                                  Corporations Act, if the        shareholder of a corporation has a
                                  articles of a corporation so    preemptive right to subscribe for any
                                  provide, no shares of a class   shares or any securities convertible
                                  shall be issued, except in      into, or otherwise giving access to,
                                  limited circumstances, unless   shares either immediately or with the
                                  the shares have first been      passage of time and issued by such
                                  offered to shareholders         corporation in proportion to the shares
                                  holding shares of that class,   already held by such shareholder,
                                  and those shareholders have     unless such right is excluded at an
                                  preemptive rights to acquire    extraordinary general shareholders'
                                  the offered shares in           meeting with a two-thirds majority.
                                  proportion to their holdings    According to French company law, under
                                  of the shares of that class,    certain conditions, unexercised
                                  at such price and on such       preemptive rights may be individually
                                  terms as those shares are to    waived by the shareholders or
                                  be offered to others. Alcan's   transferred to third parties. If
                                  Restated Articles of            expressly authorized at the
                                  Incorporation do not currently  extraordinary general shareholders'
                                  provide for preemptive rights   meeting approving the capital increase,
                                  of the holders of any of its    the shareholders, as well as the third
                                  outstanding shares.             parties to whom preemptive rights were
                                                                  transferred, may subscribe for the
                                                                  shares subject to the capital increase
                                                                  above and beyond their pro rata
                                                                  interest in the share capital of the
                                                                  corporation by subscribing the stock
                                                                  reserved for shareholders who neither
                                                                  exercised nor transferred their
                                                                  preemptive rights.
 --------------------------------------------------------------------------------------------------------

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
 Take-Over Bids and Compulsory    If a share acquisition          Under applicable French stock exchange
   Acquisition of Shares          constitutes a take-over bid     regulations, where a natural person or
                                  and is not otherwise exempt,    a legal entity, acting alone or in
                                  it must be made to all holders  concert, come to hold, directly or
                                  of the relevant class by way    indirectly, more than a third of the
                                  of a formal offer and offering  securities or more than a third of the
                                  circular in the form            voting rights of a listed company, this
                                  prescribed under Canadian       person or legal entity is obliged to
                                  securities legislation. A       make a tender offer for the entire
                                  "take-over bid" includes any    capital of the company and the other
                                  offer to acquire a number of    securities giving access, either
                                  voting securities which, when   immediately or with the passage of
                                  added to the existing holdings  time, to the capital or to the voting
                                  of the offeror and its joint    rights of the company. Such offer must
                                  actors, would constitute 20%    be on terms and conditions that are
                                  or more of that class of        acceptable to the CMF.
                                  securities. The bid must
                                  remain open for a period of 35  The same provisions apply to any days and, if the consideration  natural person or legal entity acting offered under the bid includes  alone or in concert:
                                  shares, the bid documents must
                                  contain prospectus-like         (i) which holds directly or indirectly
                                  disclosure with respect to the  between one-third and one-half of the
                                  issuer of the shares. There     securities or the voting rights of a
                                  are several exemptions under    company and which, in less than twelve
                                  which an offer which            consecutive months, increases the
                                  constitutes a "take-over bid"   number of securities or the voting
                                  may be made on an "exempt       rights it holds in the Company by at
                                  basis"; that is, without that   least 2%; or
                                  offer having to be extended to
                                  all security holders. The most  (ii) where more than one-third of the
                                  frequently used exemptions      capital or voting rights of a listed
                                  are:                            company is held by another company and
                                                                  constitutes an essential part of such
                                  - the private purchase          company's assets and where:
                                  exemption, which permits
                                  acquisitions of any number of       (a) a person acquires the control
                                  securities in private           (as determined by French company law)
                                  agreements with not more than   of this other company; or
                                  5 persons or companies if the
                                  value of the consideration          (b) a group of persons acting in
                                  does not exceed 115% of the     concert holds more than 50% of the
                                  market price of the class of    capital or of the voting rights of this
                                  securities; and                 other company without any of these
                                                                  persons continuing to hold the control
                                  - normal course purchases in    individually.
                                  any 12-month period through
                                  the facilities of a stock       French stock exchange regulations
                                  exchange of up to 5% of the     provide certain exemptions to the
                                  class of securities             obligation to make such mandatory
                                  outstanding at the              offer, which could be allowed by the
                                  commencement of such period at  CMF.
                                  prices not in excess of the
                                  market price.                   The bid must, subject to certain
                                                                  exceptions, remain open for a period of
                                  Under the Canada Business       25 trading days.
                                  Corporations Act, if within
                                  120 days of a take-over bid     Under applicable French stock market
                                  the holders of 90% of the       regulations, a shareholder who comes to
                                  shares of any class, excluding  hold, alone or in concert, at least 95%
                                  shares held by or on behalf of  of the total share capital and voting
                                  the offeror, accept the         rights of a
                                  take-over bid of that offeror,
                                  the offeror is entitled to
                                  acquire the remaining shares
                                  of that class. The holders of
                                  the shares not tendered to the
                                  take-over bid may elect to
                                  transfer the shares to the
                                  offeror on the terms of the
                                  take-over bid or to demand
                                  payment of the fair

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  value of those shares.          listed company may initiate a
                                                                  withdrawal offer (offre publique de
                                  The securities laws and         retrait), or buy-out, which could be
                                  policies of certain Canadian    followed by a compulsory acquisition or
                                  provinces regulate take-over    squeeze out (retrait obligatoire) of
                                  bids and related transactions   the remaining minority shareholders. In
                                  involving Canadian public       the case of one majority shareholder
                                  companies, including bids for   holding 95% of the total share capital
                                  securities of a corporation by  and voting rights, any holder of voting
                                  its insiders, bids by a         equity securities who does not belong
                                  corporation to acquire its own  to the majority group can also apply to
                                  securities and going private    the CMF to require the majority
                                  transactions in which the       shareholder or group of shareholders to
                                  interests of shareholders       file a withdrawal offer, and to thus
                                  would be terminated in certain  offer to acquire the shares of the
                                  circumstances, such as a        minority.
                                  compulsory acquisition of
                                  shares described in the
                                  preceding paragraph. Depending
                                  on the circumstances, these
                                  laws and policies seek to
                                  enhance minority shareholder
                                  protections by providing for
                                  such things as independent
                                  valuations, approval by a
                                  majority of the minority
                                  shareholders concerned and
                                  enhanced disclosure, and by
                                  recommending the use of
                                  independent directors to
                                  review such matters.
 --------------------------------------------------------------------------------------------------------
 Shareholder Rights Plan          Each of the Alcan Common        Pechiney does not have a shareholder
                                  Shares carries one right to     rights plan.
                                  purchase additional common
                                  shares pursuant to the
                                  Company's Shareholder Rights
                                  Plan. The terms of the rights
                                  are contained in the
                                  Shareholders Rights Agreement,
                                  which is governed by the laws
                                  of Ontario and Canada. The
                                  rights expire in 2008, subject
                                  to re-confirmation at the
                                  Annual Meeting of Shareholders
                                  in 2005.
                                  The rights under the rights
                                  plan are not currently
                                  exercisable, nor may they be
                                  separated from the Alcan
                                  Common Shares. Subject to
                                  specified exceptions and
                                  qualifications, on the tenth
                                  business day after the first
                                  to occur of:
                                  - the acquisition by a person
                                  or group of affiliated or
                                    associated persons of
                                    beneficial ownership of 20%
                                    or more of Alcan's
                                    outstanding voting shares;
                                    or
                                  - a bid to acquire 20% or more
                                  of Alcan's outstanding voting
                                    shares,
                                  holders of rights, with the
                                  exception of the acquiring or
                                  bidding party, will be
                                  entitled to

                                              ALCAN                              PECHINEY
 --------------------------------------------------------------------------------------------------------
                                  purchase from Alcan, upon
                                  payment of the exercise price
                                  (currently $200.00), the
                                  number of Alcan Common Shares
                                  that can be purchased for
                                  double the exercise price,
                                  based on the market value of
                                  the Alcan Common Shares at the
                                  time the rights become
                                  exercisable. At and after such
                                  time the rights will also be
                                  transferable separately from
                                  the Alcan Common Shares. The
                                  exercise price mentioned above
                                  is subject to adjustment
                                  according to the terms of the
                                  rights plan to account for,
                                  among other things,
                                  adjustments to the Alcan
                                  Common Shares such as stock
                                  splits, stock dividends and
                                  distributions to shareholders.
                                  The rights agreement has a
                                  permitted bid feature which
                                  allows a take-over bid to
                                  proceed without the rights
                                  becoming exercisable, provided
                                  that the bid meets specified
                                  minimum specified standards of
                                  fairness and disclosure, even
                                  if the board of directors of
                                  Alcan does not support the
                                  bid.
                                  The rights may be redeemed by
                                  the board of directors of
                                  Alcan prior to the expiration
                                  or reauthorization of the
                                  rights agreement, with the
                                  prior consent of the holders
                                  of rights or Alcan Common
                                  Shares, for $0.01 per right.
                                  In addition, under specified
                                  conditions, the board of
                                  directors of Alcan may waive
                                  the application of the rights
                                  agreement for particular share
                                  acquisitions or take-over
                                  bids, and in that event the
                                  board of directors of Alcan
                                  will be deemed to have elected
                                  to redeem the rights at $0.01
                                  per right.

                    ALCAN'S DIRECTORS AND EXECUTIVE OFFICERS

      INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF ALCAN AND PECHINEY

ALCAN

Based on the number of Alcan Common Shares issued and outstanding on June 30, 2003, the directors and officers of Alcan, individually and the group as a whole, held less than one percent of the issued and outstanding Alcan Common Shares.

PECHINEY

Pechiney's 2002 20-F states that, as of December 31, 2002, none of Pechiney's directors and executive officers held Pechiney securities that, combined with options to purchase Pechiney Common Shares they held, would have entitled them to beneficially own one percent or more of any class of Pechiney securities

   ADDITIONAL INFORMATION REGARDING ALCAN'S DIRECTORS AND EXECUTIVE OFFICERS

Each of the Directors of Alcan is a citizen of Canada, except for Mr. Travis Engen and Mr. William R. Loomis, Jr., who are citizens of the United States of America, and Mr. Ronald Berger and Mr. Gerhard Schulmeyer, who are citizens of the Federal Republic of Germany.

Each of the Executive Officers of Alcan is a citizen of Canada, except for Mr. Travis Engen, Mr. Richard B. Evans, Mr. Brian W. Sturgell, Ms. Cynthia Carroll, Ms. Martha Finn Brooks and Mr. Thomas J. Harrington, who are citizens of the United States of America, Mr. Christopher Bark-Jones, who is a citizen of the United Kingdom, Mr. Kurt Wolfensberger, who is a citizen of Switzerland, and Mr. Armin Weinhold, who is a citizen of the Federal Republic of Germany.

                         MARKET PRICE AND DIVIDEND DATA

                                 MARKET PRICES

ALCAN

The principal trading markets for Alcan Common Shares are the New York Stock Exchange and The Toronto Stock Exchange. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Alcan shares on the New York Stock Exchange and The Toronto Stock Exchange.

                                                 NEW YORK STOCK        TORONTO STOCK
                                                 EXCHANGE PRICE     EXCHANGE PRICE PER
                                                PER ALCAN SHARE         ALCAN SHARE
                                                ----------------    -------------------
                                                HIGH        LOW       HIGH       LOW
                                                -----      -----    --------   --------
                                                (USD)      (USD)    (CAN $)    (CAN $)
2001
First Quarter.................................  39.86      33.00     61.76      49.45
Second Quarter................................  48.50      35.50     73.70      56.37
Third Quarter.................................  43.76      28.95     67.50      45.50
Fourth Quarter................................  37.56      28.94     59.25      46.95
2002
First Quarter.................................  41.78      34.53     65.73      55.60
Second Quarter................................  40.00      35.27     62.95      53.61
Third Quarter.................................  37.04      23.87     56.11      37.76
Fourth Quarter................................  32.05      23.39     50.10      37.25
2003
First Quarter.................................  31.97      26.45     49.29      39.08
Second Quarter................................  32.74      27.48     44.21      39.75
Third Quarter (through July 4, 2003)..........  31.58      31.27     42.30      42.10

PECHINEY

Pechiney Common Shares are listed for trading on the Premier Marche of Euronext Paris under the ISIN code FR0000132904. Pechiney ADSs are listed on the New York Stock Exchange. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Pechiney Common Shares on the Premier Marche of Euronext Paris and of the Pechiney ADSs on the New York Stock Exchange.

                                              PRICE PER PECHINEY      PRICE PER PECHINEY
                                                 COMMON SHARE                ADSS
                                              ------------------      ------------------
                                               HIGH        LOW         HIGH        LOW
                                              ------      ------      ------      ------
                                              (EURO)      (EURO)      (USD)       (USD)
2001
First Quarter...............................  57.30       43.50       26.30       19.70
Second Quarter..............................  68.60       45.22       30.00       20.35
Third Quarter...............................  63.40       30.04       26.80       16.05
Fourth Quarter..............................  59.40       40.35       26.05       18.65
2002
First Quarter...............................  63.80       57.05       28.13       25.25
Second Quarter..............................  61.85       45.20       27.75       22.65
Third Quarter...............................  48.93       26.90       24.10       13.58
Fourth Quarter..............................  39.60       24.50       19.50       12.17
2003
First Quarter...............................  34.30       20.37       18.00       13.95
Second Quarter..............................  32.21       22.10       18.00       12.30
Third Quarter (through July 4, 2003)........  34.70       30.01       19.27       17.60

Pechiney OCEANEs are listed for trading on the Premier Marche of Euronext Paris under the ISIN code FR0000188401. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Pechiney OCEANEs on Euronext Paris.

                                                                 PRICE PER
                                                              PECHINEY OCEANE
                                                              ---------------
                                                               HIGH     LOW
                                                              ------   ------
                                                              (EURO)   (EURO)
                                                              ------   ------
2002
Second Quarter (beginning April 4, 2002)....................  76.30    71.00
Third Quarter...............................................  72.00    63.00
Fourth Quarter..............................................  75.00    66.55
2003
First Quarter...............................................  75.85    69.00
Second Quarter..............................................  72.00    71.25
Third Quarter (through July 4, 2003)........................  76.00    74.20

Pechiney Bonus Allocation Rights are listed for trading on the Premier Marche of Euronext Paris under the ISIN code FR0000951634. The table below sets forth, for the periods indicated, the reported high and low quoted prices of the Pechiney Bonus Allocation Rights on the Euronext Paris.

                                                                  PRICE PER
                                                               PECHINEY BONUS
                                                              ALLOCATION RIGHT
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
                                                              (EURO)    (EURO)
2003
Second Quarter (beginning June 3, 2003).....................   3.44      2.22
Third Quarter (through July 4, 2003)........................   3.79      2.86

                                   DIVIDENDS

ALCAN. The following table sets forth the aggregate amounts of dividends paid on each Alcan Common Share in respect of the three-month period ended March 31, 2003 and each of the five fiscal years ended December 31, 2002.

                                                               U.S. DOLLARS PER
                                                              ALCAN COMMON SHARE
                                                              ------------------
Three-month period ended March 31, 2003.....................         0.15
Year ended December 31,
  2002......................................................         0.60
  2001......................................................         0.60
  2000......................................................         0.60
  1999......................................................         0.60
  1998......................................................         0.60

PECHINEY. The following table sets forth the amounts of dividends paid on each Pechiney Common Share and the U.S. dollar equivalent of the amount of dividends paid on each Pechiney ADS for each of the five fiscal years ended December 31, 2002.

                                                        EURO PER PECHINEY   U.S. DOLLARS PER
                                                          COMMON SHARE      PECHINEY ADS(1)
                                                        -----------------   ----------------
                                                        (EXCEPT AS NOTED)
Year ended December 31,
  2002................................................        1.00                0.52
  2001................................................        1.00                0.45
  2000................................................        1.00                0.47
  1999................................................        0.81                0.41
  1998................................................        0.80                0.47

---------------

(1) Translations of euro amounts into U.S. dollars were made at the Federal Reserve Bank of New York noon buying rate on the last trading day of the respective years.

                           VALIDITY OF THE SECURITIES

The validity of the Alcan Common Shares to be issued pursuant to the offer will be passed upon by Roy Millington, Alcan's Corporate Secretary. Certain Canadian tax consequences of the offer will be passed upon for Alcan by Hugh Berwick, Alcan's senior tax counsel. Certain U.S. tax consequences of the offer will be passed upon for Alcan by Sullivan & Cromwell LLP.

                                    EXPERTS

The consolidated financial statements incorporated into this document by reference to Alcan's Annual Report on Form 10-K for the year ending December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (Montreal, Canada), independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pechiney as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated in this prospectus by reference to Pechiney's Annual Report on Form 20-F for the year ending December 31, 2002 contain the audit report issued by Pechiney's independent auditors. Although we have requested their consent, Pechiney's independent auditors have not yet consented to the use of their report in this prospectus and may not consent to such request.

                   ADDITIONAL INFORMATION FOR SECURITYHOLDERS

                      WHERE YOU CAN FIND MORE INFORMATION

Alcan files annual, quarterly and special reports and other information with the Securities and Exchange Commission. Pechiney files annual and special reports and certain other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at the URL http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Pechiney ADSs and Alcan Common Shares are listed on the New York Stock Exchange and, consequently, the periodic reports, proxy statements and other information filed by Pechiney and Alcan with the SEC can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Alcan has filed with the SEC a registration statement on Form S-4 to register the Alcan Common Shares that holders of Pechiney securities will receive following completion and acceptance of the offers. This prospectus does not contain all the information set forth in the registration statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus. Information furnished under Item 9 or Item 12 of our current reports on Form 8-K is not incorporated by reference in this prospectus and Registration Statement. We furnished information under Item 12 of our current report on Form 8-K filed on April 16, 2003. This prospectus incorporates by reference the documents set forth below that Alcan and Pechiney have previously filed with the SEC. These documents contain important information about Alcan and Pechiney and their financial condition.

ALCAN SEC FILINGS (FILE NO. 1-3677)                                PERIOD
-----------------------------------                                ------
Annual Report on Form 10-K, including:          Year ended December 31, 2002
     - those portions of Alcan's Annual
       Report for the year ended December 31,
       2002, and
     - those portions of Alcan's Management
       Proxy Circular for the annual meeting
       of shareholders held on April 24,
       2003,
that are expressly incorporated by reference
in the Annual Report on Form 10-K
Quarterly Reports on Form 10-Q                  Quarter ended March 31, 2003
Current Reports on Form 8-K                     Filed on January 21, 2003 and May 2, 2003.

PECHINEY SEC FILINGS (FILE NO. 1-14110)                            PERIOD
---------------------------------------                            ------
Annual Report on Form 20-F                      Year ended December 31, 2002
Reports of Foreign Private Issuer on Form 6-K   Filed on April 30, 2003.

We also incorporate by reference into this prospectus additional documents that may be filed with the SEC by Alcan or Pechiney after the date of this prospectus until the expiration of the U.S. offer.

You may obtain copies of any of the documents incorporated by reference into this prospectus through Alcan or the SEC. Alcan makes available free of charge through its Internet site, accessible at the URL http://www.alcan.com, all of Alcan's reports and other information filed with or furnished to the SEC by means of a hyperlink to the SEC's EDGAR database of electronic filings. Alcan also posts on its Internet site annual and quarterly reports filed with the SEC as soon as reasonably practicable after the reports are electronically filed with the SEC.

You may also obtain documents incorporated by reference into this prospectus at no costs by requesting them in writing or by telephone at the following address:

Alcan
1188 Sherbrooke Street West
Montreal, Quebec, Canada H3A 3G2
Attn: Secretary
Tel.: 514-848-8000.

If you would like to receive documents before the expiration of the U.S. offer,
please make your request no later than       , 2003, five business days before
the expiration date of the offers.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS TO DECIDE WHETHER TO PARTICIPATE IN THE U.S. OFFER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT WHICH IS CONTAINED IN, OR INCORPORATED BY REFERENCE INTO,
THIS PROSPECTUS. THIS PROSPECTUS IS DATED       . YOU SHOULD NOT ASSUME THAT THE
INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ALCAN COMMON SHARES IN THE OFFERS SHALL CREATE ANY IMPLICATIONS TO THE CONTRARY.

                           EXCHANGE RATE INFORMATION

The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar and the euro. The average rates presented in these tables were calculated by using the average of the exchange rates on the last day of each month during the relevant period. This information is provided solely for your information, and we do not represent that euros could be converted into U.S. dollars at these rates or at any other rate. These rates are not the rates used by Alcan or Pechiney in the preparation of their respective consolidated financial statements incorporated by reference into this prospectus.

The data provided in the following table is expressed in U.S. dollars per euro and is based on noon buying rates published by the Federal Reserve Bank of New York for the euro. On July 3, 2003, the exchange rate between the U.S. dollar and the euro expressed in U.S. dollar per euro was E1.00 = $1.1503. The data provided in the following table for the period prior to January 1999 is based on noon buying rates for the French franc converted into the euro at the fixed rate established by the European Council of Ministers of FF 6.55957 = E1.00.

YEAR ENDED DECEMBER 31,                            HIGH     LOW     AVERAGE   PERIOD END
-----------------------                           ------   ------   -------   ----------
1998...........................................      N/A      N/A      N/A      1.1739
1999...........................................   1.1812   1.0016   1.0653      1.0070
2000...........................................   1.0335   0.8270   0.9232      0.9388
2001...........................................   0.9535   0.8730   0.8952      0.8901
2002...........................................   1.0485   0.8594   0.9454      1.0485
2003 (through July 3, 2003)....................   1.1870   1.0361   1.1064      1.1503

MONTHS IN 2002 AND 2003                            HIGH     LOW
-----------------------                           ------   ------
November........................................  1.0139   0.9895
December........................................  1.0485   0.9927
January.........................................  1.0861   1.0361
February........................................  1.0875   1.7080
March...........................................  1.1062   1.0545
April...........................................  1.1180   1.0621
May.............................................  1.1853   1.1200
June............................................  1.1870   1.1423
July (through July 3, 2003).....................  1.1580   1.1503

                             SERVICE OF PROCESS AND
         ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Alcan is a Canadian corporation. Most of Alcan's directors and officers, as well as certain experts named in this prospectus, are not citizens or residents of the United States and all or a substantial part of the assets of these individuals may be located outside the United States. Also, a large part of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these individuals or to realize against them or Alcan within the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act of 1933. Roy Millington, our Corporate Secretary, has advised us, however, that the civil liability provisions of that Act may be enforced in original actions taken in the Province of Quebec against us or any such individual, but judgments of United States courts predicated on such provisions will not be enforceable in the Province of Quebec unless they meet the requirements for the recognition and enforcement of foreign judgments under the Civil Code of Quebec.

                       WHO CAN HELP ANSWER MY QUESTIONS?

If you have more questions about this offer, you should contact the information agent at the address or telephone numbers set forth in the inside front cover of this prospectus under "Information Incorporated by Reference."

Additional copies of this prospectus, the letter of transmittal and the form of acceptance may be obtained from the information agent, brokers, dealers, commercial banks or trust companies.

TO OBTAIN TIMELY DELIVERY OF THESE DOCUMENTS, YOU MUST REQUEST THEM NO LATER
THAN       , 2003.

                                  (ALCAN LOGO)

                                     ALCAN

                             The exchange agent is:

  BY MAIL:   BY OVERNIGHT COURIER:  BY FACSIMILE:

                           The information agent is:

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Canada Business Corporations Act (the "Act"), the governing act to which Alcan Inc. (the "Corporation") is subject, provides that,

     (1) a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

     (2) a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he or she does not fulfill the conditions of paragraph (3).

     (3) a corporation may not indemnify an individual under paragraph (1) unless the individual

        (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

     (4) A corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

     (5) Despite paragraph (1), an individual referred to in paragraph (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in paragraph
     (1), if the individual seeking indemnity:

        (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

        (b) fulfils the conditions set out in paragraph (3).

The Directors' Standing Resolution pertaining to indemnification of Directors and Officers of the Corporation represents, in general terms, the extent to which directors and officers may be indemnified by the Corporation under the Act. This resolution provides as follows:

"17. INDEMNITY (1) Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability.

(2) ADVANCE OF COSTS -- The Corporation shall advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) LIMITATION -- The Corporation may not indemnify an individual under subsection (1) unless the individual

     (a) acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

The Corporation also has an insurance policy covering Directors and Officers of the Corporation and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Corporation or its subsidiaries.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES.

(a) The following Exhibits are filed herewith unless otherwise indicated:

                                 EXHIBIT INDEX

                                                                              PAGINATION BY
                                                                               SEQUENTIAL
EXHIBIT                                                                         NUMBERING
NUMBER                                  DESCRIPTION                              SYSTEM
-------                                 -----------                           -------------
  3.1           Restated Articles of Incorporation, dated as of September
                12, 2002 (incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of Alcan for the quarter ended September 30, 2002 (File No. 1-3677)).................
  3.2           By-law No. 1A (incorporated herein by reference to Exhibit
                3.5 to the Annual Report on Form 10-K of Alcan for the
                fiscal year ended December 31, 1987 (File No. 1-3677))......
  4             Shareholder Rights Agreement, dated as of December 14, 1989, as amended and restated as of April 22, 1999, between Alcan
                Aluminum Limited and CIBC Mellon Trust Company, as rights
                agent (incorporated herein by reference to Schedule B of the
                Management Proxy Circular filed as Exhibit 99 to the Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1998 (File No. 1-3677)).....................................
  5             Opinion of Roy Millington regarding validity of securities being registered.*..........................................
  8.1           Opinion of Sullivan & Cromwell LLP regarding United States and French tax consequences of the offer.*..................
  8.2           Opinion of Hugh Berwick regarding Canadian tax consequences of the offer.*..............................................
 21             List of Subsidiaries of Alcan (incorporated herein by
                reference to Exhibit 21 to the Annual Report on Form 10-K
                for the fiscal year ended December 31, 2002 (File No.
                1-3677))....................................................
 23.1           Consent of PricewaterhouseCoopers LLP as auditors of the
                financial statements of Alcan...............................
 23.2           Consent of Roy Millington (included in the opinion filed as
                Exhibit 5 to this registration statement)...................
 23.3           Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)........
 23.4           Consent of Hugh Berwick (included in the opinion filed as
                Exhibit 8.2 to this registration statement).................
 24.1           Powers of Attorney of Directors of Alcan Inc. signing by an attorney-in-fact............................................
 24.2           Power of Attorney of the authorized representative in the
                United States of America of Alcan Inc. signing by an
                attorney-in-fact............................................
 99.1           Form of Letter of Transmittal.*.............................
 99.2           Form of Notice of Guaranteed Delivery.*.....................
 99.3           Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                Companies and Other Nominees.*..............................
 99.4           Form of Letter to Clients for Use by Brokers, Dealers,
                Commercial Banks, Trust Companies and Other Nominees.*......
 99.5           Form of Form of Acceptance.*................................

---------------

* To be filed by amendment.

(b) Financial Statement Schedules

Not Applicable.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on July 7, 2003.

                                          Alcan

                                          By: /s/ TRAVIS ENGEN
                                            ------------------------------------
                                          Name: Travis Engen
                                          Title: President and Chief Executive
                                          Office

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 7, 2003:

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----

                 /s/ TRAVIS ENGEN                    President, Chief Executive Office and   July 7, 2003
 ------------------------------------------------        Director (Principal Executive
                   Travis Engen                                    Officer)


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                  Ronald Berger


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
               Clarence J. Chandran


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                L. Denis Desautels


                        *                             Chairman of the Board of Directors     July 7, 2003
 ------------------------------------------------
                 L. Yves Fortier


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
              William R. Loomis, Jr.


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                   J.E. Newall


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                 Guy Saint-Pierre


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                Gerhard Schulmeyer


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                 Paul M. Tellier


                        *                                          Director                  July 7, 2003
 ------------------------------------------------
                  Milton K. Wong

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----


             /s/ GEOFFERY E. MERSZEI                  Executive Vice President and Chief     July 7, 2003
 ------------------------------------------------        Financial Officer (Principal
               Geoffery E. Merszei                            Financial Officer)


             /s/ THOMAS J. HARRINGTON                    Vice President and Controller       July 7, 2003
 ------------------------------------------------       (Principal Accounting Officer)
               Thomas J. Harrington


                        *                              Authorized Representative in the      July 7, 2003
 ------------------------------------------------          United States of America
               William H. Jairrels


 *By:               /s/ ROY MILLINGTON                                                       July 7, 2003
        ------------------------------------------
            Roy Millington as Attorney-in-fact

                                 EXHIBIT INDEX

                                                                         PAGINATION BY
                                                                          SEQUENTIAL
EXHIBIT                                                                    NUMBERING
NUMBER                            DESCRIPTION                               SYSTEM
-------                           -----------                            -------------
     3.1  Restated Articles of Incorporation, dated as of September
          12, 2002 (incorporated herein by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of Alcan for the quarter ended September 30, 2002 (File No. 1-3677)).................
     3.2  By-law No. 1A (incorporated herein by reference to Exhibit
          3.5 to the Annual Report on Form 10-K of Alcan for the
          fiscal year ended December 31, 1987 (File No. 1-3677))......
     4    Shareholder Rights Agreement, dated as of December 14, 1989, as amended and restated as of April 22, 1999, between Alcan
          Aluminum Limited and CIBC Mellon Trust Company, as rights
          agent (incorporated herein by reference to Schedule B of the
          Management Proxy Circular filed as Exhibit 99 to the Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1998 (File No. 1-3677)).....................................
     5    Opinion of Roy Millington regarding validity of securities being registered.*..........................................
     8.1  Opinion of Sullivan & Cromwell LLP regarding United States and French tax consequences of the offer.*..................
     8.2  Opinion of Hugh Berwick regarding Canadian tax consequences of the offer.*..............................................
    21    List of Subsidiaries of Alcan (incorporated herein by
          reference to Exhibit 21 to the Annual Report on Form 10-K
          for the fiscal year ended December 31, 2002 (File No.
          1-3677))....................................................
    23.1  Consent of PricewaterhouseCoopers LLP as auditors of the financial statements of Alcan...............................
    23.2  Consent of Roy Millington (included in the opinion filed as
          Exhibit 5 to this registration statement)...................
    23.3  Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 8.1 to this registration statement)........
    23.4  Consent of Hugh Berwick (included in the opinion filed as
          Exhibit 8.2 to this registration statement).................
    24.1  Powers of Attorney of Directors of Alcan Inc. signing by an attorney-in-fact............................................
    24.2  Power of Attorney of the authorized representative in the
          United States of America of Alcan Inc. signing by an
          attorney-in-fact............................................
    99.1  Form of Letter of Transmittal.*.............................
    99.2  Form of Notice of Guaranteed Delivery.*.....................
    99.3  Form of Letter to Brokers, Dealers, Commercial Banks, Trust
          Companies and Other Nominees.*..............................
    99.4  Form of Letter to Clients for Use by Brokers, Dealers,
          Commercial Banks, Trust Companies and Other Nominees.*......
    99.5  Form of Form of Acceptance.*................................

---------------

* To be filed by amendment.

                                       E-1